UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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REVA Medical, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October    , 2014

Dear Stockholders:

We cordially invite you to attend a special meeting of the stockholders of REVA Medical, Inc. or the “Special Meeting.”  The meeting will be held October 31, 2014, at 10:30 a.m., Australian Eastern Daylight Time (which is 4:30 p.m. October 30, 2014 U.S. Pacific Daylight Time), at the AGL Theatre in the Museum of Sydney, located at the corner of Phillip and Bridge Streets, Sydney, NSW 2000, Australia.

As previously reported, we have been placing significant effort into completing a financing during 2014 to provide adequate capital resources to allow us to obtain data from our clinical trials and apply for the CE Marking of our Fantom product.  In connection therewith, we have entered into a Convertible Note Deed (the “Deed”) with Goldman Sachs International (“Goldman”) and Senrigan Master Fund (“Senrigan”) pursuant to which we agreed to issue, subject to the receipt of stockholder approval, (a) 250 convertible notes with an aggregate principal amount of US$25,000,000 and (b) 35,000 options for each convertible note purchased by such investors. Each option will entitle its holder to subscribe for one share of our common stock, or a total of 8,750,000 shares of the Company upon full exercise of all options. In exchange for the issue of the convertible notes and the options, the Company will receive aggregate proceeds of US$25,000,000, before deducting fees and expenses.  The options are exercisable for A$2.50 per share if exercised prior to the completion of full enrollment of the CE Mark clinical trial for our Fantom product or A$3.00 per share if exercised following completion of full CE Mark clinical trial enrollment. Full exercise of the options at an exercise price of A$3.00 per share (assuming exercise following completion of full CE Mark clinical trial enrollment) would generate an additional A$26,250,000 in proceeds, before deducting fees and expenses.

Our securities are listed in the form of CHESS Depository Interests (“CDIs”) on, and we are subject to the listing rules of, the Australian Securities Exchange (“ASX”).  ASX Listing Rule 7.1 broadly provides, subject to certain exceptions, that stockholder approval is required for the issuance of our securities where the securities proposed to be issued would represent more than 15% of our ordinary securities on issue 12 months prior to the date of issue of such securities.  As the shares of common stock (represented by CDIs) which may be issued on conversion of the notes and on exercise of the options to be issued under the Deed would exceed the number of securities which can be issued pursuant to ASX Listing Rule 7.1 without obtaining stockholder approval, at the Special Meeting, stockholders will be asked to consider and vote on proposals to approve the proposed issue of convertible notes and options to Goldman and Senrigan, each as more fully described in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement.  Our board of directors unanimously recommends that our stockholders vote “FOR” each of these proposals.

All stockholders are invited to attend the Special Meeting in person. Whether or not you expect to attend the Special Meeting, you are urged to submit your proxy or CDI Voting Instruction Form as soon as possible so that your shares can be voted at the Special Meeting in accordance with your instructions. Telephone and Internet voting are available.  For specific instructions on voting, please refer to the instructions on the proxy card or the CDI Voting Instruction Form. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

We look forward to seeing you at our Special Meeting.

Very Truly Yours,

/s/ Robert B. Stockman

Robert B. Stockman
Chairman of the Board
Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held October 31, 2014 (Australian Eastern Daylight Time)

October 30, 2014 (U.S. Pacific Daylight Time)

Notice is hereby given that a Special Meeting of stockholders of REVA Medical, Inc. (“REVA” or the “Company”) will be held on October 31, 2014, at 10:30 a.m., Australian Eastern Daylight Time (which is 4:30 p.m. October 30, 2014 U.S. Pacific Daylight Time), at the AGL Theatre in the Museum of Sydney, located at the corner of Phillip and Bridge Streets, Sydney, NSW 2000, Australia, for the following purposes:

1.         For the purposes of the Australian Securities Exchange (“ASX”) Listing Rule 7.1 and for all other purposes, for stockholders to approve the issuance of 250 Convertible Notes (the “Notes”), each with a face value of US$100,000, pursuant to the terms of the Convertible Note Deed, dated September 25, 2014 (the “Deed”), entered into by and among the Company and Goldman Sachs International and Senrigan Master Fund (the “Noteholders”);

2.         For the purposes of ASX Listing Rule 7.1 and for all other purposes, for stockholders to approve the issuance of 8,750,000 options, each of which entitles the holder thereof to subscribe for one share of our common stock (the “Options”), to the Noteholders pursuant to the terms of the Deed; and

3.         To approve an adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of Proposals 1 and 2.

References to US dollars herein are indicated by US$ and references to Australian dollars are indicated by A$.

Certain voting exclusions pursuant to the ASX Listing Rules apply in respect of proposals 1 and 2.  These voting exclusions are set out in the Company’s Proxy Statement for the Special Meeting.

Our board of directors recommends that eligible stockholders vote FOR each of the proposals. You are entitled to vote only if you were a REVA stockholder as of 12:30 p.m. on September 28, 2014 Australia Eastern Standard Time (which was 7:30 p.m. on September 27, 2014 U.S. Pacific Daylight Time), the Record Date for the Special Meeting. This means that owners of common stock as of that date are entitled to vote at the Special Meeting and any adjournments or postponements of the meeting. Holders of CHESS Depositary Interests (“CDIs”) as of the close of business on the Record Date are entitled to receive notice of and to attend the meeting or any adjournment or postponement of the meeting and may instruct our CDI Depositary, CHESS Depositary Nominees Pty Ltd, (“CDN”), to vote the shares underlying their CDIs by following the instructions on the CDI Voting Instruction Form or by voting online at www.investorvote.com.au. Doing so permits CDI holders to instruct CDN to vote on behalf of the CDI holders at the meeting in accordance with the instructions received via the CDI Voting Instruction Form or online. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 5751 Copley Drive, San Diego, California 92111, U.S.A.

Included with this Notice is the Company’s Proxy Statement for the Special Meeting.  The Proxy Statement that accompanies and forms part of this notice of meeting provides information in relation to each of the matters to be considered. This notice of meeting and the Proxy Statement should be read in their entirety. If stockholders are in doubt as to how they should vote, they should seek advice from their legal counsel, accountant, solicitor, or other professional advisor prior to voting.

By order of the Board of Directors:

/s/ Katrina L. Thompson

Katrina L. Thompson
Chief Financial Officer and Secretary

IMPORTANT:  To ensure that your shares are represented at the meeting, please vote (or, for CDI holders, direct CDN to vote) your shares via the Internet, by telephone, or by marking, signing, dating, and returning a proxy card or CDI Voting Instruction Form to the address specified. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares, except that CDI holders may only instruct CDN to vote on their behalf by completing and signing the CDI Voting Instruction Form or voting online at www.investorvote.com.au and may not vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AT 10:30 A.M. AUSTRALIAN EASTERN Daylight TIME ON OCTOBER 31, 2014 (which is 4:30 p.m. on October 30, 2014 U.S. Pacific Daylight Time):

This Proxy Statement is available at www.envisionreports.com/RVA.

2

PAGE

GENERAL INFORMATION

PROPOSAL 1 — APPROVAL OF THE ISSUANCE OF THE NOTES TO THE NOTEHOLDERS PURSUANT TO THE DEED	8

PROPOSAL 2 — APPROVAL OF THE ISSUANCE OF THE OPTIONS TO THE NOTEHOLDERS PURSUANT TO THE DEED	13

PROPOSAL 3 — APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO PERMIT SOLICITATION OF ADDITIONAL PROXIES IN FAVOR OF PROPOSALS 1 AND 2	16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17

ADDITIONAL INFORMATION	19

OTHER BUSINESS

ANNEX A – CONVERTIBLE NOTE DEED

ANNEX B - SUMMARY OF CERTAIN KEY TERMS OF THE NOTES	B-1

ANNEX C - SUMMARY OF CERTAIN KEY TERMS OF THE OPTIONS	C-1

ANNEX D – FINANCIAL INFORMATION	D-1

i

REVA MEDICAL, INC.
5751 Copley Drive

San Diego, California 92111, U.S.A.

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS
OCTOBER 31, 2014 (AUSTRALIAN EASTERN DAYLIGHT TIME)

OCTOBER 30, 2014 (U.S. PACIFIC DAYLIGHT TIME)

This Proxy Statement, along with a proxy card and CDI Voting Instruction Form,

is being made available to our stockholders on or about October     , 2014

GENERAL INFORMATION

Why am I receiving these materials?

We have made these proxy materials available to you in connection with the solicitation by the Board of Directors (the “Board”) of REVA Medical, Inc. (the “Company” or “REVA”) of proxies to be voted at the special meeting of stockholders (the “Special Meeting”) to be held on October 31 2014, at 10:30 a.m., Australian Eastern Daylight Time (which is 4:30 p.m. on October 30, 2014 U.S. Pacific Daylight Time), at the AGL Theatre in the Museum of Sydney, located at the corner of Phillip and Bridge Streets, Sydney, NSW 2000, Australia, and at any postponements or adjournments of the Special Meeting. If you held shares of our common stock as of 12:30 p.m. on September 28, 2014 Australian Eastern Standard Time (which was 7:30 p.m. on September 27, 2014 U.S. Pacific Daylight Time), the Record Date for the Special Meeting, you are invited to attend the Special Meeting and vote on the proposals described below under the heading “On what proposals am I voting?” Those persons holding CHESS Depositary Interests (“CDIs”) are entitled to receive notice of and to attend the Special Meeting and may instruct CHESS Depositary Nominees Pty Ltd. (“CDN”) to vote at the Special Meeting by following the instructions on the CDI Voting Instruction Form or by voting online at www.investorvote.com.au.

On what proposals am I voting?

There are 3 proposals scheduled to be voted on at the Special Meeting:

•             For the purposes of the Australian Securities Exchange (“ASX”) Listing Rule 7.1 and for all other purposes, for stockholders to approve the issuance of 250 Convertible Notes (the “Notes”), each with a face value of US$100,000, pursuant to the terms of the Convertible Note Deed, dated September 26, 2014 (the “Deed”), entered into by and among the Company and Goldman Sachs International and Senrigan Master Fund (the “Noteholders”);

•             For the purposes of ASX Listing Rule 7.1 and for all other purposes, for stockholders to approve the issuance of 8,750,000 options, each of which entitles the holder thereof to subscribe for one share of our common stock (the “Options”), to the Noteholders pursuant to the terms of the Deed; and

•             Approval of an adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the above proposals.

Why is stockholder approval necessary for the issuance of the Notes and the Options?

Our securities are listed for sale on the ASX in the form of CDIs, each CDI representing one-tenth of a share of our common stock, and we are subject to the ASX rules and regulations. ASX Listing Rule 7.1 prohibits, subject to certain exceptions, a company from issuing or agreeing to issue securities that would represent more than 15% of the company’s ordinary securities on issue 12 months prior to the date of issue (or agreement to issue) of such securities, without prior approval of a company’s shareholders.

We are proposing to issue one share of our common stock (equivalent to 10 CDIs) upon conversion of each A$2.50 of the Notes (with the maximum number of shares of our common stock which may be issued on conversion of the Notes at the initial conversion price being approximately 11,340,000 shares (equivalent to 113,400,000 CDIs) based on the exchange rate in effect as of September 25, 2014), subject to any adjustment of the conversion price as further described in the Deed, and up to an aggregate total of 8,750,000 shares of our common stock (equivalent to 87,500,000 CDIs) upon full exercise of the Options issued to the Noteholders, which together represent more than 15% of both the voting power and number of shares of our common stock (or CDI equivalents) on issue before the issuance of the Notes and Options. Accordingly, at the Special Meeting, stockholders will be asked to consider and vote on each of the proposals to approve the issue of the Notes and Options to the Noteholders.

Following receipt of stockholder approval for the issue of the Notes and Options, such securities will be excluded from the calculation of the number of securities that can be issued by the Company in the 12 month period following the date of issuance of the Notes and Options under ASX Listing Rule 7.1, therefore providing the Company with flexibility to issue further securities in the next 12 months, if the Board determines that it is in the interests of the Company and its stockholders to do so.

What will be the consequences to the Company if stockholder approval of the Proposals is not obtained?

If our stockholders do not approve Proposals 1 and 2, we will be unable to complete the financing transaction, which in turn means that we will not be able to complete the CE Mark clinical trial of our Fantom product unless we are able to obtain alternative financing, which may not be available to us on as favorable terms, or at all, and we may be forced to consider a possible wind up or dissolution of our business.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares or direct CDN to vote your CDIs:

•            “FOR” the approval of the issuance of the Notes to the Noteholders.

•            “FOR” the approval of the issuance of the Options to the Noteholders.

•            “FOR” the approval of an adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the above proposals.

Why is our board of directors recommending approval of each of the Proposals?

Stockholder approval of each of Proposals 1 and 2 is a condition to the completion of the financing transaction. If stockholder approval of Proposals 1 and 2 is received, and we complete the financing transaction, we expect to have sufficient funding to complete the CE Mark clinical trial of our Fantom product.

Who is entitled to vote at the Special Meeting?

If you were a holder of REVA common stock, either as a stockholder of record or as the beneficial owner of shares held in street name, as of 12:30 p.m. on September 28, 2014 Australian Eastern Standard Time (which was 7:30 p.m. on September 27, 2014 U.S. Pacific Daylight Time), the Record Date for the Special Meeting, you may vote your shares at the Special Meeting. As of the Record Date, there were 33,505,278 shares of our common stock outstanding (equivalent to 335,052,780 CDIs assuming all shares of common stock were converted into CDIs on the Record Date). Each stockholder has one vote for each share of common stock held as of the Record Date. Each CDI holder is entitled to direct CDN to vote one share for every ten (10) CDIs held by such holder. As summarized below, there are some distinctions between shares held of record and those owned beneficially and held in street name.

What does it mean to be a “stockholder of record?”

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. As a stockholder of record, you have the right to grant your voting proxy directly to REVA or to vote in person at the Special Meeting. You may vote by Internet, telephone, or mail, as described below under the heading “How do I vote my shares of REVA common stock?” Holders of CDIs are entitled to receive notice of and to attend the Special Meeting and may direct CDN to vote at the Special Meeting by following the instructions on the CDI Voting Instruction Form or by voting online at www.investorvote.com.au.

What does it mean to beneficially own shares in “street name?”

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, custodian, or other similar organization. If this is the case, proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Special Meeting. If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote (a “broker non-vote”).

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the Special Meeting, you may vote by proxy. You may vote by proxy by Internet or telephone, as described below under the heading “How do I vote my shares of REVA common stock?”

How many shares must be present or represented to conduct business at the Special Meeting?

The quorum requirement for holding the Special Meeting and transacting business is that holders of one-third of the voting power of the issued and outstanding shares of common stock of REVA entitled to vote generally in the election of directors must be present in person or represented by proxy. Abstentions are counted for the purpose of determining the presence of a quorum. As of the Record Date, there were 33,505,278 shares of our common stock outstanding, and each share is entitled to one vote at the Special Meeting.

What is the voting requirement to approve each of the proposals?

Proposal 1 — Approval of the Issuance of the Notes to the Noteholders

The proposal to approve the issuance of the Notes to the Noteholders pursuant to the Deed requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Special Meeting and voting on such proposal. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

Proposal 2 — Approval of the Issuance of the Options to the Noteholders

The proposal to approve the issuance of the Options to the Noteholders pursuant to the Deed requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Special Meeting and voting on such proposal. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

Proposal 3 — Approval of an adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of Proposals 1 and 2

The proposal to approve an adjournment of the Special Meeting, if necessary or appropriate, requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Special Meeting and voting on such proposal. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

Voting exclusion statement:

The Company will disregard any votes cast on each of Proposal 1 and 2 by:

•                  Goldman Sachs International (“Goldman”) and Senrigan Master Fund (“Senrigan”) and any other person who will be issued Notes or Options pursuant to the Deed;

•                  any person who might obtain a benefit if either of Proposal 1 or 2 are passed (except a benefit solely in the capacity of a holder of common stock or CDIs); and

•                  any person associated with any of the above persons.

However, the Company need not disregard a vote if:

•                  it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card; or

•                  it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with a direction on the proxy card to vote as the proxy decides.

How do I vote my shares of REVA common stock?

If you are a stockholder of record, you can vote in the following ways:

•                  By Internet:  by going to www.envisionreports.com/RVA to use the Internet to transmit your voting instructions at any time up until 5:00 p.m. on October 29, 2014 Australian Eastern Daylight Time (which is 11:00 p.m. on October 28, 2014 U.S. Pacific Daylight Time).

•                  By Telephone:  by calling 1-800-652-8683 at any time up until 5:00 p.m. on October 29, 2014 Australian Eastern Daylight Time (which is 11:00 p.m. on October 28, 2014 U.S. Pacific Daylight Time).

•                  By Mail:  by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope. The proxy card must be received prior to the Special Meeting.

If your shares are held through a benefit or compensation plan or in street name, your plan trustee or your bank, broker, or other nominee should give you instructions for voting your shares. In these cases, you may vote by Internet, telephone, or mail by submitting a CDI Voting Instruction Form.

If you satisfy the admission requirements to the Special Meeting, as described below under the heading “How do I attend the Special Meeting?” you may vote your shares in person at the meeting. Even if you plan to attend the Special Meeting, we encourage you to vote in advance by Internet, telephone, or mail so that your vote will be counted in the event you later decide not to attend the Special Meeting. Shares held through a benefit or compensation plan cannot be voted in person at the Special Meeting.

How do I vote if I hold CDIs?

Each CDI holder is entitled to direct CDN to vote one share for every ten (10) CDIs held by such holder. Those persons holding CDIs are entitled to receive notice of and to attend the Special Meeting and any adjournment or postponement thereof, and may direct CDN to vote their underlying shares of common stock at the Special Meeting by voting online at www.investorvote.com.au, or by returning the CDI Voting Instruction Form to Computershare, the agent we designated for the collection and processing of voting instructions from our CDI holders, no later than 10:30 a.m. on October 29, 2014 Australian Eastern Daylight Time (which is 4:30 p.m. on October 28, 2014 U.S. Pacific Daylight Time) in accordance with the instructions on such form. Doing so permits CDI holders to instruct CDN to vote on their behalf in accordance with their written directions.

Alternatively, CDI holders have the following options in order to vote at the Special Meeting:

•            informing REVA that they wish to nominate themselves or another person to be appointed as CDN’s proxy for the purposes of attending and voting at the meeting; or

•            converting their CDIs into a holding of shares of REVA’s common stock and voting these at the meeting (however, if thereafter the former CDI holder wishes to sell their investment on ASX, it would be necessary to convert shares of common stock back into CDIs). This must be done prior to the record date for the meeting.

As holders of CDIs will not appear on REVA’s share register as the legal holders of the shares of common stock, they will not be entitled to vote at our stockholder meetings unless one of the above steps is undertaken.

How do I attend the Special Meeting?

Admission to the Special Meeting is limited to REVA stockholders or holders of CDIs, one member of their respective immediate families, or their named representatives. We reserve the right to limit the number of immediate family members or representatives who may attend the meeting. Stockholders of record, holders of CDIs of record, immediate family member guests, and representatives will be required to present government-issued photo identification (e.g., driver’s license or passport) to gain admission to the Special Meeting.

To register to attend the Special Meeting, please contact REVA Investor Relations as follows:

•            by e-mail at IR@revamedical.com;

•            by phone at (858) 966-3045 in the U.S. or at +61 2 9229 2700 in Australia;

•            by fax to (858) 966-3089; or

•            by mail to Investor Relations at 5751 Copley Drive, San Diego, California 92111, U.S.A.

Please include the following information in your request:

•            your name and complete mailing address;

•            whether you require special assistance at the meeting;

•            if you will be naming a representative to attend the meeting on your behalf, the name, complete mailing address, and telephone number of that individual;

•            proof that you own shares of REVA’s common stock or hold CDIs as of the Record Date (such as a letter from your bank, broker, or other financial institution; a photocopy of a current brokerage, Computershare, or other account statement; or, a photocopy of a holding statement); and,

•            the name of your immediate family member guest, if one will accompany you.

Please be advised that no cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Special Meeting.

What does it mean if I receive more than one set of proxy materials?

It generally means you hold shares registered in multiple accounts. To ensure that all your shares are voted, please submit proxies or voting instructions for all of your shares.

May I change my vote or revoke my proxy?

Yes.

If you are a stockholder of record, you may change your vote or revoke your proxy by:

•             filing a written statement to that effect with our Corporate Secretary at or before the taking of the vote at the Special Meeting;

•             voting again via the Internet or telephone at a later time before the closing of those voting facilities at 5:00 p.m. on October 29, 2014 Australian Eastern Daylight Time (which is 11:00 p.m. on October 28, 2014 U.S. Pacific Daylight Time);

•             submitting a properly signed proxy card with a later date that is received at or prior to the Special Meeting; or

•             attending the Special Meeting, revoking your proxy, and voting in person.

The written statement or subsequent proxy should be delivered to REVA Medical, Inc., 5751 Copley Drive, San Diego, California 92111, U.S.A., Attention:  Corporate Secretary, or hand delivered to the Corporate Secretary, before the taking of the vote at the Special Meeting. If you are a beneficial owner and hold shares through a broker, bank, or other nominee, you may submit new voting instructions by contacting your broker, bank, or other nominee. You may also change your vote or revoke your voting instructions in person at the Special Meeting if you obtain a signed proxy from the record holder (broker, bank, or other nominee) giving you the right to vote the shares.

If you are a holder of CDIs and you direct CDN to vote by completing the CDI Voting Instruction Form, you may revoke those directions by delivering to Computershare, no later than 10:30 a.m. on October 29, 2014 Australian Eastern Daylight Time (which is 4:30 p.m. on October 28, 2014 U.S. Pacific Daylight Time), a written notice of revocation bearing a later date than the CDI Voting Instruction Form previously sent.

Can any other business be conducted at the Special Meeting?

No. Under our Bylaws and Delaware law, the business to be conducted at the Special Meeting will be limited to the purposes stated in the notice to stockholders provided with this proxy statement.

What happens if the Special Meeting is adjourned?

The Special Meeting may be adjourned for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time with the approval of the affirmative vote of the holders of a majority of the outstanding shares, present in person or represented by proxy and entitled to vote at the Special Meeting. Under Delaware law, we are not required to notify stockholders of any adjournments of less than 30 days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. Unless a new record date is fixed, your proxy will still be valid and may be voted at the adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Will representatives of the Company’s independent registered public accounting firm for the current and most recently completed fiscal year be at the meeting?

A representative of Ernst & Young LLP, our independent registered public accounting firm for the current and most recently completed fiscal year, is not expected to be present at the Special Meeting and will therefore be unable to make a statement or respond to questions.

Who will pay for the cost of soliciting proxies?

We will pay the cost of soliciting proxies, including the cost of preparing and mailing proxy materials. Proxies may be solicited on our behalf by directors, officers, or employees (for no additional compensation) in person or by telephone, electronic transmission, and facsimile transmission.

If we hire soliciting agents, we will pay them a reasonable fee for their services. We will not pay directors, officers, or other regular employees any additional compensation for their efforts to supplement our proxy solicitation. We anticipate that banks, brokerage houses, and other custodians, nominees, and fiduciaries may forward soliciting material to the beneficial owners of shares of common stock entitled to vote at the Special Meeting and that we will reimburse those persons for their out-of-pocket expenses incurred in this connection.

PROPOSAL 1 — APPROVAL OF THE ISSUANCE OF THE NOTES TO THE NOTEHOLDERS PURSUANT TO THE DEED

Background

To date, our product development efforts have been funded with a variety of capital received from angel investors, venture capitalists, strategic partners, hedge funds, and the proceeds from our initial public offering (the “IPO”) completed in December 2010. Since our inception, we have received approximately $154.0 million in equity proceeds and $28.5 million from issuance of notes payable (such notes payable were converted to common stock upon our IPO in December 2010). As of June 30, 2014, we had approximately $9.7 million in cash and investments available for operations. We have incurred substantial losses since our inception; as of June 30, 2014, we had accumulated a deficit of approximately $213.6 million. We believe our existing cash and investments at June 30, 2014 will be sufficient to meet our anticipated cash requirements into the first quarter of 2015, but not beyond.

We have been placing significant effort into completing a financing during 2014 to provide adequate capital resources to allow us to obtain data from our clinical trials and apply for the CE Marking of our Fantom product.  In connection therewith, on September 25, 2014, we entered into a Convertible Note Deed (the “Deed”) with Goldman Sachs International (“Goldman”) and Senrigan Master Fund (“Senrigan” and, together with Goldman, the “Noteholders”), pursuant to which we agreed to issue, subject to the receipt of stockholder approval, an aggregate of 250 convertible notes (the “Notes”), each having an issue price of US$100,000 and a face value of US$100,000, to raise aggregate proceeds of US$25,000,000, before deducting fees and expenses.  In addition, as further consideration for the Noteholders agreeing to subscribe for the Notes, and subject to obtaining stockholder approval to Proposal 2, we agreed to issue 35,000 options for each Note purchased by the Noteholders, with each option entitling the holder thereof to subscribe for one share of our common stock (the “Options”) (together, the issuance of the Notes and the Options is referred to as the “Transaction”). Full conversion of all of the Notes at the initial conversion price would result in a maximum of approximately 11,340,000 shares of our common stock (equivalent to 113,400,000 CDIs) being issued based on the exchange rate in effect as of September 25, 2014, subject to any adjustment of the conversion price as further described in the Deed (a copy of which is set forth in Annex A hereto) and in the summary of the terms of the Notes set forth in Annex B hereto.  Full exercise of all Options issued under the Deed would result in a total of 8,750,000 shares of our common stock (equivalent to 87,500,000 CDIs) being issued.

If Proposals 1 and 2 are approved, each of Goldman and Senrigan would purchase 125 Notes and be issued 4,375,000 Options under a prospectus to be prepared in accordance with the requirements of section 713 of the Australian Corporations Act 2001 (Cth).  The Notes and Options acquired hereunder may be, respectively, converted into and exercised to acquire an aggregate of approximately 37.5% of our outstanding common stock (assuming no options or convertible securities are exercised or converted other than those held by Senrigan and Goldman).  Goldman and Senrigan are not associates and each of them has independently formed the decision to invest in the Company on the terms of the Deed.  However, as a result of converting the Notes or exercising the Options to be issued in accordance with the Deed, Goldman and Senrigan, whether acting together or independently, may be able to exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  A significant concentration of ownership could harm the market price of our shares and CDIs by delaying or preventing a change of control, even if a change of control is in the best interests of our stockholders. In addition, the interests of the holders of the Notes and the Options may not always coincide with the interests of our existing stockholders.

The Deed contains a number of restrictive covenants that will impose operating and financial restrictions on the Company.

The Deed contains a number of restrictive covenants that will impose operating and financial restrictions on the Company and may limit the Company’s ability to engage in acts that may be in its long-term best interest, including restrictions on the Company’s ability to:

•                  raise additional funding through the sale of equity securities, subject to certain exceptions;

•                  incur further debt, subject to certain exceptions;

•                  change the general nature or scope of its business;

•                  sell the business to a third party, subject to certain exceptions; and

•                  pay dividends or new issue securities in certain circumstances.

A copy of the Deed (which sets out the full terms and conditions on which the Notes and Options will be issued to the Noteholders) is set forth in Annex A hereto and incorporated herein by reference.

The conditions precedent to issue of the Notes and the Options under the Deed include our entry into an Amended and Restated Investors’ Rights Agreement and the entry of certain of our key management into Lock-Up Agreements.

Prior to issuance of the Notes and Options, we will be required to enter into an Amended and Restated Investors’ Rights Agreement between the Company, each Noteholder and each investor that is a party to the existing Amended and Restated Investors’ Rights Agreement with the Company dated December 16, 2010.  The Amended and Restated Investors’ Rights Agreement will be substantially in the form set forth in Schedule 8 to the Deed and will provide each Noteholder, subject to the terms and conditions therein, with the right to require the Company to file a registration statement with the United States Securities and Exchange Commission (“SEC”) in respect of any securities in the Company held by each such Noteholder to facilitate the sale of such securities on the same basis, and in the same circumstances, as each of the investors that are a party to the existing Amended and Restated Investors’ Rights Agreement.

Additionally, prior to issuance of the Notes and Options, each of Robert B. Stockman (our Chairman and Chief Executive Officer) and Robert K. Schulz (our President and Chief Operating Officer) will be required to enter into Lock-Up Agreements with the Noteholders whereby each will agree not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests) any shares or CDIs of the Company or any securities that are convertible into or exchangeable for, or that represent the right receive any shares or CDIs of the Company, subject to certain exceptions as further described in the form of Lock-Up Agreement in Schedule 7 of the Deed.

The Notes

A summary of certain of the key terms of the Notes is set forth in Annex B hereto and a copy of the Deed (which sets out the full terms and conditions on which the Notes and Options will be issued to the Noteholders) is set forth in Annex A hereto.

The Notes are direct, unsubordinated, unconditional and unsecured obligations of the Company and have a face value of US$100,000 per Note.  The Notes do not provide the holder voting rights at stockholder meetings of the Company unless and until converted.  Interest accrues on the Notes at the rate of 7.54% per annum (increased to 9.54% per annum if any payments are past due), compounded annually, but is only payable upon redemption of the Notes for cash. No interest is payable on any Note that is converted in accordance with the terms of the Deed.  On the earlier to occur of an event of default (as such term is defined in the Deed) or 60 months after the date of issuance of the Notes, the Company is required to redeem all Notes which have not otherwise been converted, redeemed or cancelled, at an amount equal to face value plus all accrued interest.

In addition, a Noteholder may elect to cause the Company to redeem all or some of its Notes which have not otherwise been converted, redeemed or cancelled on the date which is 26 months after the date of issuance of the Notes, at an amount equal to face value plus all accrued interest, upon providing the Company with at least 30 calendar days prior written notice.

The Notes will at all times rank pari passu in right of payment with all other existing and future unsecured and unsubordinated senior obligations of the Company (other than unsecured obligations preferred by mandatory provisions of law) and senior in right of payment to all existing and future subordinated obligations of the Company.

The terms of the Notes contain provisions for the adjustment of the conversion price, which will initially be A$2.50 per share of our common stock (or A$0.25 per CDI). Specifically, upon the occurrence of certain events, including a reorganisation of issued capital, certain dividends, distributions and issuance by the Company of equity securities at a price below current market value, the conversion price will be adjusted to ensure the economic value of the Notes is not adversely affected.

At any time following the date of issuance of the Notes but prior to the maturity date, a Noteholder may give the Company an irrevocable notice electing to convert (the “Conversion Notice”) all or some of the Notes held by the Noteholder and specifying the number of Notes the Noteholder is electing to convert into shares of our common stock (represented by CDIs).  The Noteholders shall automatically be deemed to have given the Company a Conversion Notice in respect of all of the Notes in the event the average daily volume weighted-average price of the Company’s CDIs equals or exceeds A$0.60 for a period of 20 consecutive trading days and the Company has received a CE Mark approval for its Fantom product.

Upon receipt of the Conversion Notice, the Company may, in lieu of issuing CDIs or shares of our common stock to the Noteholder, give the Noteholder notice that the Company is electing to redeem the Notes subject to the Conversion Notice for an amount equal to the number of CDIs which would have been issued on conversion multiplied by the average daily volume-weighted average price on the ASX of the CDIs during the 20 trading days after receipt of the Conversion Notice (the “Cash Settlement Amount”).

In addition, upon certain change of control events, as further described in the Deed, each Noteholder may give the Company an irrevocable notice requiring the Company to redeem all or any part of their Notes for the greater of the face value of the Notes plus accrued interest and the Cash Settlement Amount.

The CDIs or shares of our common stock issued or transferred and delivered upon Conversion of the Notes will be fully paid and will in all respects rank pari passu with the fully paid CDIs or shares of our common stock on issue on the relevant conversion date.

Further details about the terms of the Notes can be found in Annexes A and B hereto.

Use of Proceeds

We will receive total proceeds from the Transaction of US$25,000,000, before deducting fees and expenses.  If all Options are exercised in full at an exercise price of A$3.00 per share (assuming exercise following completion of full CE Mark clinical trial enrollment), we would receive additional proceeds of A$26,250,000, before deducting fees and expenses. Under the Deed, the funds received may only be used for operational and capital expenditures, working capital, redemption of the Notes and payment of expenses associated with preparing the Deed and consummating the transactions contemplated by the Deed.

We are seeking the approval of our stockholders for the purpose of approving the issuance of the Notes pursuant to ASX Listing Rule 7.1.

ASX Listing Rules

ASX Listing Rule 7.1 prohibits, subject to certain exceptions, a company from issuing or agreeing to issue equity securities that would represent more than 15% of the company’s ordinary securities on issue 12 months prior to the date of issue (or agreement to issue) of such securities, without prior approval of a company’s shareholders.

The shares of common stock (represented by CDIs) which may be issued on conversion of the Notes and on exercise of the Options to be issued under the Deed would exceed the number of securities which can be issued pursuant to ASX Listing Rule 7.1 without obtaining stockholder approval.  Accordingly, approval of the Company’s stockholders is required for the issuance of the Notes and Options.

By approving the issue of the Notes and Options, such securities will be excluded from the calculation of the number of securities that can be issued by the Company in the 12 month period following the date of issue of the Notes and Options under ASX Listing Rule 7.1, therefore providing the Company with flexibility to issue further securities in the next 12 months, if the Board considers it is in the interests of the Company and its stockholders to do so.

In accordance with ASX Listing Rule 7.3, the following additional information is provided in relation to Proposal 1:

•                  the maximum number of Notes which will be issued is 250 Notes;

•                  the number of shares of our common stock which may be issued on conversion of the Notes at the initial conversion price is determined by dividing the face value of the Note converted (translated from US dollars into Australian dollars at the exchange rate fixed on the subscription date) by the conversion price in effect on the conversion date, subject to any adjustment of the conversion price as further described in the Deed (a copy of which is set out in Annex A hereto) and Annex B hereto.  Based on current exchange rates and the initial conversion price, the maximum number of shares of our common stock which may be issued on conversion of the Notes is approximately 11,340,000 (equivalent to 113,400,000 CDIs);

•                  each Note will have an issue price of US$100,000;

•                  the Notes will be issued under a prospectus which will be prepared in accordance with the requirements of section 713 of the Australian Corporations Act 2001 (Cth) and lodged with the Australian Securities and Investments Commission (“ASIC”).  It is intended that the prospectus be lodged with ASIC no later than 5 business days before the date of the Special Meeting and, assuming stockholder approval is obtained for the issue of the Notes, the Notes are expected to be issued within 10 business days following the date of the Special Meeting (but in any event will be issued no later than three months after the Special Meeting);

•                  the Notes will all be issued on one date;

•                  the issue of the Notes will be made to Goldman and Senrigan; and

•                  a summary of the terms and conditions on which the Notes will be issued is set forth in Annex B hereto and the full set of the terms and conditions on which the Notes will be issued are set out in the Deed which is attached as Annex A hereto.

Vote Required

Approval of Proposal 1 requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Special Meeting and voting on such proposal. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

Voting Exclusion Statement

The Company will disregard any votes cast on Proposal 1 by:

•                  Goldman and Senrigan and any other person who will be issued Notes or Options pursuant to the Deed;

•                  any person who might obtain a benefit if Proposal 1 is passed (except a benefit solely in the capacity of a holder of common stock or CDIs); and

•                  any person associated with any of the above persons.

However, the Company need not disregard a vote if it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card, or it is cast by the person chairing the Special Meeting as a proxy for a person who is entitled to vote, in accordance with a direction on the proxy card to vote as the proxy decides.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” PROPOSAL 1.

PROPOSAL 2 — APPROVAL OF THE ISSUANCE OF THE OPTIONS TO THE NOTEHOLDERS PURSUANT TO THE DEED

Background

As described in Proposal 1 above, on September 25, 2014, we entered into the Deed with the Noteholders, pursuant to which we agreed to issue, subject to the receipt of stockholder approval, 250 Notes, each having an issue price of US$100,000 and a face value of US$100,000, to raise aggregate proceeds of US$25,000,000, before deducting fees and expenses.  In addition, as further consideration to the Noteholders for subscribing for the Notes, and subject to obtaining stockholder approval to Proposal 2, we agreed to issue 35,000 Options for each Note purchased by the Noteholders, with each Option entitling the holder thereof to subscribe for one share of our common stock. Full exercise of all Options issued under the Deed would result in a total of 8,750,000 shares (equivalent to 87,500,000 CDIs) of the Company being issued.

The Options

A summary of certain key terms of the Options is set out in Annex C hereto and a copy of the Deed (which sets out the full terms and conditions on which the Options will be issued to the Noteholders) is set forth in Annex A hereto.

The Options may be exercised at any time on or after the date of issuance.  The Options will lapse 60 months from the date of issuance unless previously exercised.  The Options will not be quoted on ASX.  Shares of our common stock or CDIs allotted pursuant to an exercise of the Options will rank, from the date of allotment, equally with the existing shares of common stock and CDIs of the Company in all respects.

The Options have an exercise price of A$2.50 per share of our common stock if exercised prior to a defined Company milestone of completing full patient enrollment in a CE Mark clinical trial of the Company’s Fantom product or A$3.00 if exercised after full CE Mark clinical trial enrollment.

There are no participating rights or entitlements inherent in the Options and holders of the Options will not be entitled to participate in new issues of capital that may be offered to stockholders (except where a holder has exercised their Options before the record date to participate in such new issue).

If there is a bonus issue to the holders of CDIs after the date of issue of the Options, the number of CDIs over which an Option is exercisable will be increased by the number of CDIs which the holder would have received if they had exercised their Options before the record date for the bonus issue.

Additionally, if there is a pro rata issue (except a bonus issue) of securities to any holder of shares or CDIs of the Company after the date of issue of the Options, the then-applicable exercise price for the Option will be reduced in accordance with the formula set out in ASX Listing Rule 6.22.2.

Further details about the terms of the Options can be found in Annexes A and C.

Use of proceeds

We will receive total proceeds from the Transaction of US$25,000,000, before deducting fees and expenses.  If all Options are exercised in full at an exercise price of A$3.00 per share (assuming exercise following completion of full CE Mark clinical trial enrollment), we would receive additional proceeds of A$26,250,000, before deducting fees and expenses.  Under the Deed, the funds received may only be used for operational and capital expenditures, working capital, redemption of the Notes and payment of expenses associated with preparing the Deed and consummating the transactions contemplated by the Deed.

We are seeking the approval of our stockholders for the purpose of approving the issuance of the Options pursuant to ASX Listing Rule 7.1.

ASX Listing Rules

ASX Listing Rule 7.1 prohibits, subject to certain exceptions, a company from issuing or agreeing to issue equity securities that would represent more than 15% of the company’s ordinary securities on issue 12 months prior to the date of issue (or agreement to issue) of such securities, without prior approval of a company’s shareholders.

The shares of common stock (represented by CDIs) which may be issued on conversion of the Notes and on exercise of the Options to be issued under the Deed would exceed the number of securities which can be issued pursuant to ASX Listing Rule 7.1 without obtaining stockholder approval.  Accordingly, approval of the Company’s stockholders is required for the issuance of the Notes and Options

By approving the issue of the Notes and Options, such securities will be excluded from the calculation of the number of securities that can be issued by the Company in the 12 month period following the date of issue of the Notes and Options under ASX Listing Rule 7.1, therefore providing the Company with flexibility to issue further securities in the next 12 months, if the Board considers it is in the interests of the Company and its stockholders to do so.

In accordance with ASX Listing Rule 7.3, the following additional information is provided in relation to Proposal 2:

•                  the maximum number of options to be issued is 8,750,000 options;

•                  the maximum number of shares of our common stock which may be issued on exercise of the Options is 8,750,000 shares (equivalent to 87,500,000 CDIs);

•                  there is no cash consideration payable for the issue of the Options. The Option exercise price (described above) will be payable in cash (if exercised);

•                  the Options will be issued under a prospectus which will be prepared in accordance with the requirements of section 713 of the Australian Corporations Act 2001 (Cth) and lodged with ASIC.  It is intended that the prospectus be lodged with ASIC no later than 5 business days before the date of the Special Meeting and, assuming stockholder approval is obtained for the issue of the Options, the Options are expected to be issued within 10 business days following the date of the Special Meeting (but in any event will be issued no later than three months after the Special Meeting);

•                  the Options will all be issued on one date;

•                  the issue of the Options will be made to Goldman and Senrigan;

•                  shares of our common stock (including any CDIs) allotted pursuant to an exercise of the Options will rank, from the date of allotment, equally with the existing shares of common stock and CDIs of the Company in all respects; and

•                  a summary of the terms and conditions on which the Options will be issued is set forth in Annex C hereto and the full set of terms and conditions on which the Options will be issued are set out in the Deed which is attached as Annex A hereto.

Vote Required

Approval of Proposal 2 requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Special Meeting and voting on such proposal. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

Voting Exclusion Statement

The Company will disregard any votes cast on Proposal 2 by:

•                  Goldman and Senrigan and any other person who will be issued Notes or Options pursuant to the Deed;

•                  any person who might obtain a benefit if Proposal 2 is passed (except a benefit solely in the capacity of a holder of common stock or CDIs); and

•                  any person associated with any of the above persons.

However, the Company need not disregard a vote if it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card, or it is cast by the person chairing the Special Meeting as a proxy for a person who is entitled to vote, in accordance with a direction on the proxy card to vote as the proxy decides.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” PROPOSAL 2.

PROPOSAL 3 - APPROVAL OF ANY ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO PERMIT SOLICITATION OF ADDITIONAL PROXIES IN FAVOR OF PROPOSAL 1 OR PROPOSAL 2

The Board seeks your approval to adjourn the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of Proposal 1 or Proposal 2. If it is necessary to adjourn the Special Meeting, and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to our stockholders, other than an announcement made at the Special Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information about the beneficial ownership of our common stock (as converted and aggregated for any holdings in the form of CDIs) as of September 15, 2014 by:

•            each stockholder known to beneficially own five percent or more of our stock (“principal stockholders”);

•            each of our directors;

•            each of our named executive officers; and,

•            all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned and the percentage ownership by a person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 15, 2014 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name, based on information provided to us by such stockholders. Except as otherwise indicated, the address of each stockholder is c/o REVA Medical, Inc., 5751 Copley Drive, San Diego, California 92111, U.S.A.

Name and Address of Beneficial Owner	Number of Shares of Common Stock (1)	Percent of Common Stock (1)

Principal Stockholders:
Domain Partners (2)	3,691,188	11.0%
Elliott Associates, L.P. (3)	3,227,031	9.6%
Saints Capital Everest, L.P. (4)	3,223,513	9.6%
Brookside Capital Partners Fund, LP (5)	2,965,022	8.9%
Stephen Feinberg (6)	2,884,426	8.6%
Medtronic, Inc. (7)	2,635,479	7.9%

Directors and Named Executive Officers:
Robert B. Stockman (8)	2,657,301	7.7%
Katrina L. Thompson (9)	576,000	1.7%
Jeffrey A. Anderson (10)	232,500	*
Donald K. Brandom, Ph.D. (11)	397,550	1.2%
Robert K. Schultz, Ph.D. (12)	966,000	2.8%
Brian H. Dovey (13)(15)	3,796,188	11.3%
Anne Keating (14)(15)	126,482	*
Gordon E. Nye (15)	938,131	2.8%
Robert Thomas (15)(16)	170,000	*

All directors and executive officers as a group (10 persons)	10,170,152	27.6%

*                           Indicates beneficial ownership of less than 1% of our shares of common stock

(1)                   Number of shares owned as shown both in this table and the accompanying footnotes and percentage ownership is based on 33,479,203 shares of common stock (which is equivalent to 334,792,030 CDIs) outstanding on September 15, 2014.

(2)                   The address of Domain Partners is One Palmer Square, Suite 515, Princeton, NJ 08542. 3,606,002 of the shares of common stock are held directly by Domain Partners V, L.P. and 85,186 of the shares of common stock are held directly by DP V Associates, L.P. One Palmer Square Associates V, L.L.C. is the general partner of Domain Partners V, L.P. and DP V Associates L.P. and has voting and dispositive power with respect to the shares. The managing members of One Palmer Square Associates V, L.L.C. consist of James C. Blair, Brian H. Dovey, Jesse I. Treu, and Kathleen K. Schoemaker. Each of these individuals disclaims beneficial ownership except to the extent of their respective pecuniary interest therein.

(3)                   The address of Elliott Associates, L.P. is 40 West 57th Street, 30th Floor, New York, NY 10019. Elliott Associates, L.P. has voting and dispositive power with respect to the shares. The general partners of Elliott Associates, L.P. are Paul E. Singer (“Singer”), Elliott Capital Advisors, L.P., a Delaware limited partnership (“Capital Advisors”), which is controlled by Singer, and Elliott Special GP, LLC, a Delaware limited liability company (“Special GP”), which is controlled by Singer.

(4)                   The address of Saints Capital Everest, L.P. is 2020 Union Street, San Francisco, CA 94123. Saints Capital Everest, LLC is the general partner of Saints Capital Everest, L.P. and has voting and dispositive power with respect to the shares. The Managing Members of Saints Capital Everest, LLC consist of Scott Halsted, Ken Sawyer, David Quinlivan, and Ghia Griarte. Each of these individuals disclaims beneficial ownership except to the extent of their respective pecuniary interest therein.

(5)                   The address of Brookside Capital Partners Fund, L.P. is John Hancock Tower, 200 Clarendon St., Boston, MA 02116. 2,783,204 of the shares are held directly by Brookside Capital Partners Fund, LP and 181,818 of the shares are held by Brookside Capital Trading Fund L.P. Matt McPherron, the Managing Director of Brookside Capital Partners Fund, LP, has voting and dispositive power with respect to the shares. Mr. McPherron disclaims beneficial ownership except to the extent of his pecuniary interests therein.

(6)                   The address for Stephen Feinberg is c/o Cerberus Capital Management, L.P., 299 Park Avenue, New York, NY 10171. Cerberus America Series Two Holdings, LLC holds 27,232 shares of common stock, Cerberus International, Ltd. holds 1,036,056 shares of common stock, Cerberus Partners, L.P. holds 436,491 shares of common stock, Cerberus Series Four Holdings, LLC holds 1,089,068 shares of common stock, and Gabriel Assets, LLC (collectively with Cerberus America Series Two Holdings, LLC, Cerberus International, Ltd., Cerberus Partners, L.P. and Cerberus Series Four Holdings, LLC, the “Cerberus Entities”) holds 295,579 shares of common stock. Stephen Feinberg, through one or more entities, possesses the sole power to vote and the sole power to direct the disposition of all securities of REVA held by the Cerberus Entities.

(7)                   The address of Medtronic, Inc. is 710 Medtronic Parkway, Minneapolis, MN 55432.

(8)                   Includes 1,347,070 shares of common stock held by Kenneth Rainin Administrative Trust U/D/T Dated 3/26/1990 and 227,718 shares held by Mr. Stockman’s spouse Lisa Stockman. Mr. Stockman, along with Jennifer Rainin, are co-trustees of the Kenneth Rainin Administrative Trust U/D/T Dated 3/26/1990 and have voting and dispositive power with respect to these shares. Mr. Stockman disclaims beneficial ownership except to the extent of his pecuniary interest therein. Includes options to purchase 900,000 shares that are immediately exercisable.

(9)                   Includes options to purchase 464,500 shares that are immediately exercisable.

(10)            Includes options to purchase 232,500 shares that are immediately exercisable.

(11)            Includes options to purchase 342,500 shares that are immediately exercisable.

(12)            Includes 5,000 shares held by the Schultz Family Trust. Also includes options to purchase 729,500 shares that are immediately exercisable.

(13)            Includes 3,606,002 shares of common stock held by Domain Partners V, L.P., 85,186 shares of common stock held by DP V Associates, L.P. One Palmer Square Associates V, L.L.C. is the general partner of Domain Partners V, L.P. and DP V. Associates L.P. and has voting and dispositive power with respect to the shares. The managing members of One Palmer Square Associates V, L.L.C. consist of James C. Blair, Brian H. Dovey, Jesse I. Treu, and Kathleen K. Schoemaker. Mr. Dovey disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(14)            Includes 21,482 shares held by Stratford Gem Pty Ltd., as trustee for the Anne Keating Super Fund. Ms. Keating is the beneficial owner and has voting and dispositive power with respect to these shares.

(15)            Includes options to purchase 105,000 shares that are immediately exercisable.

(16)            Includes 65,000 shares held by two superannuation funds established by Mr. Thomas. Mr. Thomas is the beneficial owner and has voting and dispositive power with respect to these shares.

ADDITIONAL INFORMATION

Stockholder Proposals for 2015 Annual Meeting

Stockholders interested in submitting a proposal for consideration at our 2015 Annual Meeting must do so by sending such proposal to our Corporate Secretary at REVA Medical, Inc., 5751 Copley Drive, San Diego, CA 92111, U.S.A. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2015 Annual Meeting is December 3, 2014 (U.S. Pacific Standard Time). Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2015 Annual Meeting, any such stockholder proposal must be received by our Corporate Secretary on or before December 3, 2014 (U.S. Pacific Standard Time), and comply with the procedures and requirements set forth in Rule 14a-8 under the Exchange Act as well as the applicable requirements of our amended and restated bylaws. Any stockholder proposal received after December 3, 2014 (U.S. Pacific Standard Time) will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our amended and restated bylaws.

Our amended and restated bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive offices not less than 90 days no more than 120 days prior to the anniversary date of the preceding year’s Annual Meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2015 Annual Meeting, such a proposal must be received by the Company on or after January 12, 2015 (U.S. Pacific Standard Time) but no later than February 11, 2015 (U.S. Pacific Standard Time). If the date of the 2015 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the 2014 Annual Meeting, notice must be received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such meeting is first made.

Financial Information

Our Audited Consolidated Financial Statements (including the Notes thereto), as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 10-K”), Unaudited Consolidated Financial Statements (including the Notes thereto), as included in our Quarterly Report on Form 10-Q for the three and six month periods ended June 30, 2014 (the “June 30 10-Q”), and Management’s Discussion and Analysis of Financial Condition and Results of Operations, as included in our 2013 10-K and June 30 10-Q, are attached to this Proxy Statement as Annex D and hereby incorporated herein by reference.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You also may read and copy any of these SEC filings at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

We make available, free of charge on our website, all of our filings that are made electronically with the ASX and the SEC, including Forms 10-K, 10-Q, and 8-K. These materials can be found in the “Investors” section under “ASX Announcements” and “SEC Filings” of our website at www.revamedical.com. Copies of our 2013 10-K are also available without charge to stockholders upon written request addressed to: Corporate Secretary, REVA Medical, Inc., 5751 Copley Drive, San Diego, California 92111, U.S.A.

Householding of Special Meeting Materials

We have adopted “householding,” a procedure approved by the SEC under which our stockholders who share an address will receive a single copy of the Proxy Statement, or a single notice addressed to those stockholders. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution. If you reside at the same address as another stockholder and wish to receive a separate copy of the applicable materials, you may do so by making a written or oral request to: REVA Medical, Inc., 5751 Copley Drive, San Diego, CA 92111, U.S.A. Attention: Investor Relations; by calling, (858) 966-3045; or, by e-mailing to IR@revamedical.com. Upon your request, we will promptly deliver a separate copy to you. The Proxy Statement is also available at www.envisionreports.com/RVA.

By order of the Board of Directors,

/s/ Katrina L. Thompson

Katrina L. Thompson
Chief Financial Officer and Secretary

Annex A

EXECUTION COPY

DATED	2014

(1) REVA MEDICAL, INC.

- and -

(2) EACH PERSON SET OUT IN SCHEDULE 1

CONVERTIBLE NOTE DEED

A-i

A-ii

THIS DEED is made on          2014.

BETWEEN:

(1)                                 REVA MEDICAL, INC. of 5751 Copley Dr., San Diego, California 92111, United States of America (Company); and

(2)                                 EACH PERSON SET OUT IN SCHEDULE 1 (each, a Noteholder and together, the Noteholders)

BACKGROUND:

A                                       The Company wishes to issue the Notes and the Options on the terms and conditions of this Deed.

B                                       The Noteholders wish to subscribe for the Notes and the Options in accordance with the terms of this Deed.

IT IS AGREED:

1.                                      SUBSCRIPTION FOR, AND ISSUE OF, NOTES AND OPTIONS

Issue of Notes

1.1                               Subject to receipt of Securityholder Approval, the Company agrees to create and issue to each Noteholder on the Subscription Date the Notes in their respective Note Allocation and for an aggregate total amount equal to the Total Commitment on the terms and conditions of this Deed.

1.2                               Each Note will:

1.2.1                                             have an issue price of US$100,000 and a face value of US$100,000 (Face Value);

1.2.2                                             be fully paid on issue;

1.2.3                                             entitle the Noteholder subscribing for it to receive 35,000 Options pursuant to clause 1.3;

1.2.4                                             on issue, be able to be redeemed by the Company or a Noteholder in accordance with clause 6;

1.2.5                                             on issue, be able to be Converted in the manner and at the time provided by clause 6 into the number of Shares (represented by CDIs) determined in accordance with that clause; and

1.2.6                                             be issued under the Prospectus on the terms and conditions of this Deed.

Issue of Options

1.3                               Subject to receipt of Securityholder Approval, the Company agrees, subject to the terms and conditions of this Deed and in consideration for their subscription for Notes, to issue to each Noteholder on the Subscription Date the Options in their respective Option Allocation.

Prospectus

1.4                               No later than five Business Days before the date of the meeting seeking Securityholder Approval, the Company will lodge the Prospectus with ASIC and release the Prospectus to ASX.

1.5                               The Company will issue the Prospectus and a Note and Option Application Form to each Noteholder on the Open Date.

Meeting of Securityholders

1.6                               For the purpose of obtaining Securityholder Approval, the Company must, as soon as practicable following execution of this Deed:

1.6.1                                             prepare draft documents convening a general meeting for Securityholders to consider the resolutions contemplated by the Securityholder Approval and containing a unanimous recommendation from the directors of the Company that Securityholders vote in favour of the matters required to be approved under the Securityholder Approval;

1.6.2                                             give the Noteholders a reasonable opportunity to comment on the form of the documents convening the general meeting (to the extent such comments are relevant to the approval contemplated by the Securityholder Approval); and

1.6.3                                             convene a general meeting of the Securityholders of the Company (by way of a notice of meeting taking into account all reasonable comments of the Noteholders given pursuant to clause 1.6.2) to consider the resolutions contemplated by the Securityholder Approval.

Agreement to subscribe

1.7                               Subject to clause 1.8, each Noteholder agrees to subscribe under the Prospectus on the Subscription Date for its Note Allocation of Notes and its Option Allocation of Options on the terms and conditions set out in this Deed.

Conditions Precedent

1.8                               The obligation of each Noteholder to subscribe for its Note Allocation of Notes and Option Allocation of Options and to pay the Subscription Amount in relation to the Notes the subject of its Commitment is subject to:

1.8.1                                             receipt of the Securityholder Approval;

1.8.2                                             receipt of all Government Agency approvals which are required to be obtained in respect of the transactions contemplated by the Transaction Documents including, without limitation, confirmation that ASIC has granted declarations and exemptions under paragraphs 741(1)(b), 926A(2)(a) and 1020F(1)(c) of the Corporations Act on substantially the same terms as the draft instrument provided by the Company to the Noteholders on 5 September 2014;

1.8.3                                             no Material Adverse Effect, Event of Default or Potential Event of Default occurring on or before the Subscription Date;

1.8.4                                             receipt by each Noteholder of a copy of a legal opinion from the Company’s legal advisor in the United States of America regarding the Company’s valid existence and good standing, its corporate power and authority to enter into the Transaction Documents (and it having taken all necessary corporate action to do so), its due execution of the Transaction Documents, the enforceability and legal, valid and binding nature of, the Notes, the Options and the Transaction Documents, including, without limitation, compliance with the Company’s bylaws and certificate of incorporation and the Delaware General Corporation Law, no breach of or default under any material contracts to which the Company is a party, no violation of any court order or applicable law or statute and no required authorisation, approval or other action by any United States federal or Delaware or New York governmental authority or regulatory body (except as specified therein) in issuing the Notes and Options or otherwise performing its obligations under the Transaction Documents, its not being an “investment company”, and that no registration is required to be made under the Securities Act in relation to the offer, sale, issuance, conversion or exercise of the Notes, the Options or on any Shares or CDIs issued on conversion or exercise of the Notes and Options (which Shares or CDIs have been duly authorised, are not subject to any pre-emptive rights and, when issued, will be validly issued, fully paid and non-assessable), which opinion must be satisfactory to a majority of the Noteholders (acting reasonably) and which may be relied upon by all of the Noteholders;

1.8.5                                             receipt by each Noteholder of a copy of a legal opinion from the Company’s legal advisor in Australia confirming that the issue of the Notes and Options pursuant to the Prospectus will be in compliance with the ASX Listing Rules and the Corporations Act (to the extent applicable) and will enable any CDIs issued to a Noteholder on conversion of the Notes or exercise of the Options to be freely tradable on ASX, which opinion must be satisfactory to a majority of the Noteholders (acting reasonably) and which may be relied upon by all of the Noteholders;

1.8.6                                             confirmation in writing from a majority of the Noteholders that the Prospectus is in agreed form;

1.8.7                                             ASX confirming that the Company’s notice of meeting seeking Securityholder approval for the grant of the Notes and the Options pursuant to ASX Listing Rule 7.1 is not contrary to the ASX Listing Rules;

1.8.8                                             evidence of the appointment (and acceptance of such appointment) of an agent for service of process in accordance with clause 29.18;

1.8.9                                             receipt by Noteholders of a certificate signed by an officer or director of the Company confirming that the representations and warranties of the Company contained in clause 12.2 are true in all material respects as of the Subscription Date with the same effect as though such representations and warranties had been made on the Subscription Date; provided, however, that the representations and warranties of the Company that are otherwise qualified by materiality shall be true and correct in all respects; and

1.8.10                                      a copy of each Transaction Document duly executed by all parties to them,

in each case in form and substance satisfactory to a majority of Noteholders (acting reasonably) (each a Condition Precedent and together the Conditions Precedent).

Satisfaction or waiver of Conditions Precedent

1.9                               The Company must use its best efforts to satisfy the Conditions Precedent by the earlier of the Subscription Date and 30 November 2014 (or such later date as is agreed by the Majority of Noteholders and the Company) (Sunset Date).

1.10                        Each party must promptly notify the other parties in writing if it becomes aware that a Condition Precedent is:

1.10.1                                      satisfied; or

1.10.2                                      incapable of being satisfied by the earlier of the Subscription Date and the Sunset Date.

1.11                        The Conditions Precedent in clauses 1.8.3, 1.8.4, 1.8.5, 1.8.6, 1.8.8 and 1.8.9 are for the benefit of the Noteholders only (and may be waived by agreement of all Noteholders).  The Conditions Precedent in clauses 1.8.1, 1.8.2 and 1.8.7 are for the benefit of the Company and the Noteholders (and can only be waived by the Company and all Noteholders). Where a Condition Precedent is to be waived by the Noteholders it may only be waived with the consent of the majority of the Noteholders (such consent not to be unreasonably withheld).

1.12                        If:

1.12.1                                      a party has given a notice that a Condition Precedent is incapable of being satisfied by the earlier of the Subscription Date and the Sunset Date; or

1.12.2                                      the Conditions Precedent are not satisfied by 5.00pm (Sydney time) on the earlier of the Subscription Date and the Sunset Date,

any party may terminate this Deed (other than clauses 15, 16, 17, 24, 26, 28 and 29) by providing five Business Days prior notice in writing to the other parties.

1.13                        Upon satisfaction or waiver of all of the Conditions Precedent, each Noteholder must promptly, and in any event within two Business Days, send the Company a notice stating that:

1.13.1                                      all of the Conditions Precedent have been satisfied or waived; and

1.13.2                                      it will subscribe for its Note Allocation and Option Allocation under the Prospectus on the terms and conditions of this Deed.

Subscription

1.14                        On the Subscription Date and subject to the satisfaction or waiver of the Conditions Precedent, each Noteholder will provide the Company with:

1.14.1                                      a completed Note and Option Application Form, applying for its Note Allocation and Option Allocation under the Prospectus; and

1.14.2                                      its Subscription Amount in Immediately Available Funds as required by the Prospectus (to be held on trust pursuant to section 722 of the Corporations Act).

1.15                        Subject to clause 1.14 and the terms of this Deed, the Company must immediately on the Subscription Date:

1.15.1                                      allot and issue the Notes and the Options the subject of clause 1.14.1 to each Noteholder in accordance with the Prospectus and this Deed;

1.15.2                                      register the Noteholders as the holders of the Notes and the Options in the Registers described in clause 4; and

1.15.3                                      give to each Noteholder the Certificates required by clause 3.

Interdependence

1.16                        The respective obligations of the Noteholders and the Company under clauses 1.14 and 1.15 are interdependent and all actions required to be performed on the Subscription Date will be taken to have occurred simultaneously on the Subscription Date.

2.                                      FORM OF NOTES

Form

2.1                               The Notes are direct, unsubordinated, unconditional and unsecured obligations of the Company in certificated form, and will at all times rank pari passu in right of payment with all other existing and future unsecured and unsubordinated senior obligations of the Company (other than unsecured obligations preferred by mandatory provisions of law) and senior in right of payment to all existing and future subordinated obligations of the Company.

3.                                      CERTIFICATES

3.1                               The Company must issue to each Noteholder and Optionholder (as applicable) on the Subscription Date:

3.1.1                                             a Note Certificate for their Note Allocation; and

3.1.2                                             an Option Certificate for their Option Allocation.

3.2                               The terms on which:

3.2.1                                             the Notes are to be issued (as set out in this Deed) are deemed to be included or endorsed on each Note Certificate; and

3.2.2                                             the Options are to be issued (as set out in Schedule 2) are deemed to be included or endorsed on each Option Certificate.

3.3                               The Company must enter details of the issue of each Option and/or Note and each Noteholder and/or Optionholder (as relevant) in the Registers on the Subscription Date.

3.4                               All Notes in respect of which an entry has been made in the Note Register in accordance with this Deed and all Options in respect of which an entry has been made in the Option Register will, as between:

3.4.1                                             the Noteholder and/or Optionholder and the Company; and

3.4.2                                             the Noteholder and/or Optionholder and any liquidator of the Company,

be deemed to have been validly issued under this Deed.

Replacement of Certificates

3.5                               If a Certificate becomes worn out or defaced, then on production and delivery of the Certificate to the Company, together with any other evidence as the Company may reasonably require, the Company, subject to this Deed, will cancel the same and issue a new Certificate in its place.

3.6                               Subject to this Deed, if a Certificate is lost or destroyed, the Company will issue a duplicate Certificate in its place on application in writing by the Noteholder or Optionholder (as applicable) accompanied by:

3.6.1                                             a statutory declaration or any other evidence as the Company may reasonably require that the Certificate has been lost or destroyed and has not been pledged, mortgaged, charged, sold or otherwise disposed of and, if lost, that proper searches for the same have been made; and

3.6.2                                             an undertaking in writing that if it is found or received by the Noteholder or Optionholder (as applicable), it will be returned to the Company,

all of which will be at the expense of the Noteholder or Optionholder (as applicable) making the application.

4.                                      REGISTERS

Note Register

4.1                               The Company will establish and maintain a register to hold the following information in respect of each Note issued by it under this Deed:

4.1.1                                             its issue date, currency and Face Value;

4.1.2                                             the name and address of the Noteholder;

4.1.3                                             the number of each Note Certificate;

4.1.4                                             details of any assignment of the Note;

4.1.5                                             the account or address details of the Noteholder who has the right to receive the redemption proceeds in respect of the Note; and

4.1.6                                             the date of redemption or Conversion of the Note,

and any other information which the Company considers necessary or desirable in connection with a Note.

4.2                               Each entry in the Note Register in respect of a Note constitutes:

4.2.1                                             an acknowledgment to the relevant Noteholder by the Company of the indebtedness of the Company to the Noteholder under the Note; and

4.2.2                                             an undertaking by the Company to make all payments to the relevant Noteholder in relation to the Notes in accordance with the terms of this Deed.

Option Register

4.3                               The Company will establish and maintain a register to hold the following information in respect of each Option issued by it under this Deed:

4.3.1                                             its issue date, expiry date and Exercise Price;

4.3.2                                             the name and address of the holder of the Option; and

4.3.3                                             details of any assignment of that Option,

and any other information which the Company considers necessary or desirable in connection with an Option.

General

4.4                               Entries in the Register in relation to a Note or Option constitute conclusive evidence that the person so entered is the absolute owner of the Note or Option, subject to correction for fraud or error. Except as required or permitted by law, the Company must treat the person entered on the Register as the absolute owner of that Note or Option (as applicable).

4.5                               A Noteholder or Optionholder may inspect the relevant Register during normal business hours in the place where the relevant Register is kept with prior reasonable notice to the Company.

4.6                               If requested by a Noteholder or Optionholder, the Company will promptly provide to that Noteholder or Optionholder a certified extract of the particulars entered in the relevant Register.

4.7                               If a Noteholder or Optionholder notifies the Company of any change in the Noteholder’s or Optionholder’s details as recorded in the relevant Register, the Company must promptly update the relevant Register.

4.8                               If the Company becomes aware of any error, omission, defect or mis-description in a Register, the Company must promptly rectify that Register.

5.                                      PURPOSE

5.1                               The Company may only apply monies received by it from the subscription for Notes and Options under this Deed towards:

5.1.1                                             operational and capital expenditure;

5.1.2                                             working capital;

5.1.3                                             redemption of the Notes; and

5.1.4                                             expenses associated with preparing this Deed and consummating the transactions contemplated by this Deed.

6.                                      REDEMPTION AND CONVERSION

Mandatory redemption

6.1                               The Company must notify the Noteholder of the occurrence of an Event of Default as soon as reasonably practicable (and in any event within five Business Days of such occurrence).

6.2                               On the earlier of:

6.2.1                                             one Business Day after an Acceleration Event; and

6.2.2                                             the Maturity Date,

and provided that a Note has not otherwise been Converted in accordance with clauses 6.9 to 6.13 (inclusive) or redeemed in accordance with clause 6.3 or clause 6.4 the Company must, in respect of all of the Notes then on issue, redeem such Notes for the Redemption Amount, which will become immediately due and payable, and pay the relevant Redemption Amount to the relevant Noteholder on the date of that redemption and the Notes so redeemed will be cancelled and incapable of being Converted.

Noteholders’ optional redemption

6.3                               At any time on or prior to the date that is 30 calendar days prior to the date which is 26 months from the Subscription Date, a Noteholder may give the Company an irrevocable notice in writing electing to redeem all or some of the Notes held by the Noteholder for the Redemption Amount (Optional Redemption Notice). Upon receipt by the Company of such Optional Redemption Notice, and provided that a Note has not otherwise been Converted in accordance with clauses 6.9 to 6.13 (inclusive) or been redeemed or cancelled, the Company must, in respect of such Notes, redeem such Notes for the Redemption Amount, which will become immediately due and payable on the date 26 months from the Subscription Date (Optional Redemption Date), and pay the relevant Redemption Amount to the Noteholder on the date 26 months from the Subscription Date and the Notes so redeemed will be cancelled and incapable of being Converted.

Change of Control Event

6.4                               Following the occurrence of a Change of Control Event, each Noteholder may (within the period of 5 Business Days following a Change of Control Event) give the Company an irrevocable notice in writing electing that the Company redeem all or any part of their Notes (Change of Control Redemption Notice) for the greater of the Redemption Amount and the Cash Settlement Amount (Change of Control Redemption Amount).  Upon receipt by the Company of such Change of Control Redemption Notice, and provided that a Note has not otherwise been Converted in accordance with clauses 6.9 to 6.13 (inclusive) or been redeemed or cancelled, the Company must, in respect of such Notes, redeem such Notes for and pay the Change of Control Redemption Amount on the day falling 8 Business Days after the Change of Control Event and the Notes so redeemed will be cancelled and incapable of being Converted.

Right to require dissemination of information

6.5                               During the Conversion Period, the Company must give to ASX (or such other Alternative Stock Exchange as applicable) all non-public information regarding the results of the Group’s clinical trials that has been made known to any Noteholder, and that a reasonable person would expect to have a material effect on the price or value of Shares or CDIs (so as to enable Noteholders to freely Convert Notes or trade in Shares or CDIs):

6.5.1                                             within 5 Business Days of a request from a Noteholder at any time between the announcement or public proposal of a potential or proposed Change of Control Event and the completion of that Change of Control Event (unless there is an announcement that the Change of Control Event will not proceed); or

6.5.2                                             otherwise no less than twice a year at or within 2 Business Days of each of the EuroPCR cardiology conference and the Transcatheter Cardiovascular Therapeutics conference or such other conferences or events as agreed by the Company with the Majority of Noteholders.

6.6                               During the Conversion Period, within 5 Business Days of a request from a Noteholder, the Company must give to ASX (or such other Alternative Stock Exchange as applicable) all non-public information regarding the Company that has been made known to any Noteholder (other than any information regarding the results of the Group’s clinical trials), and that a reasonable person would expect to have a material effect on the price or value of Shares or CDIs (so as to enable Noteholders to freely Convert Notes or trade in Shares or CDIs).

6.7                               At any time while any division or department of any Noteholder is in possession of any non-public information provided by the Company (in accordance with clause 14.1.9 or otherwise) and prior to the market update to ASX (or such other Alternative Stock Exchange as applicable) under clause 6.5 or 6.6 (as applicable), such division or department may not transfer, sell, purchase or otherwise trade in any Notes or Options or any Shares or CDIs issued on conversion or exercise of the Notes and Options.

6.8                               For the avoidance of doubt, the restriction in clause 6.7 will apply to a Noteholder only so long as that Noteholder hold Notes.

Conversion by a Noteholder

6.9                               At any time during the Conversion Period, a Noteholder may give the Company an irrevocable notice in the form of a Conversion Notice electing to Convert all or some of the Notes held by the Noteholder and specifying the number of Notes the Noteholder is electing to Convert.

6.10                        Within one Business Day after receipt by the Company of a Conversion Notice under clause 6.9 and provided that an Event of Default is not then continuing, the Company may give the Noteholder a notice electing to redeem the Notes the subject of the Conversion Notice for the Cash Settlement Amount.  If the Company gives such a notice, it must, in respect of the Notes the subject of a Conversion Notice, redeem the Notes for the Cash Settlement Amount, which will become due and payable 21 Trading Days following such notice, and pay that Cash Settlement Amount to the Noteholder following which the Notes will be cancelled and incapable of being Converted.  This clause 6.10 shall not apply in respect of a deemed Conversion Notice under clause 6.14.

6.11                        Subject to clause 24, no later than two Business Days after receipt by the Company of a Conversion Notice (the Conversion Date), the Company must, provided the Company has not given a notice in accordance with clause 6.10:

6.11.1                                      Convert each Note held by the Noteholder and specified in the Conversion Notice and:

6.11.1.1                            allot and issue to CDN the number of Shares calculated in accordance with clause 6.13; and

6.11.1.2                            procure that CDN allots and issues to the Noteholder the number of CDIs representing the Shares issued to CDN under clause 6.11.1.1 (which, at the date of this Deed, is 10 CDIs per Share);

6.11.2                                      enter CDN into the Company’s register of members as the holder of the relevant number of Shares and procure that CDN enters the Noteholder into the register of CDI holders as the holder of the relevant number of CDIs;

6.11.3                                      deliver to the Noteholder (or procure the delivery of) a holding statement showing the Noteholder as the holder of the relevant number of CDIs;

6.11.4                                      apply for and use its reasonable efforts to obtain Official Quotation of the relevant number of CDIs (and the underlying Shares) on ASX as soon as practicable on such terms and conditions as are usual for quotation of securities on ASX; and

6.11.5                                      notwithstanding the issue of the Prospectus, to the extent that any action is required to be taken in order to facilitate the on-sale of Shares or CDIs by the Noteholder, to take such action (including, where required, issuing a further prospectus, cleansing notice or disclosure document in respect of the Shares or CDIs) to ensure that such Shares or CDIs will at all times thereafter be freely tradable on ASX.

6.12                        The Shares and CDIs issued under clause 6.11.1 will rank pari passu with the Shares and CDIs on issue at Conversion and will be issued free from all encumbrances.

6.13                        The number of Shares (represented by CDIs) issuable upon Conversion of any Note shall be determined by dividing the Face Value of the Note Converted (translated into Australian dollars at the Prevailing Rate on the Subscription Date) by the Conversion Price in effect on the Conversion Date.

6.14                        The Noteholder shall automatically be deemed to have given the Company an irrevocable Conversion Notice electing to Convert all of the Notes held by the Noteholder in accordance with clauses 6.9 to 6.13 (inclusive) in the event that both of:

6.14.1                                      the average daily VWAP of the Company’s CDIs as traded on the ASX equals or exceeds A$0.60 for a period of 20 consecutive Trading Days (or where CDIs are no longer quoted on ASX, the VWAP of the Company’s Shares as traded on any Relevant Stock Exchange for a period of 20 consecutive Trading Days equal or exceeds the equivalent of A$6.00 at the Prevailing Rate as at the end of the 20 consecutive Trading Day Period); and

6.14.2                                      the CE Mark Approval Event has occurred.

Certificates

6.15                        On redemption or Conversion of the Notes (as the case may be), the relevant Noteholder must deliver the Certificate(s) for the relevant Note(s) to the Company for cancellation. Cancellation of any Note following its redemption or Conversion will be effected by a reduction in the principal amount of the Notes in the Note Register.

7.                                      ADJUSTMENTS TO CONVERSION PRICE

Undertaking Regarding Conversion

7.1                               The Company agrees that it will not take any action (directly or indirectly), and will use its best efforts to ensure that no action is taken, that would otherwise result in the inability to issue CDIs or Shares on Conversion. The Company further agrees that it will not take any action that would result in a reclassification of its capital stock.

Adjustment for reorganisation of issued capital

7.2                               If the Company at any time after the Subscription Date and before the Maturity Date:

7.2.1                                             effects a subdivision of its Shares, the Conversion Price in effect immediately before that subdivision will be proportionately decreased so that the number of Shares to be issued on Conversion of a Note is increased in proportion to such increase in the aggregate number of Shares which are on issue after the subdivision; or

7.2.2                                             combines its issued Shares, the Conversion Price in effect immediately before the combination will be proportionately increased so that the number of Shares to be issued on Conversion of a Note is decreased in proportion to such decrease in the aggregate number of Shares on issue following the combination.

Any adjustment under this clause 7.2 will become effective at the close of business on the date the subdivision or combination becomes effective.

Adjustment for Certain Dividends and Distributions

7.3                               If the Company at any time after the Subscription Date and before the Maturity Date makes or issues, or fixes a record date for the determination of Securityholders entitled to receive, a dividend or other distribution payable on the Shares in additional Shares, the Conversion Price in effect immediately before such event will be decreased as of the time of such issue or, in the event that a record date has been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

7.3.1                                             the numerator of which will be the total number of Shares issued and outstanding immediately prior to the time of such issue or the close of business on such record date; and

7.3.2                                             the denominator of which will be the total number of Shares on issue immediately prior to the time of such issue or the close of business on such record date plus the number of Shares issuable in payment of such dividend or distribution.

Notwithstanding the above if the record date has been fixed and a dividend is not fully paid or if a distribution is not fully made on the date fixed for the payment of the distribution, the Conversion Price will be recalculated accordingly as of the close of business on such record date and thereafter the Conversion Price will be adjusted pursuant to this clause 7.3 as at the time of actual payment of the dividend or distribution.

Adjustments for Other Dividends and Distributions

7.4                               If the Company at any time after the Subscription Date and before the Maturity Date makes or issues, or fixes a record date for the determination of Securityholders entitled to receive, a dividend or other distribution payable in Securities of the Company (other than a distribution of Shares in respect of outstanding Shares), each Noteholder will receive, simultaneously with the distribution to Securityholders, a dividend or other distribution of such Securities in an amount equal to the amount of Securities that a Noteholder would have received if they had converted all of their Notes into Shares immediately before the date of such event.

Sale of Shares below market price

7.5                               As at the date of this Deed, each Share issued to CDN is represented by 10 CDIs.  In the event that the ratio of CDIs to Shares is adjusted (whether pursuant to an adjustment similar to those provided in clauses 7.2. 7.3 or 7.4 or otherwise) then the number of CDIs issued in respect of Shares issued on Conversion or deemed to be issued under this clause 7 will be adjusted to equal the then effective ratio of CDIs to Shares.  The adjustments to the Conversion Price set out in clauses 7.2 to 7.4 (inclusive) are all made on a Shares basis (based on the overall capitalization of the Company).

7.6                               If the Company at any time after the Subscription Date and before the Maturity Date issues or sells, or is deemed by the express provisions of this clause 7 to have issued or sold, Additional Shares (as defined below), other than as provided in clauses 7.2, 7.3 or 7.4 above, for an Effective Price (as defined below) less than the Current Market Price per Share on the date of the first public announcement of the terms of such issue or sale (a Qualifying Dilutive Issue), then the Conversion Price will be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Conversion Price in effect immediately prior to such issue or sale by a fraction:

7.6.1                                                         the numerator of which will be:

7.6.1.1                                                     the number of Shares outstanding immediately prior to such issue or sale; plus

7.6.1.2                                                     the number of Shares which the Aggregate Consideration (as defined below) received or deemed to be received by the Company for the total number of Additional Shares issued would purchase at the Current Market Price per Share on the date of the first public announcement of the terms of such issue or sale.

7.6.2                                             the denominator of which will be the number of Shares outstanding immediately prior to such issue or sale plus the total number of Additional Shares issued.

7.7                                                       No adjustment will be made to the Conversion Price in an amount less than A$0.01 per Share.  Any adjustment required by clauses 7.5 and 7.6 will be rounded to the nearest A$0.01 per Share. Any adjustment otherwise required by clauses 7.5 or 7.6 that is not required to be made due to the preceding two sentences will be included in any subsequent adjustment to the Conversion Price.

7.8                                                       For the purpose of making any adjustment required under clauses 7.5 and 7.6, the aggregate consideration received by the Company for any issue or sale of securities (the Aggregate Consideration) will:

7.8.1                                             to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company;

7.8.2                                             to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board;

7.8.3                                             if Additional Shares, Convertible Securities (as defined below) or rights or options to purchase either Additional Shares or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both cash or property other than cash, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares, Convertible Securities or rights or options; and

7.8.4                                             if the consideration or price determined pursuant to clauses 7.8.1 and 7.8.2 above (or any component thereof) is in a currency other than the Relevant Currency it will be converted into the Relevant Currency at the Prevailing Rate on the date of the first public announcement of the event giving rise to the adjustment.

7.9                                                       For the purpose of an adjustment required under clauses 7.5 or 7.6, if the Company issues or sells:

7.9.1                                             stock, options, warrants, purchase rights or other securities convertible into Shares (such convertible stock or securities being referred to as Convertible Securities); or

7.9.2                                                   rights or options for the purchase of Shares or Convertible Securities,

and if the Effective Price of such Additional Shares is less than the Current Market Price per Share on the date of the first public announcement of the terms of such issue or sale of Convertible Securities or rights or options, or alternatively in the case of rights or options, at the date of exercise of those rights or options (Exercise Date), in each case the Company will be deemed to have issued (at the time of issue of such rights or options or Convertible Securities or, where applicable, the Exercise Date) the maximum number of Additional Shares which are issuable upon exercise or conversion thereof and to have received as consideration for the issue of such Shares an amount equal to the total amount of the consideration, if any, received by the Company for the issue of such rights or options or Convertible Securities plus:

7.9.3                                                   in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options; and

7.9.4                                                   in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the

Company shall be deemed to have received the minimum amounts of consideration without reference to clauses 7.5 or 7.6.

7.10                                                If the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities that constitute Additional Shares is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price will be recalculated using the figure to which such minimum amount of consideration is reduced; provided that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities that constitute Additional Shares is subsequently increased, the Effective Price will be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities.

7.11                                                No further adjustment of the Conversion Price, as previously adjusted pursuant to clauses 7.5 to 7.11 (inclusive) upon the issue of such rights, options or Convertible Securities, will be made as a result of the actual issue of Additional Shares or the exercise of any such rights or options or the conversion of any such Convertible Securities.  If any such rights or options or the conversion privilege represented by any such Convertible Securities expires without having been exercised, such Conversion Price as previously adjusted pursuant to clauses 7.5 to 7.11 (inclusive) upon the issue of such rights, options or Convertible Securities, will be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares so issued were the Additional Shares, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment will not apply to prior conversions of the Notes.

7.12                                                For the purpose of making any adjustment to the Conversion Price required under clauses 7.5 to 7.11 (inclusive), “Additional Shares” will mean all Shares issued by the Company or deemed to be issued pursuant to clauses 7.5 to 7.11 (inclusive) (including Shares subsequently reacquired or retired by the Company), other than:

7.12.1                                       Notes or Options issued under this Deed;

7.12.2                                      Shares issued upon conversion of the Notes or upon exercise of the Options issued under this Deed;

7.12.3                                      Shares or Convertible Securities issued after the Subscription Date pursuant to an Employee Incentive Scheme of the Company (including all Shares that may be issued on conversion or exercise of such Convertible Securities);

7.12.4                                      Shares issued pursuant to the exercise of Convertible Securities on issue as at the Subscription Date;

7.12.5                                      Shares issued under any Share Purchase Plan which is undertaken within six months of the date of the issue of Notes and Options to Noteholders under this Deed;

7.12.6                                      up to US$5 million worth of new Shares (calculated based on the VWAP of Shares or (where applicable) CDIs over the 20 Trading Days prior to the private placement, at the Prevailing Rate as at the end of that 20 Trading Day period) under a private placement to sophisticated and institutional investors within six months of the date of the issue of the Notes and Options to Noteholders under this Deed at a price that is at least 95% of the VWAP of Shares or (where applicable) CDIs over the 20 Trading Days prior to the offer to such investors;

7.12.7                                      Shares with respect to which the Noteholders by Unanimous Resolution have waived the anti-dilution rights provided for in clauses 7.5 to 7.11 (inclusive); and

7.12.8                                      an adjustment which would contravene the Delaware General Corporate Law or the ASX Listing Rules,

PROVIDED THAT the maximum aggregate number of Shares (including Shares issued upon conversion or exercise of any Convertible Securities issued pursuant to clause 7.12.3) to which the exceptions in clauses 7.12.3, 7.12.5 and 7.12.6 apply is 8,700,000 Shares.

References to Shares in clause 7.12 above will mean all Shares issued by the Company or deemed to be issued pursuant to clauses 7.5 to 7.11 (inclusive).

The “Effective Price” of Additional Shares will mean the quotient determined by dividing the total number of Additional Shares issued or sold, or deemed to have been issued or sold by the Company under clauses 7.5 to 7.11 (inclusive), into the Aggregate Consideration received, or deemed to have been received by the Company for such issue under clauses 7.5 to 7.11 (inclusive) for such Additional Shares.  In the event that the number of Additional Shares or the Effective Price cannot be ascertained at the time of issue, such Additional Shares will be deemed issued immediately upon the occurrence of the first event that makes such number of Shares or the Effective Price, as applicable, ascertainable.

Certificate as to Adjustments

7.13                                                                        Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this clause 7, the Company at its expense will, as promptly as reasonably practicable but in any event not later than 10 Business Days thereafter, compute such adjustment or readjustment in accordance with the terms of this Deed and provide to each Noteholder a certificate setting out such adjustment or readjustment (including the kind and amount of securities, cash or other property into which a Note is convertible) and showing in detail the facts and computations upon which such adjustment or readjustment is based.  The Company will, as promptly as reasonably practicable after the written request at any time of any Noteholder (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such Noteholder a certificate setting out:

7.13.1                                             the Conversion Price then in effect; and

7.13.2                                            the number of Shares (and consequent number of CDIs) and the amount, if any, of other securities, cash or property which then would be received upon the conversion of a Note.

8.                                      ISSUE OF SHARES ON CONVERSION OF NOTES

8.1                               The Shares and CDIs issued upon Conversion of the Notes will be fully paid and will in all respects rank pari passu with the fully paid Shares and CDIs on issue on the relevant Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Shares and CDIs will not rank for (or, as the case may be, the Noteholder will not be entitled to receive) any rights, distributions or payments on any record date or other due date for the establishment of entitlement in respect of the Shares or CDIs on issue on the relevant Conversion Date which falls prior to the relevant Conversion Date.

9.                                      DISCHARGE AND RELEASE

9.1                               The Company will immediately be discharged and released from its liabilities and obligations under this Deed (other than liabilities for any breach of, or claim in relation to, this Deed prior to the date of such discharge and release) in respect of any particular Note on the first to occur of the date on which:

9.1.1                                             if Conversion has not occurred, the Redemption Amount for that Note has been satisfied in full; or

9.1.2                                             if Conversion has occurred, the Conversion of that Note has been completed in accordance with clauses 6.9 to 6.13 (inclusive).

9.2                               Notwithstanding clause 9.1, the Company will not be released from any obligations under clause 13.3 or any other provision of this Deed expressed to apply for the benefit of Optionholders and obligations which it has with respect to the issue or exercise of the Options (or any Shares and CDIs which are required to be issued on exercise of the Options by an Optionholder) as a result of the Conversion of the Notes or the satisfaction of the Redemption Amount in full in respect of a Note.

9.3                               If for any reason (including under any law relating to bankruptcy, insolvency, fiduciary obligations or the protection of creditors):

9.3.1                                             all or part of any transaction of any nature (including any payment or transfer) made during the term of this Deed which affects or relates in any way to obligations owed or discharged to a Noteholder or Optionholder is void, set aside or voidable;

9.3.2                                             any claim that anything contemplated by paragraph 9.3.1 is upheld, conceded or compromised; or

9.3.3                                             any Noteholder or Optionholder is required to return or repay any money or asset received by it under any such transaction or the equivalent in value of that money or asset, that Noteholder or Optionholder will, notwithstanding clause 9.1 or any release or discharge under it, immediately become entitled to all rights which it would have had if all or the relevant part of the transaction or receipt had not taken place.  The Company shall indemnify on demand that Noteholder or Optionholder against any resulting loss, cost or expense.  This clause 9 continues to apply after this Deed is terminated or discharged.

10.                               EVENTS OF DEFAULT

Events of Default

10.1                        It is an event of default (Event of Default) if, at any time:

10.1.1                                      the Company fails to pay or repay an amount due under and in the manner required by this Deed unless the Noteholders by Resolution are satisfied that the failure to pay is due to technical or administrative delays in the transmission of funds and the relevant amount is paid within five Business Days of the date due for payment;

10.1.2                                      any:

10.1.2.1                            Finance Debt of the Group is not paid when due nor within any originally applicable grace period;

10.1.2.2                            Finance Debt of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described);

10.1.2.3                            any commitment for any Finance Debt of the Group is cancelled or suspended by a creditor as a result of an event of default (however described); or

10.1.2.4                            any creditor of the Group becomes entitled to declare any Finance Debt due and payable prior to its specified maturity as a result of an event of default (however described), provided that no Event of Default will occur under this clause 10.1 if the aggregate amount of all Finance Debt or commitment for Finance Debt falling within clause 10.1.2.1 to 10.1.2.4 above is less than US$1,000,000 (or its equivalent);

10.1.3                                      an Authorisation, approval or consent which is material to the Group or its business is cancelled, repealed, revoked or terminated or has expired, or is modified or amended or conditions are attached to it in a manner which is likely to have a Material Adverse Effect;

10.1.4                                      the Company or Key Management fails to perform any material obligation under or otherwise materially breaches a Transaction Document (other than as set out in clause 10.1.1) unless in the reasonable opinion of Noteholders by Resolution such failure is capable of remedy and is so remedied within 10 Business Days of such failure;

10.1.5                                      any warranty or representation made by the Company or Key Management in a Transaction Document or the Prospectus is or becomes false, misleading or incorrect in any material respect when made or regarded as made by the

Company or Key Management under the Transaction Documents unless in the reasonable opinion of the Noteholders by Resolution such failure is capable of remedy and is so remedied within 10 Business Days of such failure;

10.1.6                                      an Insolvency Event occurs in relation to any member of the Group;

10.1.7                                      if the Group is in breach of an applicable law, regulation, Authorisation, listing rule, or court order, official directive or ruling of any Government Agency binding on it which is likely to have a Material Adverse Effect;

10.1.8                                      any person becomes entitled to repudiate, terminate, rescind or avoid any material provision of a Transaction Document;

10.1.9                                      the CDIs of the Company cease to be quoted on the ASX or are suspended from trading for more than 5 consecutive Trading Days unless the Noteholders by Resolution agree to a longer period of suspension; or

10.1.10                               where Shares in the Company have been quoted on any Relevant Stock Exchange, the Shares of the Company cease to be quoted on the Relevant Stock Exchange or are suspended from trading for more than 5 consecutive Trading Days unless the Noteholders by Resolution agree to a longer period of suspension.

Acceleration

10.2                        Subject to clause 10.3, at any time after the occurrence of any Event of Default, and while such Event of Default is continuing, the Majority of Noteholders may declare the Notes to be immediately due and payable in accordance with clause 10.4 (subject to clause 10.5, without prejudice to the Noteholders to Convert their Notes in accordance with the provisions of this Deed) (a Declaration of Acceleration).

10.3                        At any time after the occurrence of an Event of Default under clause 10.1.6 as a result of an Insolvency Event described in paragraphs (b), (d), (e) and/or (f) of that definition, all Notes then outstanding shall automatically become and be immediately due and payable in accordance with clause 10.4 without any declaration or other act on the part of any Noteholder (subject to clause 10.5, without prejudice to the Noteholders’ rights to Convert their Notes in accordance with the provisions of this Deed) (an Automatic Acceleration and, together with a Declaration of Acceleration, an Acceleration Event).

10.4                        Following an Acceleration Event (and whether or not an Event of Default is thereafter continuing), the Redemption Amount will become immediately due and payable in respect of all Notes without any further action by the Noteholders.

10.5                        For the avoidance of doubt, if any Acceleration Event occurs and the Redemption Amount in respect of a Note has been paid in full, no Noteholder may thereafter elect to Convert that Note.

11.                               COLLECTIVE ACTION BY NOTEHOLDERS AND PROPORTIONAL SHARING OF PAYMENTS

Meetings of Noteholders

11.1                        The Meeting Procedures apply to all meetings, Resolutions and Unanimous Resolutions of Noteholders which are required pursuant to the terms of this Deed.

Resolutions

11.2                        By a Resolution (or a Unanimous Resolution where required by clause 11.3) , the Noteholders may:

11.2.1                                      vote; and

11.2.2                                      authorise, ratify and confirm anything done, to be done or not done by the Noteholders,

in respect of the performance or exercise of any of the duties, rights, powers and remedies exercisable by the Noteholders by Resolution (or where required, Unanimous Resolution).

Unanimous Resolutions

11.3                        A Unanimous Resolution is required for any amendment, waiver or consent of, or in relation to, any term of any Transaction Documents that has the effect of changing or which relates to:

11.3.1                                      any provision which expressly requires the consent of all Noteholders;

11.3.2                                      the definitions of “Majority of Noteholders”, “Resolution” or “Unanimous Resolution” in clause 30;

11.3.3                                      any extension of the term of the Notes or their Maturity Date;

11.3.4                                      a reduction in the amount of any payment of principal, interest, fees or any other payment obligation;

11.3.5                                      a change in currency of payment of any amount under this Deed;

11.3.6                                      a change of entity that is the Company;

11.3.7                                      when and on what terms a Noteholder’s Notes will Convert or be redeemed, cancelled or otherwise repaid or prepaid; or

11.3.8                                      this clause 11, clause 26, clause 27.1.1 or clause 29.17.

Resolutions binding

11.4                        Each Noteholder is bound by the terms of each Resolution or Unanimous Resolution which is passed by the Noteholders.

Payments

11.5                        The Company will ensure that all payments or repayments of amounts due and payable under or in connection with this Deed are made in the following order of payment:

11.5.1                                      First: rateably among the Noteholders in proportion to the outstanding principal amount of each Noteholder’s Notes relative to the total outstanding principal amount of all outstanding Notes (Noteholder’s Proportional Share) in respect of any Redemption Amount then due and payable; and

11.5.2                                      Secondly: rateably among the Noteholders in proportion to each of their Noteholder’s Proportional Share in respect of any payment or repayment (excluding in respect of any Redemption Amount).

11.6                        Clause 11.5 applies despite any rule of law or equity to the contrary or the respective dates on which anything is done.

Proportionate Sharing

11.7                        If the Noteholders determine by Resolution that the Company is unable to satisfy all outstanding obligations to all of the Noteholders and Optionholders in full on the due date or within any agreed grace period, then on and from that day (Determinate Date):

11.7.1                                      each Noteholder and Optionholder will notify each other Noteholder and Optionholder of all amounts received by it under or in connection with this Deed and applied in satisfaction of any payment due from the Company whether before or after the Determinate Date;

11.7.2                                      if any Noteholder or Optionholder (Sharing Party) has received or recovered any money in satisfaction of any obligation of the Company under or in connection with this Deed in any way (including by set-off) other than in accordance with the order required by clause 11.5 (Incorrect Recovery), and the Company is or otherwise becomes unable to satisfy all outstanding obligations to each other Noteholder and Optionholder in full:

11.7.2.1                            the Sharing Party agrees to make such payments as are necessary to each other Noteholder or Optionholder so that the order of payment in clause 11.5 is preserved as between the parties in respect of all outstanding obligations (each a Sharing Payment);

11.7.2.2                            the liability of the Company to each Sharing Party will be increased by the total amount of all Sharing Payments made by that Sharing Party as though those payments had been made directly to the parties receiving the Sharing Payments;

11.7.2.3                            the liability of the Company to each person receiving a Sharing Payment will be reduced by the amount of those Sharing Payments; and

11.7.2.4                            without limiting clause 11.7.2.2, the Company will indemnify each Sharing Party to the extent that (despite clause 11.7.2.2) its liability to that Sharing Party was discharged by the initial recovery or payment to it by the Company or otherwise for any loss, cost or expense as a result of making a Sharing Payment;

11.7.3                                     where:

11.7.3.1                            any Incorrect Recovery and Sharing Payment leaves any party with a claim against the Company that is less than all outstanding obligations owing to it under or in connection with this Deed (Shortfall), the Noteholders and Optionholders agree that each person receiving a Sharing Payment will assign to the Sharing Party any corresponding debt owed by the Company to that person under this Deed in an amount equal to the lesser of the amount received by that person as a Sharing Payment and the Shortfall;

11.7.3.2                            the Sharing Party will be entitled to all rights (including interest and voting rights) under this Deed in respect of the debt so assigned and that assignment will take effect automatically on payment of the Sharing Payment; and

11.7.4                                      if a Sharing Party is required to disgorge or unwind all or part of the relevant Incorrect Recovery then the other Noteholders and Optionholders will make such payments to it as are necessary to ensure that all of the Optionholders and Noteholders share rateably in the amount of the recoveries or payments retained in accordance with clause 11.5.  Clauses 11.7.2 and 11.7.3 apply only to the retained amount.

11.8                        A Noteholder or Optionholder who does not accept an invitation to join an action against the Company or does not share in the costs of the action (in each case having been given a reasonable opportunity to do so) is not entitled to share in any amount so recovered.

12.                               REPRESENTATIONS AND WARRANTIES

Noteholder warranties

12.1                        Each Noteholder represents and warrants the following to each other party:

12.1.1                                      it is duly registered and validly existing under the laws of the jurisdiction of its registration;

12.1.2                                      it has the corporate power to enter into and perform its obligations under this Deed and to carry out the transactions contemplated by it;

12.1.3                                      it has taken all necessary corporate action to authorise the entry into, and performance of, this Deed and to carry out the transactions contemplated by it;

12.1.4                                      this Deed constitutes its valid and binding obligations, subject to the application of equitable principles or laws relating to insolvency and any necessary stamping and registration;

12.1.5                                      no Insolvency Event has occurred in relation to it;

12.1.6                                      neither the execution and performance by it of this Deed nor any transaction contemplated under it will violate in any respect any material provision of:

12.1.6.1                            a material applicable law;

12.1.6.2                            its constituent documents; or

12.1.6.3                            any other material document, agreement or other arrangement binding upon it or its assets; and

12.1.7                                      it is:

12.1.7.1                            in the case of an Australian resident Noteholder, a ‘sophisticated investor’ for the purposes of section 708(8) of the Corporations Act or a ‘professional investor’ as defined in section 9 of the Corporations Act or otherwise falls within the ambit of section 708(11) of the Corporations Act; or

12.1.7.2                            an individual or entity to whom the Notes and Options can be issued under the laws of the relevant jurisdiction in which they reside without the need for registration, lodgement or other formality;

Accredited Investor and Regulation S warranties

12.1.8                                      it is a non U.S. person and:

12.1.8.1                            such Noteholder acknowledges and understands the following information concerning the restrictions on transfer of the Notes and the Options and CDIs required by Regulation S of the Securities Act (Regulation S): (i) since the securities are being offered for sale to such Noteholder without registration or qualifications under federal securities laws of the United States, such Noteholder understands that any and all securities issued pursuant to this Deed, including any CDIs will be subject to certain transfer restrictions and the certificate legend described in this Deed required by Regulation S; (ii) Regulation S is a series of rules and guidelines creating an exemption from the registration requirements of the Securities Act for the sale of stock and other securities to a non-”U.S. person,” in “offshore transactions” (each as defined in Regulation S).  The Regulation S exemption requires the Company to ensure that securities sold by the Company in reliance on this exemption are not sold to U.S. persons, or for the account or benefit of any U.S. person.  All securities sold by the Company under the Regulation S exemption are subject to the restriction that such securities may not be resold or offered for resale to any U.S. person for a “restricted period” of six months; and (iii) the foregoing is only a brief summary of selected aspects of Regulation S, and is not intended as a complete explanation or summary of Regulation S, or as legal advice.  Prospective foreign investors are encouraged to consult with their own legal counsel prior to purchasing securities issued under Regulation S;

12.1.8.2                            such Noteholder represents that the Noteholder is not acquiring the Notes or Options for the account or benefit of any U.S. person.  The Noteholder understands and agrees that the undersigned may resell the securities to a U.S. person only in accordance with the provisions of Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Such Noteholder acknowledges that no offer of securities was made to the Noteholder while the undersigned was physically present in the United States, and that at the time of the Noteholder’s execution and transmittal of this Deed the Noteholder was not physically present in the United States; and

12.1.8.3                            it acknowledges that any securities issued in respect of or in exchange for the Notes and Options that are issued to non-U.S. persons pursuant to Regulation S (as defined above) shall have a legend attached as follows:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISTRIBUTED DIRECTLY OR INDIRECTLY, IN THE UNITED STATES, ITS TERRITORIES, POSSESSIONS, OR AREAS SUBJECT TO ITS JURISDICTION, OR TO OR FOR THE ACCOUNT OR BENEFIT OF A “U.S. PERSON” AS THAT TERM IS DEFINED IN RULE 902 OR REGULATION S OF THE ACT, AT ANY TIME PRIOR TO SIX (6) MONTHS AFTER THE ISSUANCE OF THIS CERTIFICATE, EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SUCH ACT, OR (II) IN COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.  ANY SALES, TRANSFERS OR DISTRIBUTIONS OF THE SECURITIES MUST BE MADE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF THE ACT.

Company warranties

12.2                        The Company makes the following representations and warranties to each Noteholder in respect of it and each member of the Group:

12.2.1                                      it is a corporation which is validly existing under the laws of the place of its incorporation;

12.2.2                                      it has the corporate power to enter into and perform its obligations under this Deed and to carry out the transactions contemplated by it (including, without limitation, the issuance of CDIs or Shares upon Conversion of the Notes or exercise of the Options or the issuance of Shares upon conversion of CDIs to Shares, in each case in accordance with the terms of this Deed) and to carry on its business as now conducted or contemplated;

12.2.3                                      it has taken all necessary corporate action to authorise the entry into and performance of the Transaction Documents to which it is a party and to carry out the transactions contemplated by it and, when issued in accordance with this Deed, the Notes or Options, and as applicable, the CDIs or Shares issuable upon Conversion of the Notes or exercise of the Options and the Shares issuable upon conversion of CDIs to Shares in accordance with clause 24, will, in each case, be duly and validly issued, fully paid and non-assessable and will be free and clear of all liens, claims or encumbrances, other than transfer restrictions under U.S. federal and state securities laws;

12.2.4                                      the Transaction Documents to which it is party constitute valid and binding obligations on it enforceable in accordance with their terms, subject to the application of equitable principles or laws relating to insolvency;

12.2.5                                      the execution and performance by the Company of the Transaction Documents to which it is a party and each transaction contemplated by them does not and will not, to the knowledge of the Company, violate in any respect a material provision of:

12.2.5.1                            a material applicable law or treaty;

12.2.5.2                            a judgement, ruling order or decree of a Government Agency binding on it;

12.2.5.3                            its by-laws or other constituent documents; or

12.2.5.4                            any other material document, agreement or other arrangement which is binding on it or its assets,

and, except as provided by this Deed, did not and will not:

12.2.5.5                            allow a person to accelerate or cancel an obligation with respect to a Finance Debt; or

12.2.5.6                            constitute an event of default, cancellation event, prepayment event or similar event (whatever called) under an agreement relating to a Finance Debt whether immediately or after notice or lapse of time or both;

12.2.6                                      all written (including in electronic form) financial and other information and statements provided to Noteholders (or any one of them) in connection with the Transaction Documents in the six months prior to the entry into this Deed or thereafter by the Noteholders was true, current, correct and complete in all material respects as at the date on which it was supplied and gives a true and fair view of the matters which it deals with and there were at that date no other facts or circumstances, the omission to provide knowledge of which would make such information or statement misleading in any material respect;

12.2.7                                      no litigation, arbitration, Tax claim, dispute or administrative or other proceeding involving any member of the Group is actual or pending or, to the best of its knowledge, threatened, which is likely to have a Material Adverse Effect;

12.2.8                                      there is no existing Event of Default or Potential Event of Default;

12.2.9                                      each Authorisation which is required in relation to:

12.2.9.1                            the execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the transactions contemplated by them (other than the Securityholder Approval);

12.2.9.2                            the validity and enforceability of the Transaction Documents; and

12.2.9.3                            the Group’s business as now conducted or contemplated and which is material,

has been obtained or effected;

12.2.10                               each member of the Group has complied with all laws binding on it where failure to do so would have a Material Adverse Effect;

12.2.11                               no Insolvency Event has occurred in relation to the any member of the Group;

12.2.12                              there are no Security Interests subsisting over any of the assets of the Group (excluding any Permitted Security);

12.2.13                              its obligations under the Transaction Documents rank at least pari passu with all of its unsecured and unsubordinated senior obligations, except for obligations mandatorily preferred by law applying to companies generally;

12.2.14                               it and each member of the Group is the legal and beneficial owner of, and has good and marketable title to, all the assets of which an ownership interest on its part is reflected in its most recent audited accounts released to the Relevant Stock Exchange;

12.2.15                               the Company is in compliance with the Delaware General Corporation Law, the ASX Listing Rules (including but not limited to continuous disclosure obligations) or equivalent in relation to each Relevant Stock Exchange, and the rules and regulations of the SEC in all material respects to the extent applicable to the Company and the Company is not withholding any information from public disclosure in reliance on ASX Listing Rule 3.1A (or equivalent) that has not been disclosed in writing to the Noteholders prior to the date of this Deed;

12.2.16                               the Prospectus complies (and will when lodged comply) with all requirements of the Corporations Act;

12.2.17                               none of the Company nor any director, officer, agent, employee, affiliate or any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”), is aware of or has taken any action, directly or indirectly, that would result in a violation of or has violated the U.S. Foreign Corrupt Practices Act, as amended, the United Kingdom Bribery Act, as amended, or any other applicable anti-bribery or anti-corruption laws, including, without limitation, using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful payments to any foreign or domestic governmental official or employee from corporate funds, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Government Entity, as defined below, to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

12.2.17.1                     influencing any act or decision of such Government Official in his official capacity;

12.2.17.2                     inducing such Government Official to do or omit to do any act in relation to his lawful duty;

12.2.17.3                     securing any improper advantage; or

12.2.17.4                     inducing such Government Official to influence or affect any act or decision of any Government Entity,

in order to assist the Company or any of its Subsidiaries in obtaining or retaining business for or with, or directing business to the Company or any of its Subsidiaries or in connection with receiving any approval of the transactions contemplated herein.  None of the Company Affiliate has accepted anything of value for any of the purposes listed in clauses 12.2.17.1 through 12.2.17.4 of this clause;

12.2.18                               the operations of the Company are and have been conducted at all times in compliance with applicable anti-money laundering statutes of all jurisdictions, including, without limitation, all Australia and U.S. anti-money laundering laws, the rule and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, threatened;

12.2.19                               no member of the Group is engaged in insurance, banking and financial services, telecommunications, public utility businesses or any other regulated businesses other than the medial devices industry and the pharmaceutical industry;

12.2.20                               the board of directors of the Company has taken all action so that no Noteholder will be prohibited from entering into or consummating a “business combination” with the Company (in each case as such term is used in Section 203 of the Delaware General Corporation Law) as a result of the execution of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby;

12.2.21                               it and each member of the Group:

12.2.21.1                     to the best of its actual knowledge having made due and careful inquiry, is the sole legal and beneficial owner of or has licensed to it on arm’s length and customary commercial terms all of the Intellectual Property and Key Assets which is material in the context of its business and operations as currently conducted or which is required by it in order to carry on its business or operation as it is being conducted and as contemplated or in relation to the commercialisation of Fantom;

12.2.21.2                     to the best of its actual knowledge having made due and careful inquiry, does not, in carrying on its business or operations, infringe any Intellectual Property of any third party in any respect; and

12.2.21.3                     has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property and Key Assets owned by it;

12.2.22                               the choice of governing laws of the Transaction Documents will be recognised and enforced in the State of Delaware; and

12.2.23                               any non-appealable judgment obtained in relation to the Transaction Documents in the State of Delaware will be recognised and enforced in the State of Delaware in accordance with the laws of that state in respect of enforcement of judgments, except as limited by laws of general application relating to bankruptcy, insolvency and relief of debtors.

Reliance on representations and warranties

12.3                        Each party acknowledges that each other party has entered this Deed in reliance on the representations and warranties made to them in this clause 12.

Repetition

12.4                        Each representation and warranty in this clause 12 will be made on the date of this Deed, the Subscription Date and each Repeating Representation will be made on each Calculation Date, in each case on the basis of the facts and circumstances then subsisting save as disclosed in writing to and agreed to by the other relevant parties.

13.                               UNDERTAKINGS

Undertaking to pay and observe obligations

13.1                        The Company acknowledges its indebtedness to each Noteholder for the Principal Outstanding under the Notes issued to that Noteholder under this Deed.

13.2                        The Company unconditionally and irrevocably undertakes to each Noteholder:

13.2.1                                      to pay, in respect of that Note, all payments of principal, interest and other amounts in respect of the Note in accordance with this Deed; and

13.2.2                                      to observe its obligations under, and to comply with, and procure the compliance as necessary of any third parties, to the terms and conditions outlined in the Transaction Documents with respect to the Notes and Options and of Key Management with respect to their obligations under the Lock-Up Agreement.

Company capital

13.3                        For so long as any Notes remain outstanding or Options remain unexercised, the Company must not, except to the extent that the Noteholders by Resolution (or, where no Notes remain outstanding, all of the Optionholders) otherwise agree:

13.3.1                                      issue or grant, and must procure that no other person, company or entity at the direction or request of or pursuant to any arrangements with the Company issues or grants or agrees to issue or grant, any Securities, other than:

13.3.1.1                            in the circumstances described in clause 7.12.1 to 7.12.7, provided that the maximum aggregate number of Shares (including Shares issued on conversion or exercise of any Convertible Securities issued pursuant to clause 7.12.3) to which the exceptions in clauses 7.12.3, 7.12.5 and 7.12.6 apply is 8,700,000 Shares;

13.3.1.2                            a pro-rata issue or bonus issue (as defined in the ASX Listing Rules) to its Securityholders;

13.3.1.3                            as contemplated in the context of an initial public offering of the Company’s Shares and associated listing on NASDAQ or following such an offering; or

13.3.1.4                            to the extent that, acting in good faith and in accordance with their fiduciary duties to the Company under applicable law, the directors of the Company form the view that failure to make such an offering would be a breach of such fiduciary duties.

Right of First Offer

13.4                        For so long as any Notes remain outstanding, the Company shall notify each Noteholder in writing (a Debt ROFO Notice) if it or any member of the Group proposes to or is considering a proposal to issue, incur or raise any Finance Debt (other than Finance Debt of the kind referred to in paragraphs (a) or (d) of that definition arising in the ordinary course of trading) (New Debt Raising) and shall include in such notice any outline terms of the New Debt Raising.

13.5                        Each Noteholder who expresses an interest in participating in the New Debt Raising within 5 Business Days of receipt of the Debt ROFO Notice (the ROFO Noteholders) has a separate and independent right, but not the obligation, to enter into negotiations with the Company to agree terms for the New Debt Raising.

13.6                        If there are no ROFO Noteholders, or the Company is unable to reach agreement with any ROFO Noteholders in relation to the terms of the New Debt Raising, the Company may, subject to this Deed, enter into discussions and negotiations with persons who are not Noteholders in relation to the New Debt Raising.

13.7                        If the Company agrees terms for the proposed New Debt Raising with any person (including a Noteholder), it must provide each other Noteholder with written notice of the proposed New Debt Raising and the terms of such New Debt Raising (Debt ROFR Notice).

13.8                        The Company shall also promptly provide any additional information regarding the New Debt Raising as may be requested by any Noteholder.

13.9                        Each Noteholder shall have the right, but not the obligation, to participate in up to fifty percent (50%) of any such New Debt Raising on the terms and at the price specified in the Debt ROFR Notice, or on such other terms as are agreed by the parties, by giving notice in writing to the Company before the later of 5 Business Days after the Debt ROFR Notice and 15 Business Days after the Debt ROFO Notice.

13.10                 If multiple Noteholders elect to participate in any New Debt Raising, those Noteholders will, to the extent required, participate in the New Debt Raising pro rata in accordance with their respective Noteholder’s Proportional Share on the date of the Debt ROFR Notice.

13.11                 If each of the Noteholders elects not to participate in the New Debt Raising that is the subject of a Debt ROFR Notice, then the Company may execute such New Debt Raising with any other party (if otherwise permitted by the terms of this Deed), provided that the proposed terms of such New Debt Raising are no more favorable than those offered to the Noteholders in the Debt ROFR Notice.

13.12                 No person may at any time be allowed to participate in any New Debt Raising on terms more favourable than those offered to the Noteholders.

Alternative Stock Exchanges

13.13                 The Company agrees to use reasonable efforts to effect an SEC-registered initial public offering of its shares and an associated listing on NASDAQ or any other securities exchange approved by a Majority of Noteholders as soon as practicable after September 2015.  In the event of such initial public offering, each Noteholder shall have the right to require the Company to register the Shares held the by Noteholder (or Shares which would be held upon Conversion of its Notes or exercise of its Options) for sale in such initial public offering in accordance with the terms of the Registration Rights Agreement.

13.14                 If the Company lists on any Alternative Stock Exchange, and as a result of such listing any provision of the Transaction Documents becomes ineffective or unenforceable, or a right of a Noteholder is materially and adversely affected, then the Company agrees to use best efforts to agree and implement such alternative or additional rights as are necessary in the reasonable opinion of the Noteholders to give them equivalent rights as they enjoyed prior to such listing, or if such equivalent rights cannot be granted to the Noteholders within 30 days after such listing, to indemnify the Noteholders against any loss (including material diminution of the value of the rights enjoyed by Noteholders) the Noteholders suffer as a result of such listing.

14.                               COVENANTS BY THE COMPANY

14.1                        At all times prior to the earlier of Maturity Date and the date on which all of the Notes have been redeemed or Converted in accordance with this Deed, the Company must:

14.1.1                                      not declare, or make a determination to pay, a Dividend to its Securityholders;

14.1.2                                      not, and must procure that no member of the Group will, incur or permit to subsist any Finance Debt other than Permitted Debt;

14.1.3                                      not, and must procure that no member of the Group will grant or permit to exist any Security Interests over:

14.1.3.1                            any Intellectual Property held by any member of the Group (including, without limitation, Key Assets) without the consent of the Majority of Noteholders other than Permitted Security described in paragraph (a), (b) or (c)(i) of that definition; or

14.1.3.2                            any other asset of the Group other than Permitted Security;

14.1.4                                      not, and must procure that no member of the Group will dispose of, sell, lend, license or part with possession of or create an interest in:

14.1.4.1                            any Intellectual Property held by any member of the Group (including, without limitation, Key Assets) without the consent of the Majority of Noteholders; or

14.1.4.2                            any other asset of the Group other than a Permitted Disposal;

14.1.5                                      not return to Securityholders by Dividend, return of capital or other form of distribution, the proceeds received by any member of the Group from any Permitted Disposal of an asset of the Group;

14.1.6                                      not, and must procure that no member of the Group will, acquire or agree to acquire any asset or enter into any joint venture entity or structure other than a Permitted Acquisition;

14.1.7                                      not, and must procure that no member of the Group will, enter into any amalgamation, demerger, merger or corporate reconstruction other than a Permitted Transaction;

14.1.8                                      supply to each Noteholder, copies of all documents dispatched by the Company to its Securityholders generally (or any class of them) or dispatched to its creditors generally (or any class of them) at the same time as they are dispatched;

14.1.9                                      once every month during the Conversion Period, procure that appropriate senior Company officers provide a written presentation or report to the Noteholders (other than any Noteholder who has given notice to the Company (that it has not revoked) that it elects to opt out of its rights under this clause) about the Group’s progress towards the occurrence of a Milestone Event or CE Mark Approval Event and any other matter which a Noteholder may reasonably request which relates to the Group’s ability to meet its obligations under the Transaction Documents, including details of any new Intellectual Property or Key Asset and details of any variation, amendment or replacement of any Intellectual Property or Key Assets;

14.1.10                               procure that all of its obligations under the Transaction Documents will at all times rank at least pari passu with all of its other present and future unsecured and unsubordinated senior obligations, except for obligations mandatorily preferred by law applying to companies generally or any obligations under any Permitted Debt;

14.1.11                               not substantially change the general nature or scope of the business of any member of the Group from that carried out on the date of this Deed, except as required by law;

14.1.12                               ensure that each Authorisation required for:

14.1.12.1                     the execution and delivery (if applicable) and the performance by it of the Transaction Documents to which it is a party and the transactions contemplated by them;

14.1.12.2                     the validity and enforceability of the documents described in clause 14.1.12.1; and

14.1.12.3                     the development, conduct and operation of the Group’s business and which is material to the Group,

is obtained and maintained in full force and effect and that any breach is promptly rectified;

14.1.13                               fully comply, and procure that each member of the Group will fully comply, with all applicable laws which are binding on it or such member of the Group (as the case may be) in all respects, unless failure to do so would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect;

14.1.14                               ensure that it and each member of the Group:

14.1.14.1                     use best efforts to preserve and maintain the subsistence and validity of the Intellectual Property and Key Assets necessary for the business of the Group;

14.1.14.2                     use reasonable efforts to prevent any infringement in any material respect of the Intellectual Property;

14.1.14.3                     makes registrations and pay all registration fees and taxes necessary to maintain their Intellectual Property in full force and effect and record their interest in that Intellectual Property in such countries and territories where the Company’s Intellectual Property is currently registered or in which an application for registration has been filed;

14.1.14.4                     uses best efforts to not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Group to use such property; and

14.1.14.5                     uses best efforts to not discontinue the use of the Key Asset or any other Intellectual Property held by any member of the Group as of the date of this Agreement or subsequently acquired;

14.1.15                               use its best efforts to procure the occurrence of the Milestone Event and the CE Mark Approval Event as soon as is reasonably practicable;

14.1.16                               not, and must procure that no member of the Group will, enter into any transaction with any person except on arm’s length terms and for full market value; and

14.1.17                               take out and maintain, and must procure that each member of the Group will take out and maintain, insurance with reputable and substantial insurance companies against the risks and liabilities to which the Group is exposed to the extent appropriate having regard to those risks and liabilities and the insurances that comparable businesses would maintain (including without limitation, clinical trial insurances and product liability insurances) and not do, omit or permit anything which may cancel, reduce or prejudice any of the insurances or any claim or recovery under them.

15.                               INDEMNITIES FROM COMPANY

Currency indemnity

15.1                        If any sum due from the Company under this Note Deed (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

15.1.1                                      making or filing a claim or proof against the Company; or

15.1.2                                      obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Company shall as an independent obligation, within 3 Business Days of demand, indemnify the Noteholder or Optionholder to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

15.2                        The Company waives any right it may have in any jurisdiction to pay any amount under this Note Deed in a currency or currency unit other than that in which it is expressed to be payable.

15.3                        On making any conversion under clause 15.1, the Noteholder or Optionholder may itself or through its bankers purchase one currency with another, whether or not through an intermediate currency whether spot or forward, in the manner and amounts and at such times as it sees fit.

Indemnities

15.4                        The Company will, within 10 Business Days, pay on demand, and indemnify on demand each Noteholder and Optionholder against, any cost, loss or liability incurred by them as a result of:

15.4.1                                      the occurrence of any Event of Default including the exercise of any rights, discretions or powers that arise upon an Event of Default;

15.4.2                                      any false or misleading statement or material omission in any information provided to a Noteholder or Optionholder in the six months prior to the entry into this Deed by the Noteholders and Optionholders including in relation to any conduct of a Noteholder or Optionholder in reliance on such information provided;

15.4.3                                      any Note or Option not being issued to a Noteholder for any reason if the Subscription Amount has been paid by a Noteholder in relation to that Note;

15.4.4                                      a failure by the Company to pay any amount due under this Deed on its due date in the manner required by this Deed;

15.4.5                                      funding, or making arrangements to fund, the Subscription Amount in relation to the Notes but not made by reason of the material breach of any one or more of the provisions of the Transaction Documents by the Company;

15.4.6                                      investigating any event which it reasonably believes is an Event of Default;

15.4.7                                      acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

15.4.8                                      any enquiry, investigation, subpoena (or similar order) or litigation with respect to the Group or its business or with respect to the transactions contemplated by the Transaction Documents;

15.4.9                                      any amendment or waiver to the Transaction Documents requested by the Company or Key Management; and

15.4.10                               the exercise, enforcement or the preservation of, or any attempt to exercise, enforce or preserve, any rights or remedies provided for in the Transaction Documents.

Continuing indemnities

15.5                        Each indemnity in this Deed is a separate, independent and continuing obligation despite:

15.5.1                                      any settlement of account;

15.5.2                                      the termination of this Deed, the effect of clause 9 or the occurrence of any other thing,

and remains in full force and effect until:

15.5.3                                      all money owing, contingently or otherwise, under this Deed has been paid in full; and

15.5.4                                      all obligations under this Deed have been finally discharged.

16.                               CONFIDENTIALITY

Confidentiality obligations

16.1                        A party may not disclose, and must ensure that none of its auditors, officers, employees, advisers or agents disclose, the provisions of the Transaction Documents or Confidential Information about the other party or in any way relating to the matters contemplated by this Deed, except:

16.1.1                                      with the written consent of the other party;

16.1.2                                      to an officer, employee, professional adviser, consultant or financier of that party who needs to know such information in the conduct of his or her duties provided that the party must use its best efforts to ensure all permitted disclosures under this clause 16 are kept confidential;

16.1.3                                      as required by an applicable law, any order or rule of any Government Agency, the ASX, the rules of a recognised stock exchange, any regulatory guidance or policy, the terms of any trust deed, contract or other document in effect as at the date of this Deed, provided that, where practical, the disclosing party will first consult with the other party about the form and content of the disclosure;

16.1.4                                      to the shareholders of that party if required for the purposes of seeking approval from shareholders related to this Deed;

16.1.5                                      if the information is, for the purpose of complying with (and only to the extent required to comply with) the provisions of the Delaware General Corporation Law or the ASX Listing Rules or any other applicable law, contained in any document issued by the Company in a form acceptable to the Noteholders (acting reasonably);

16.1.6                                      in connection with legal or other proceedings relating to this Deed; or

16.1.7                                      where the information has entered the public domain, other than by way of a breach of this Deed.

Announcement obligations

16.2                        Immediately upon execution of this Deed, the Company will release the Agreed ASX Announcement to the ASX.

16.3                       The Company must cause an announcement to be made (promptly and without delay) on the occurrence of any Relevant Event as required pursuant to the Company’s continuous disclosure obligations under the ASX Listing Rules and the rules of any other Relevant Stock Exchange.

16.4                        Other than as provided for in clauses 16.2 and 16.3 and subject to all applicable laws, none of the Company or the Noteholders shall (a) issue a press release or make any public announcement or other public disclosure with respect to any of the transactions contemplated herein without obtaining the prior written consent of each Noteholder or (b) use the name of any Noteholder or any of its affiliates without obtaining in each instance the prior written consent of such Noteholder or its affiliate, as the case may be.

16.5                        The Company must, before lodging with ASX any notifications regarding any substantial holding in the Company obtained by any current or former Noteholder or Optionholder, consult with the relevant current or former Noteholder or Optionholder (as applicable) for at least 1 Business Day as to the content of that notification and must take into account any reasonable comments of the current or former Noteholder or Optionholder to the extent such comments can be incorporated without the Company being in breach of the Deed of Undertaking given in favour of ASX at or about the time of listing on ASX in respect of notifications of substantial holding information.

17.                               EXPENSES

17.1                        The Company will reimburse the Noteholders’ reasonable costs and expenses which are incurred in connection with the Transaction Documents (including legal costs), up to an aggregate maximum of US$50,000, within 15 Business Days of receipt of a valid invoice with supporting documentation.

18.                               INTEREST

Interest on Notes

18.1                        Interest will accrue in respect of each Notes:

18.1.1                                      at a rate equal to 7.54% per annum, compounded annually;

18.1.2                                      from day to day and is calculated on the basis a year of 365 days and the actual number of days elapsed from and including the Subscription Date to, and including, the Maturity Date, or its earlier voluntary or involuntary redemption.

18.2                        Subject to clause 18.3, all accrued interest in relation to a Note will be paid by the Company on the date of redemption of any Notes (including the Maturity Date, the Optional Redemption Date or one Business Day after an Acceleration Event, as the case may be).

18.3                        If a Note is Converted in accordance with this Deed, no interest in relation to that Note will be payable to any Noteholder, whether upon issue of the Shares to CDN and the issue of CDIs by CDN to the Noteholders in accordance with clause 6.11 or otherwise.

Default Interest

18.4                        If the Company fails to pay any amount payable by it under or in connection with this Deed on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate of 9.54% per annum, compounded monthly, accruing from day to day and calculated on the basis a year of 365 days and the actual number of days elapsed. Any default interest accruing under this clause 18.4 shall be immediately payable by the Company on demand.

19.                               VOTING RIGHTS

19.1                        The Notes and Options do not carry any voting rights at Securityholder meetings of the Company unless and until Converted or exercised, respectively.

20.                               PARTICIPATION RIGHTS

20.1                        A Noteholder is not (by virtue of holding the Notes) and an Optionholder is not (by virtue of holding the Options) entitled to participate in any new issue of Securities made by the Company to its Securityholders without first Converting the Notes.

21.                               REORGANISATIONS

21.1                        The rights of a Noteholder will be changed to the extent necessary to comply with the ASX Listing Rules applying to a reorganisation of the Company’s capital at the time of the reorganisation.

22.                               FOREIGN HOLDERS

22.1                        Where a Note is held by or on behalf of a person resident outside Australia or the United States then, notwithstanding any other terms or conditions applicable to a Note, it will be a condition precedent to the right of the Noteholder to receive payment of any amount payable under these terms and conditions or to obtain CDIs on Conversion that the requirements of all applicable laws of the United States, Australia or any of their respective states or territories and of the country of residence of the Noteholder in respect of such payment or Conversion are satisfied so that such payment or Conversion will not result in a breach of any such applicable law by the Company.

23.                               TRANSFER OF NOTES AND OPTIONS

23.1                        A Note or Option may only be assigned or transferred:

23.1.1                                      to any Affiliate of a Noteholder;

23.1.2                                      upon a Change of Control Event;

23.1.3                                      to any party that is not a Competitor;

23.1.4                                      to any existing Noteholder in accordance with clause 23.8 below or otherwise;

23.1.5                                      with the prior written consent of the Company (such consent not to be unreasonably withheld); or

23.1.6                                      while an Event of Default subsists, to any person,

provided that:

23.1.7                                      if such assignment or transfer is in relation to Notes, such assignment or transfer must be for Notes with a Face Value of at least US$5,000,000;

23.1.8                                      such assignment or transfer does not breach applicable laws;

23.1.9                                      the Company will not be required to pay or reimburse any party with respect to any additional Taxes, charges or costs which would not have arisen had the assignment or transfer not occurred; and

23.1.10                               the restriction in clause 6.7 does not then apply.

Noteholder Right of First Offer

23.2                        During the Conversion Period, if any Noteholder (a Selling Noteholder) proposes to sell any Notes and/or Options (the Sale Instruments) they must, prior to entering into discussions or negotiations with any person in relation to such proposed sale, give each other Noteholder a written notice stating the number of Notes and/or Options that they propose to sell (a ROFO Notice).

23.3                        Following receipt of a written notice, any Noteholder (a ROFO Responder) may express an interest in acquiring all or any part of the Sale Instruments set out in the ROFO Notice by notice in writing to the Selling Noteholder within 5 Business Days of the ROFO Notice (ROFO Response).

23.4                        Each ROFO Responder has the right, but not the obligation, to enter into negotiations with the Selling Noteholder to agree terms for the sale of the Sale Instruments.

23.5                        If the Selling Noteholder does not receive any ROFO Responses, or is unable to reach agreement with the ROFO Responders in relation to the sale of all or any part of the Sale Instruments, it may, subject to this Deed, enter into discussions and negotiations with persons who are not Noteholders in relation to the sale of those Sale Instruments.

23.6                        If the Selling Noteholder agrees terms for the proposed sale of any Sale Instruments with any person (including any Noteholder), it must notify each Noteholder in writing of the proposed sale and the proposed price and terms of such sale (Selling Noteholder Notice).

23.7                        The selling Noteholder shall also promptly provide any additional information regarding proposed sale as may be requested by any Noteholder.

23.8                        Each Noteholder shall then have the right, but not the obligation, to purchase all or any part of the Sale Instruments that are the subject of the Selling Noteholder Notice on the terms and at the price specified in the Selling Noteholder Notice by providing written notice of the intent to purchase to the Selling Noteholder before the later of 5 Business Days after the Selling Noteholder Notice or 15 Business Days after the ROFO Notice.

23.9                        If multiple Noteholders elect to purchase the Sale Instruments in accordance with this clause, such Sale Instruments will be sold to such non-selling Noteholders pro rata in accordance with their respective Noteholder’s Proportional Share at the time the Selling Noteholder Notice is given.

23.10                 If each of the ROFO Responders elects not to purchase any of the Sale Instruments that are the subject of the Selling Noteholder Notice, then the selling Noteholder may sell such Sale Instrument to any other party (provided such sale is made in accordance with clause 23.1), provided that the proposed price and terms of such sale are no more favourable than those offered to the Noteholders in the Selling Noteholder Notice.

24.                               CONVERSION OF CDIS TO SHARES AND ALTERNATIVE LISTINGS

24.1                        Noteholders and Optionholders are entitled to convert any CDIs held by them at any time (whether such CDIs are obtained by such Noteholders or Optionholders as result of Conversion of any Notes or exercise of any Options, respectively, or otherwise) into the equivalent number of Shares that such CDIs represent (where one CDI is equal to one-tenth of a Share) within five Business Days of written notice to the Company under this clause.

24.2                        If, at the time of Conversion of any Note or exercise of any Option or after conversion of CDIs into Shares under clause 24.1:

24.2.1                                      CDIs are no longer quoted on ASX; or

24.2.2                                      the Company’s Shares are or become quoted on any Alternative Stock Exchange, then the Company must:

24.2.3                                      in the case of a Conversion of the Notes or exercise of the Options where the CDIs are no longer quoted on ASX, issue to the Noteholder or Optionholder, as applicable, the number of Shares calculated in accordance with clause 6.13;

24.2.4                                      enter the relevant Noteholder or Optionholder, as the case may be, into the Company’s register of members as the holder of the relevant number of Shares;

24.2.5                                      deliver to the Noteholder or Optionholder (or procure the delivery of) a holding statement showing the Noteholder or Optionholder, as the case may be, as the holder of the relevant Shares;

24.2.6                                      apply for and use its reasonable efforts to obtain quotation of the Shares (or any equivalent amount of securities whose value is referable to the Shares) on any Alternative Stock Exchange (and, if there is more than one Alternative Stock Exchange, on the exchange that is nominated in writing by the holder of those Shares) as soon as practicable on such terms and conditions as are usual for quotation of securities on that Alternative Stock Exchange;

24.2.7                                      notwithstanding the issue of the Prospectus, to the extent that any action is required to be taken in order to facilitate the on-sale of Shares or securities, to take such action (including, where required, issuing a further prospectus, cleansing notice or disclosure document in respect of the Shares or securities) to ensure that such Shares or securities will, on and from the Subscription Date, at all times thereafter be freely tradable, including on the Relevant Stock Exchange; and

24.2.8                                      in the event that the Company’s Shares become quoted on NASDAQ or any other Alternative Stock Exchange approved in writing by the Majority of Noteholders and the Company remains in compliance with this clause 24.2, then notwithstanding any other clause of this Deed, the failure to issue CDIs under this Deed or to continue to list or quote CDIs on ASX or a suspension of the trading of CDIs shall not be deemed to be a breach of this Deed.

25.                               NOTICES

Address for notices

25.1                        All notices and other communications required by this Deed must be:

25.1.1                                      in writing and in English;

25.1.2                                      addressed to the recipient at the following address or to such other address as a party may from time to time notify to the others in writing:

Company

Address:                         REVA Medical, Inc.

5751 Copley Dr.

San Diego, CA  92111

Attention:                 Chief Financial Officer

Facsimile:                 +1 (858) 966-3089

Email:                                    kthompson@revamedical.com

Noteholder and Optionholder

As set out in Schedule 1 until the Subscription Date, and thereafter as set out in the relevant Register.

25.1.3                                      either:

25.1.3.1                            delivered by hand or sent by prepaid post (airmail if outside Australia) to the addressee’s address;

25.1.3.2                            sent by facsimile to the addressee’s facsimile number; or

25.1.3.3                            sent by email to the addressee’s email address.

Time of receipt

25.2                        Without limiting any other means by which a party may be able to prove that a notice or other communication has been received by another party, a notice or other communication will be deemed to be duly received:

25.2.1                                      if sent by hand, when delivered to the address of the recipient;

25.2.2                                      if sent by pre-paid post, three Business Days (if posted within Australia to an address in Australia) or nine Business Days (if posted from one country to another) after the date of posting;

25.2.3                                      if sent by facsimile, on receipt by the sender of an acknowledgement or transmission report generated by the machine from which the facsimile was sent;

25.2.4                                      if sent by email:

25.2.4.1                            when the sender receives an automated message confirming delivery; or

25.2.4.2                            five hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered, whichever happens first,

provided that if a notice or other communication is served by hand on a day which is not a Business Day, or after 5.00pm on any Business Day, such notice or communication will be deemed to be duly received by the recipient at 9.00am on the first Business Day thereafter.

26.                               STATUS OF NOTEHOLDERS

26.1                        Subject to the terms of the Transaction Documents, each Noteholder is entitled to enforce its rights under the Transaction Documents independently from each other Noteholder.

26.2                        The obligations of each Noteholder under the Transaction Documents are several. Failure by a Noteholder to perform its obligations under the Transaction Documents does not affect the obligations of any other party. No Noteholder is responsible for the obligations of any other party under the Transaction Documents.

26.3                        The rights of each Noteholder under or in connection with the Transaction Documents are separate and independent rights and any debt arising under the Transaction Documents to a Noteholder from the Company will be a separate and independent debt.

27.                               STATUS AS CREDITORS AND SUBORDINATION

27.1                        Prior to Conversion, each Note:

27.1.1                                      ranks equally with each other Note;

27.1.2                                      confers rights on each Noteholder as an unsecured creditor of the Company; and

27.1.3                                      does not confer on a Noteholder any right to attend or vote at general meetings of the Company (other than by reason of pre-existing rights to do so).

27.2                        By accepting the issue of a Note each Noteholder:

27.2.1                                      agrees to be bound by this Deed; and

27.2.2                                      acknowledges that it is an unsecured creditor of the Company and that the Note does not confer rights as a member of the Company until Conversion.

28.                               PAYMENTS

Payment

28.1                        All payments to be made in relation to a Note will be made:

28.1.1                                      without deduction of all withholdings and deductions required by law except as required in clause 28.2 below; and

28.1.2                                      in Immediately Available Funds to a bank account to be nominated by the relevant party in US Dollars.

Withholdings, deductions and gross-up

28.2                        Whenever the Company is obliged to make a deduction in respect of Tax from any payment to a person (Payee) in connection with this Deed:

28.2.1                                      it will promptly pay the amount deducted to the appropriate Government Agency;

28.2.2                                      it will promptly and in any event within 30 days of the end of the month in which the deduction is made, deliver to the Payee official receipts or other evidence of payment acceptable to the relevant Payee (acting reasonably); and

28.2.3                                      unless the Tax is an Excluded Tax, it will pay the Payee on the due date of the payment any additional amounts necessary (as determined by the relevant Payee) to ensure that the relevant Payee receives when due a net amount (after payment of any Taxes in respect of those additional amounts) in the relevant currency equal to the full amount which it would have received had a deduction not been made, and it will indemnify the relevant Payee against such Tax and any amounts recoverable from the relevant Payee in respect of such Tax.

28.3                        The Company waives any statutory right to recover from any Payee any amount paid under clause 28.2.

28.4                        The obligations of the Company under clause 28.2 survive the redemption or Conversion of all Notes and the termination of this Deed.

Calculations

28.5                        The resolution of a dispute over any calculations which are required to be made for the purposes of the Deed will be made by the auditors of the Company for the time being and will, in the absence of manifest error, be final, conclusive and binding on the Noteholders and Optionholders.

29.                               MISCELLANEOUS

Entire agreement

29.1                        the Transaction Documents comprise the entire agreement between the parties with respect to the subject matter of the Transaction Documents and supersedes all prior understandings, agreements, representations and correspondence with respect to the same.

29.2                        No party can rely on an earlier written document or anything said or done by or on behalf of another party before the Transaction Documents were executed.

Assignment

29.3                        A Noteholder or Optionholder may assign the benefit of the Transaction Documents or otherwise transfer the benefit of the Transaction Documents or a right or remedy under it to another party (Assignee), provided that:

29.3.1                                      the Noteholder or Optionholder, as the case may be, has validly transferred Notes or Options, as the case may be, to the Assignee in accordance with clause 23;

29.3.2                                      the Assignee enters into a deed of assignment and assumption in respect of all of the rights and obligations of the Noteholder or Optionholder in relation to the Notes or Options that have been so assigned; and

29.3.3                                      the Assignee agrees to be bound by the terms of the Registration Rights Agreement, as further specified therein.

29.4                        The Company may not assign any of its rights or obligations under this Deed to any person without the consent of the Majority of Noteholders, which consent may not be unreasonably withheld in connection with a Permitted Transaction where the acquirer agrees to be bound by the obligations under the Transaction Documents, the Notes and the Options on terms satisfactory to the Noteholders and Optionholders.

Consent must be in writing

29.5                        Any consent given or a right, power or remedy waived by a party in connection with this Deed is only effective if given or waived in writing.

No set off

29.6                        The Company cannot claim, exercise or attempt to exercise any right of set-off or any other right which might reduce or discharge any actual or contingent indebtedness or other monies owing by it to a Noteholder except as required by a mandatory provisions of any applicable law that cannot be excluded.

29.7                        A Noteholder may, but need not, set off any obligation from the Company to that Noteholder against any obligation owed by that Noteholder to the Company (whether or not matured), regardless of the place of payment or currency of either obligation. If the obligations are in different currencies, the Noteholder may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

Severability

29.8                        If a clause or part of a clause of this Deed can be read in a way that makes it illegal, unenforceable or invalid, but can also be read in a way that makes it legal, enforceable and valid, it must be read in the latter way.  If any clause or part of a clause is illegal, unenforceable or invalid, that clause or part is to be treated as removed from this Deed, but the rest of this Deed is not affected.

Certificates

29.9                        Any certification or determination by a Noteholder or Optionholder of an amount due under this Deed is sufficient evidence of the matters to which it relates unless the contrary is proved.

Amendments and waivers

29.10                At any time and from time to time the Company may, by resolution of its Board, modify, alter, cancel, amend or add to all or any of this Deed, provided that such modification, alteration, cancellation, amendment or addition has previously been approved by the Majority of Noteholders or by Unanimous Resolution (as applicable) in accordance with clause 11.

29.11                 A waiver of a provision of this Deed or a right or remedy arising under this Deed, including this clause, must be in writing and signed by the party granting the waiver, provided that, in the case of any such waiver by the Noteholders, such waiver is passed by the Majority of Noteholders or by Unanimous Resolution (as applicable) in accordance with clause 11.

Legal advice

29.12                 Each party acknowledges that it has received legal advice about this Deed or has had the opportunity of receiving legal advice about this Deed.

Cumulative rights

29.13                 The rights and remedies of a party under this Deed do not exclude any other right or remedy provided by law.

Non-merger

29.14                 No provision of this Deed merges on completion of any transaction (including on issue of any Note or Option or on conversion of any Note or exercise of any Option) contemplated by this Deed.

Execution of separate documents

29.15                 This Deed is properly executed if each party executes either this document or an identical document. In the latter case, this Deed takes effect when the separately executed documents are exchanged between the parties.

Further acts

29.16                 Each party must promptly execute all documents and do all things that another party from time to time reasonably requests to effect, perfect or complete this Deed and all transactions incidental to it.

Governing law and jurisdiction

29.17                 This Deed shall be governed by and construed in accordance with the laws of the State of Delaware without resort to the State’s conflicts of laws rules. Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the state and federal courts sitting in Delaware (the “Delaware Courts”) and all courts which have jurisdiction to hear appeals from those courts. Each party agrees not to assert in any proceeding in any Delaware Courts any claim that it is not personally subject to the jurisdiction of such Delaware Court, or that such proceeding has been commenced in an improper or inconvenient forum.

Service of process

29.18                 Without prejudice to any other mode of service allowed under any relevant law, the Company agrees that it shall appoint and maintain at all times an agent physically located in Delaware for service of process (which agent has provided evidence to the Noteholders of its acceptance of such appointment) in relation to any proceedings under or in connection with this Deed and agrees that failure by the process agent to notify it of the process will not invalidate the proceedings concerned.

No promotion

29.19                 The Company and the Noteholders agree that they will not, without the prior written consent of the applicable Noteholder or its affiliates, as the case may be, in each instance, (a) use in advertising, publicity, or otherwise the name of any Noteholder, or any of its affiliates, or any partner or employee of a Noteholder or its affiliates, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by such Noteholder or its affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by any Noteholder or its affiliates.

No fiduciary duty

29.20                 The Company acknowledge and agree that nothing in this Deed shall create a fiduciary duty of any Noteholder or its affiliates to the Company or its shareholders.

Investment banking services

29.21                 Notwithstanding anything to the contrary herein or any actions or omissions by representatives of any Noteholder or any of its affiliates in whatever capacity, including as a director or observer to the Company’s Board, it is understood that neither Noteholder nor any of their respective affiliates is acting as a financial advisor, agent or underwriter to the Company or any of its Affiliates or otherwise on behalf of the Company or any of its Affiliates unless retained to provide such services pursuant to a separate written agreement.

Exculpation among Noteholders

29.22                 Each Noteholder acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Notes or the Options. Each Noteholder agrees that neither it nor its respective controlling persons, officers, directors, partners, agents, or employees of any Noteholder shall be liable to any other Noteholder for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Notes or Options.

30.                               DEFINITIONS AND INTERPRETATION

Definitions

30.1                        In this Deed, and all documents issued under or pursuant to this Deed, the following definitions apply unless the context otherwise requires:

Acceleration Event has the meaning given in clause 10.3;

Additional Shares has the meaning set out in clause 7.12;

Affiliate means any corporation or other legal entity that directly or indirectly controls, is controlled by, or is under common control with a Noteholder to the extent of at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors;

Aggregate Consideration has the meaning set out in clause 7.8;

Alternative Stock Exchange means at any time, in the case of the Shares, any stock exchange or securities market on which the Shares are then listed or quoted or dealt in other than the ASX;

applicable laws means the applicable laws of any relevant jurisdiction, including but not limited to Delaware General Corporation Law, the Corporations Act, the Securities Act, the

Securities Exchange Act, the ASX Listing Rules or rules of any other Relevant Stock Exchange, anti-bribery laws and any other relevant foreign laws and policies;

ASIC means the Australian Securities and Investments Commission;

Assignee has the meaning set out in clause 29.3;

ASX means ASX Limited ACN 008 624 691 or the market it operates as the context requires;

ASX Listing Rules means the official listing rules of ASX;

ASX Settlement Operating Rules means the settlement rules of the settlement facility provided by ASX Settlement Pty Ltd ABN 49 008 504 532;

Australia means the Commonwealth of Australia;

Australian Dollars or A$ means the lawful currency of Australia;

Authorisation means:

(a)                                                         any consent, authorisation, registration, filing, lodgement, agreement, notarisation, certificate, permission, licence, approval, authority or exemption from, by or with a Government Agency or third party; or

(b)                                                         in relation to anything which will be fully or partly prohibited or restricted by law if a Government Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action;

Automatic Acceleration has the meaning given in clause 10.3;

Board means the board of directors of the Company from time to time;

Business Day means a day on which banks are open for business in Delaware, United States of America, Sydney, Australia and Hong Kong (excluding a Saturday, Sunday or public holiday);

Calculation Date means each 12 month anniversary of the Subscription Date on or before the Maturity Date, and if that day is not a Business Day, the next Business Day;

Cash Settlement Amount means the number of CDIs which would have been issued to the Noteholder on Conversion multiplied by the average daily VWAP of the CDIs during the 20 Trading Days after receipt of the Conversion Notice (or where CDIs are no longer quoted on ASX, the number of Shares which would have been issued to the Noteholder on Conversion multiplied by the average daily VWAP of the Company’s Shares as traded on any Relevant Stock Exchange for a period of 20 consecutive Trading Days after receipt of the Conversion Notice), provided that if a Change of Control Event is announced or has been  proposed or is underway at any time during such period, the Noteholders may elect that the notional price per Share or CDI (as relevant) implied in the price paid or to be paid in such Change of Control Event shall be used rather than an average daily VWAP;

CDI means a CHESS Depositary Interest in one-tenth of a Share;

CDN means CHESS Depositary Nominees Pty Limited, a wholly owned subsidiary of ASX, which acts as the depositary nominee in respect of CDIs;

CHESS Depository Interest means a security interest as defined in the ASX Settlement Operating Rules;

CE Mark application means the formal application to a notified body of the six month clinical data and all other essential information, including preclinical data set, risk analysis, manufacturing instructions and quality control records, for a medical device that would allow the notified body to evaluate the device under the European Medical Device Directive for commercial sales in the European Union. An application may be submitted in modules, but is not considered complete until the final module has been submitted;

CE Mark Approval means the receipt from a notified body of a declaration of conformity of a medical device with the European Medical Device Directive, enabling commercial sales of the medical device in the European Union;

CE Mark Approval Event means receipt by the Company, or a licensee or assignee of the Company, as the case may be, of CE Mark Approval in relation to the Fantom product;

Certificate means (a) a Note certificate in the form set out in Schedule 5 issued to a Noteholder in accordance with clause 3 of this Deed (Note Certificate), (b) an Option certificate in the form set out in Schedule 5 issued to a Noteholder in accordance with clause 3 of this Deed (Option Certificate) or (c) either or both of them, as the context requires;

Change of Control Event means any person or group of persons acting in concert gains direct or indirect control of the Company.  For the purposes of this definition:

(a)                                                         “control” of the Company means:

(i)                                                             the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)                               cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of Securityholders of the Company;

(B)                               appoint or remove all, or the majority, of the directors or other equivalent officers of the Company; or

(C)                               give directions with respect to the operating and financial policies of the Company with which the directors or other equivalent officers of the Company are obliged to comply;

(ii)                                                          the holding legally or beneficially of more than 50% of the issued share capital of the Company (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); and

(b)                                                         “acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Company by any of them, either directly or indirectly, to obtain or consolidate control of the Company.

Commitment means in relation to each Noteholder, the value of Notes listed against its name in Schedule 1;

Competitor means a party engaged in the sale, distribution and/or development of interventional coronary products, including but not limited to Medtronic, Inc., Boston Scientific Corporation, Abbott Laboratories, Johnson & Johnson Corporation, Biosensors, Inc. and Elixir Medical Corporation, and each of their respective parents, subsidiaries, affiliates, successors and assigns.

Company Affiliate has the meaning set out in clause 12.2.17;

Conditions Precedent has the meaning given to it in clause 1.8;

Confidential Information means non-public information relating to the other parties provided by or on behalf of, or obtained from the other parties (or its officers, employees or agents) and includes:

(a)                                                         all trade secrets, ideas, concepts, know-how, technology, operating procedures, processes, knowledge and other information of any kind which is not in the public domain;

(b)                                                         all notes and reports incorporating or derived from information referred to in paragraph (a) above; and

(c)                                                          all copies of the information, notes and reports referred to in paragraphs (a) and (b) above;

Conversion means the conversion of the Notes into Shares (and the subsequent issue of CDIs) pursuant to clauses 6.9 to 6.13 (inclusive) of this Deed and Convert has a corresponding meaning;

Conversion Date has the meaning set out in clause 6.11;

Conversion Notice means a notice in the form of Schedule 6;

Conversion Period means the period commencing one Business Day after the Subscription Date and ending on the Maturity Date;

Conversion Price means, in respect of a Note, A$2.50 for each Note (equating to A$0.25 per CDI ultimately issued), as adjusted pursuant to clause 7 of this Deed;

Convertible Securities has the meaning given in clause 7.9.1;

Corporations Act means Corporations Act 2001 (Cth);

Current Market Price means, in respect of a Share at a particular date, 10 times the arithmetic average of the VWAP of a CDI for each day during the five consecutive Trading Days ending on the Trading Day immediately preceding such date provided that:

(a)                                                         if at any time during the said five Trading Day period the VWAP will have been based on a price ex-Dividend (or ex-any other entitlement) and during some other part of that period the VWAP will have been based on a price cum-Dividend (or cum-any other entitlement), then:

(i)                                                             if the CDIs to be issued or transferred and delivered do not rank for the Dividend (or entitlement) in question, the VWAP on the dates on which the CDIs will have been based on a price cum-Dividend (or cum- any other entitlement) will for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per CDI as at the date of first public announcement of such Dividend (or entitlement), in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit; or

(ii)                                                          if the CDIs to be issued or transferred and delivered do rank for the Dividend (or entitlement) in question, the VWAP on the dates on which the CDIs will have been based on a price ex-Dividend (or ex- any other entitlement) will for the purpose of this definition be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such Dividend or entitlement per CDI as at the date of first public announcement of such Dividend (or entitlement), in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit;

(b)                                                         if on each of the said five Trading Days the VWAP will have been based on a price cum-Dividend (or cum- any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the CDIs to be issued or transferred and delivered do not rank for that Dividend (or other entitlement) the VWAP on each of those dates will for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or other entitlement per CDI as at the date of the first public announcement of such Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit;

(c)                                                          if the VWAP of a CDI is not available on one or more of the said five Trading Days (disregarding for this purpose the proviso to the definition of VWAP), then the average of such VWAPs which are available in that five Trading Day period will be used (subject to a minimum of two such prices) and if only one, or no, such VWAP is available in the relevant period, the Current Market Price will be determined in good faith by a Financial Advisor; and

(d)                                                         if CDIs are not, during that period, listed on the ASX but Shares or some alternative security referable to the value of Shares are listed on a Relevant Stock Exchange, then it shall mean the VWAP of a Share (or equivalent number of alternative securities as equal a Share) on those Trading Days on the Relevant Stock Exchange provided that if such price is not in Australian Dollars, it shall be converted into Australian Dollars at the Prevailing Rate.

Declaration of Acceleration has the meaning given in clause 10.2;

Deed means this convertible note deed;

Delaware Courts has the meaning set out in clause 29.17;

Determinate Date has the meaning given in clause 11.7;

Dividend means any dividend or distribution to Securityholders whether of cash, assets or other property, and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to Securityholders upon or in connection with a reduction in capital (and for these purposes a distribution of assets includes without limitation an issue of CDIs, or other Securities credited as fully or partly paid up by way of capitalisation of profits or reserves);

Effective Price has the meaning set out in clause 7.12;

Employee Incentive Scheme means the 2010 Equity Incentive Plan (as amended on 15 March 2014) and the 2001 Equity Incentive Plan in the form disclosed to the Noteholders prior to the date of this Deed or as otherwise amended with the consent of the Majority of Noteholders;

Event of Default has the meaning given in clause 10.1;

Excluded Tax means a Tax imposed by a jurisdiction on the overall net income of a Noteholder;

Exercise Price has the meaning given to such term in Schedule 2;

Face Value has the meaning given to such term in clause 1.2.1;

Fair Market Value means with respect to any property on any date, the fair market value of that property as determined in good faith by a Financial Advisor provided that (i) the Fair Market Value of any cash amount will be the amount of such cash provided that amounts declared or paid or payable in other currencies are to be translated into the Relevant Currency at the rate of exchange used to determine the amount payable to Securityholders who were paid or are to be paid or are entitled to be paid such cash, or where such rate of exchange is not publicly available information, at the Prevailing Rate on that date; (ii) where Securities, options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by a Financial Advisor), the fair market value (a) of such Securities will equal the arithmetic mean of the daily VWAP of such Securities and (b) of such options, warrants or other rights will equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of both (a) and (b) during the period of five Trading Days on the relevant market commencing on such date (or, if later, the first such Trading Day such Securities, options, warrants or other rights are publicly traded); (iii) where Securities, options, warrants or other rights are not publicly traded, the Fair Market Value of such Securities, options, warrants or other rights will be determined in good faith by a Financial Advisor, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per CDI, the dividend yield of a CDI, the volatility of such market price, prevailing interest rates and the terms of such Securities, options, warrants or other rights, including as to the expiry date and exercise price (if any) thereof; and (iv) in the case of (i) and (ii) above of this definition disregarding any withholding or deduction required to be made on account of tax and any associated tax credit;

Fantom means the Company’s bioresorbable drug-eluting coronary scaffold, comprising a unibody design and the Company’s proprietary polymer formulation for use in patients under a Fantom clinical protocol (or any amendments to such protocol) or a Fantom commercial label (or any amendment to such label);

Finance Debt means, in relation to a person, the indebtedness, present or future, actual or contingent, of that person in respect of moneys borrowed or raised or any financial accommodation whatever (whether subordinated or not), including:

(a)                                                         any amount payable by such person under a Finance Lease;

(b)                                                         indebtedness created, issued or assumed by such person:

(i)                                                             for or in respect of moneys borrowed or raised;

(ii)                                                          evidenced by bonds, debentures, notes (including convertible notes) or similar instruments; or

(iii)                                                       in connection with the taking of deposits;

(c)                                                          any swap, hedge arrangement, option, forward sale or purchase or repurchase agreement, cap, collar, floor, forward rate agreement, arbitrage transaction, futures contract or any other treasury or analogous transaction (whether or not constituting a combination or variation of any of the foregoing);

(d)                                                         indebtedness created, incurred, issued or assumed by such person for the deferred purchase price of property or services (other than any such indebtedness which consists of trade accounts payable arising in the ordinary course of business and on terms requiring payment in full within no more than 120 days so long as such indebtedness is discharged in accordance with such terms);

(e)                                                          obligations of such person under or in respect of:

(i)                                                             letters of credit, performance bonds, undertakings or guarantees, bid bonds, banker’s undertakings, insurance bonds or similar instruments issued to or for the account of such person;

(ii)                                                          discounting arrangements or trade facilities (to the extent that accommodation has been provided or extended under such arrangements or facilities); or

(iii)                                                       drafts, bills, promissory notes, debentures or other financial instruments (negotiable or otherwise) (other than reliquefication bills drawn by the person where the person has an indemnity in respect thereof from a financier endorsing or accepting the same);

(f)                                                           par value, premium and dividend (whether or not declared, and whether or not there are sufficient profits or other moneys for payment) of or on any redeemable or repurchaseable share or stock; or

(g)                                                          any obligations to deliver property or services which are paid for in advance by a financier or which are delivered in advance in connection with any financing transaction.

A person will be taken to have incurred Finance Debt if that person has given a Guarantee of any Finance Debt. The amount of the liability of the person under any Guarantee will equal the amount of the Finance Debt supported or secured by that Guarantee.

Rollovers under a facility (including changes in the kind of Finance Debt where the facility so permits or provides) will be taken not to be the incurring by a person of Finance Debt except to the extent that it results in an increase in the principal amount outstanding of such Finance Debt;

Finance Lease means a lease which effectively transfers from the lessor to the lessee substantially all the risks and benefits incident to ownership of the leased property, without transferring the legal ownership;

Financial Advisor means an independent investment bank of international repute appointed by the Company and if the Company fails to do so within 5 Business Days, appointed by the Noteholder at the expense of the Company;

Government Agency means a government or any governmental, semi-governmental, legislative, administrative, fiscal, quasi-judicial or judicial entity, authority, department or other body (including any self-regulatory organisation established under statute);

Government Official has the meaning set out in clause 12.2.17;

Group means the Company and each of its Subsidiaries from time to time;

Guarantee means any guarantee, indemnity, legally binding letter of comfort or suretyship. It includes any other obligation or irrevocable offer (whatever called and of whatever nature):

(a)                                                         to pay or to purchase;

(b)                                                         to provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets, rights or services, or otherwise) for the payment or discharge of;

(c)                                                          to indemnify against the consequences of default in the payment of; or

(d)                                                         to be responsible otherwise for,

an obligation or debt of another person, a dividend, distribution, capital or premium on shares or other interests, or the solvency or financial condition of another person;

Immediately Available Funds means cash, bank cheque or telegraphic or other electronic means of transfer of cleared funds into a bank account in clear funds without deduction, set-off or counterclaim unless expressly authorised by the terms of this Deed;

Incorrect Recovery has the meaning given in clause 11.7.2;

Insolvency Event means the occurrence of any one or more of the following events in relation to any person:

(a)                                                         other than for the purpose of effecting a voluntary winding up or liquidation of a solvent but dormant company (other than the Company), an application is made to a court for an order, proceedings are commenced, or an order is made, that it be wound up, declared bankrupt or that a provisional liquidator or receiver or receiver and manager be appointed, provided that if the Noteholders by Resolution are satisfied (acting reasonably) that the application or proceedings are frivolous or vexatious, they have not been withdrawn, struck out or dismissed within 20 Business Days of it being made;

(b)                                                         a liquidator or provisional liquidator is appointed other than for the purpose of effecting a voluntary winding up or liquidation of a solvent but dormant company (other than the Company);

(c)                                                          a receiver or similar officer is appointed to it or any of its assets;

(d)                                                         it enters into an arrangement or composition with one or more of its creditors, or an assignment for the benefit of one or more of its creditors, in each case other than to carry out a reconstruction or amalgamation while solvent with the consent of the Majority of Noteholders (such consent not to be unreasonably withheld);

(e)                                                          it proposes or a resolution is passed or proposed in a notice of meeting for a winding-up, liquidation, dissolution or reorganisation, moratorium, deed of company arrangement or other administration involving one or more of its creditors other than for the purpose of effecting a voluntary winding up or liquidation of a solvent but dormant company (other than the Company);

(f)                                                           it is insolvent as disclosed in its accounts or otherwise states that it is insolvent, is presumed to be insolvent under an applicable law or otherwise is, or states that it is, unable to pay all its debts as and when they become due and payable;

(g)                                                          any distress or execution is levied against it or any of its assets;

(h)                                                         any Security Interest granted by the relevant person becomes enforceable over any of its assets;

(i)                                                             it ceases to carry on or suspends business or threatens to do so (other than as a result of a voluntary winding up or liquidation of a solvent but dormant company (other than the Company));

(j)                                                            it disposes of all or a substantial part of its assets or threatens to do so;

(k)                                                         it fails to comply with any final judgment or order made by a court of competent jurisdiction;

(l)                                                             any expropriation, compulsory acquisition or order of a Government Agency relating to the sale, vesting or divesting of all or any material part of its assets, or any Government Agency threatens to do so, or any analogous event or circumstance occurs under the laws of any jurisdiction;

Intellectual Property means:

(a)                                                         any patents, patent applications, trademarks, trade names, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests whether registered or unregistered; and

(b)                                                         the benefit of all applications and rights to use such assets of any member of the Group;

Key Asset means Intellectual Property owned by the Group, licensed to a member of the Group or licensed by a member of the Group for use by third parties in each case in connection with Fantom or utilized for coronary stenting;

Key Management means each of Robert Stockman and Robert Schulz;

Lock-Up Agreement means an agreement substantially in the form set forth in Schedule 7, providing that each person who is Key Management will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests) any shares or CDIs of the Company or any securities that are convertible into or exchangeable for, or that represent the right receive any shares or CDIs of the Company;

Majority of Noteholders means Noteholders by Resolution;

Material Adverse Effect means one or more events or occurrences or matters individually or in aggregate that has or could reasonably be expected to have a material adverse effect on:

(a)                                                         the condition (financial or otherwise), prospects, business, assets or operations of the Group;

(b)                                                         the ability of the Company to perform any of its obligations under this Deed;

(c)                                                          the rights of or benefits available to the Noteholders under this Deed; or

(d)                                                         the validity, priority or enforceability of this Deed;

Maturity Date means 60 months from the Subscription Date unless in the case of a Note, the Note has been previously redeemed or Converted in accordance with this Deed;

Meeting Procedures means the meeting procedures set out in Schedule 3;

Milestone Event means full enrolment in a clinical study of the Company’s Fantom product of all patients needed to provide the data for a CE Mark application;

Money Laundering Laws has the meaning set out in clause 12.2.18;

NASDAQ means The NASDAQ OMX Group or a market it operates as the context requires;

Note means the unsecured convertible loan notes to be issued by the Company under this Deed, convertible into Shares (in respect of which CDIs will be issued to the Noteholder), with the rights described in this Deed, title to which is recorded in and evidenced by an inscription in the Note Register;

Note Allocation means in relation to each Noteholder, the number of Notes equal to each Noteholder’s Commitment divided by the Face Value per Note;

Note and Option Application Form means the application form for Notes and attaching Options accompanying the Prospectus;

Noteholder means each Noteholder who holds Notes or has the right to be issued Notes from time to time, being each person set out in Schedule 1 and any permitted successor or assign;

Noteholder’s Proportional Share has the meaning given in clause 11.5.1;

Official Quotation means admitted to trading on the ASX;

Open Date means the date on which the offer of Notes and Options opens under the Prospectus, which is to be no later than five Business Days after the date of receipt of Securityholder Approval unless otherwise agreed between the Company and the Noteholders;

Options means the Options to be issued under this Deed with the terms and conditions set out in Schedule 2;

Option Allocation means, in relation to each Noteholder, the number of Options listed against its name in Schedule 1;

Optional Redemption Date has the meaning set out in clause 6.3;

Optional Redemption Notice has the meaning set out in clause 6.3;

Optionholder means each Optionholder set out in Schedule 1 and any permitted successor or assign;

Payee has the meaning set out in clause 28.2;

Permitted Acquisition means any acquisition of assets:

(a)                                                         in the ordinary course of day-to-day trading and which is on arm’s length terms;

(b)                                                         by any wholly owned member of the Group to any other member of the Group that is a direct or indirect Subsidiary of the Company;

(c)                                                          (other than shares or businesses) in exchange for other assets necessary for the business of the Group; or

(d)                                                         otherwise where the net cost of all such acquisitions do not exceed US$2,000,000 (or its equivalent in any currency) in aggregate at any time prior to the Maturity Date;

Permitted Debt means:

(a)                                                         any Finance Debt in connection with this Deed (provided that the principal amount of Notes on issue is not increased without the consent of the Majority of Noteholders);

(b)                                                         any Finance Debt up to an aggregate amount of US$10,000,000 at any time outstanding;

(c)                                                          any Finance Debt owed by any member of the Group to any other wholly owned member of the Group that is a direct or indirect Subsidiary of the Company;

(d)                                                         any Finance Debt in respect of hedging in the ordinary course of trading and not for speculative or investment purposes; and

(e)                                                          any other Finance Debt approved by the Majority of Noteholders,

provided that any such Finance Debt must in all cases be subordinated to the Notes and any other Finance Debt in connection with this Deed, unless otherwise agreed by the Majority of Noteholders;

Permitted Disposal means any sale, lease, licence or disposal:

(a)                                                         in the ordinary course of day-to-day trading and which is on arm’s length terms;

(b)                                                         from any member of the Group to any other wholly owned member of the Group that is a direct or indirect Subsidiary of the Company;

(c)                                                          of obsolete or redundant fixed assets; or

(d)                                                         of tangible assets (other than shares or businesses) in exchange for other assets reasonably comparable or superior as to type or quality or other capital assets necessary for the core business of the Company;

Permitted Security means:

(a)                                                         any Security Interest existing at the date of this Deed provided that it has been disclosed in writing to each Noteholder before the date of this Deed;

(b)                                                         any lien or charge arising by operation of law and in the ordinary course of trading provided that it has not arisen as a result of any default or omission by any member of the Group and that the debt it secures is either paid when due or is being contested in good faith by appropriate proceedings (where the Group has provisioned relevant amount against the event that a legally binding determination is made that payment is required);

(c)                                                          any lien for:

(i)                                                             rates, duties or fees of any kind payable to a Government Agency; or

(ii)                                                          money payable for work performed by suppliers, mechanics, workmen, repairmen or employees and, in each case, arising in the ordinary course of business, provided that it has not arisen as a result of any default or omission by any member of the Group and that the debt it secures is either not yet due or is being contested in good faith by appropriate proceedings (where the Group has provisioned the relevant amount against the event that a legally binding determination is made that payment is required);

(d)                                                         any Security Interest arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to the Company in the ordinary course of trading and on the supplier’s standard or usual terms and, unless disputed in good faith (where the Group has provisioned the relevant amount against the event that a legally binding determination is made that payment is required), not arising as a result of any default or omission by the Group or continuing for a period of more than 60 days;

(e)                                                          any Security Interest arising as a result of legal proceedings and discharged within 30 days or otherwise contested in good faith (where the Group has provisioned the relevant amount against the event that a legally binding determination is made that payment is required) and not otherwise constituting an Event of Default;

(f)                                                           any Security Interest over any rental deposits in respect of any property leased or licensed by the Company in respect of amounts representing not more than twelve months’ rent for that property;

(g)                                                          any Security Interest over documents of title and goods as part of a documentary credit transaction entered into in the ordinary course of business;

(h)                                                         any Security Interest over bank accounts or retention rights in favour of the account holding bank and granted as part of that financial institution’s standard terms and conditions provided that the financial institution has not provided any Finance Debt to any member of the Group; and

(i)                                                             any other Security Interest created or granted with the consent of the Majority of Noteholders;

Permitted Transaction means a transaction undertaken in connection with a Change of Control Event, outside of any process or event in connection with an Insolvency Event or available under the laws of bankruptcy or insolvency in any jurisdiction, that is constituted by a public offer or announcement by a person to acquire, by way of tender offer, merger, takeover offer, scheme of arrangement or equivalent in any other jurisdiction, more than 50% of the Shares of the Company then on issue in circumstances where no Event of Default is then continuing or would arise as a result of its implementation and either:

(a)                                                         the Company shall survive such transaction and all of the business and assets of the Group will continue to be owned by the Group in the same or greater percentage following the consummation of such event; or

(b)                                                         the Noteholders are satisfied (acting reasonably) that all of their rights and entitlements under the Transaction Documents, the Notes and the Options shall not be materially prejudiced by the consummation of such event;

Potential Event of Default means anything which with notice, time or both is reasonably likely to become an Event of Default;

Prevailing Rate means in respect of any day, the spot rate of exchange between the relevant currencies prevailing as at or about 12.00 noon (Sydney time) on that date as appearing on the relevant page on Bloomberg or such other information service provider that displays the relevant information, or if such rate cannot be determined on that day, the rate prevailing as at or about 12.00 noon (Sydney time) on the immediately preceding day on which such rate can be so determined.

Principal Outstanding means, in respect of a Note on any date, the Face Value of that Note;

Prospectus means the prospectus to be issued by the Company in a form agreed by the Noteholders, which will include an offer to the Noteholders of Notes and Options as contemplated by this Deed, and comply with Chapter 6D of the Corporations Act;

Qualifying Dilutive Issue has the meaning set out in clause 7.6;

Redemption Amount means, for each Note, 100% of the Face Value plus any accrued, but unpaid, interest to (but excluding) the date of redemption with such interest accruing at the rate set out in clause 18;

Register means (a) the register of Noteholders to be kept under clause 4.1 (Note Register), (b) the register of Optionholders to be kept under clause 4.3 (Option Register) or (c) either or both of them, as the context requires;

Registration Rights Agreement means an Amended and Restated Investors’ Rights Agreement between the Company, each Noteholder and each Investor that is a party to the existing Amended and Restated Investors’ Rights Agreement with the Company dated 16 December 2010, substantially in the form set forth in Schedule 8, which provides each Noteholder with the right to require the Company to file a registration statement with the SEC in respect of any securities in the Company held by each such Noteholder to facilitate the sale of such securities on the same basis, and in the same circumstances, as each of the Investors that are a party to the existing Amended and Restated Investors’ Rights Agreement.

Relevant Currency means Australian Dollars or, if at the relevant time or for the purposes of the relevant calculation or determination, the ASX is not the Relevant Stock Exchange, the currency in which the Shares are quoted or traded on the Relevant Stock Exchange;

Relevant Event means any Milestone Event, CE Mark Approval Event or Change of Control Event which occurs prior to the Maturity Date;

Relevant Stock Exchange means the ASX or the Alternative Stock Exchange, if any;

Repeating Representations means each of the representations set out in clauses 12.2.1, 12.2.2, 12.2.3, 12.2.4, 12.2.5, 12.2.6, 12.2.8, 12.2.11, 12.2.12, 12.2.15, 12.2.17, 12.2.18, 12.2.19, 12.2.21, 12.2.22 and 12.2.23;

Resolution means:

(c)                                                          a resolution of Noteholders adopted at a meeting of Noteholders by at least 66 2/3% of the votes cast in respect of that resolution; or

(d)                                                         resolution of Noteholders made in writing under paragraph 12 of the Meeting Procedures and signed by Noteholders holding Notes that represent at least 66 2/3% of the outstanding principal face value amount of the outstanding principal face value amount of all outstanding Notes;

SEC means the Securities and Exchange Commission of the United States;

Securities means any securities including, without limitation, Shares, CDIs, options, warrants or other rights to subscribe for or purchase or acquire Shares or CDIs;

Securities Act means the U.S. Securities Act of 1933, as amended;

Securities Exchange Act means the U.S. Securities Exchange Act of 1934, as amended;

Security Interest includes any mortgage, pledge, lien or charge, any security or preferential interest or arrangement of any kind or anything which gives a creditor priority to other creditors with respect to any asset. It includes any title retention, sale and leaseback, Finance Lease, sale and repurchase, deferred purchase arrangement and the discounting and factoring of receivables on recourse terms, deposit by way of security, arrangement for the combination of accounts or set-off or any other preferential arrangement with a creditor or arrangement or transaction for the purposes of raising debt or financing an asset;

Securityholders means the holders of Shares or CDIs of the Company from time to time. References to any issue or offer or grant to Securityholders “as a class” or “by way of rights” will be taken to be references to an issue or offer or grant to all or substantially all Securityholders, other than Securityholders to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant;

Securityholder Approval means the approval required to be obtained under ASX Listing Rule 7.1 by the Company from its Securityholders to permit the issue of the Notes and Options which are proposed to be granted to Noteholders under this Deed;

Share means a share of common stock in the capital of the Company;

Sharing Party has the meaning given in clause 11.7.2;

Sharing Payment has the meaning given in clause 11.7.2.1;

Share Purchase Plan means a plan providing for the offer of CDIs to existing Securityholders of the Company resident in Australia and New Zealand to issue CDIs having a value (calculated based on the VWAP of CDIs over the 20 Trading Days prior to the date of the offer) of no more than A$3 million and a price per CDI that is at least 80% of the VWAP of CDIs over the 20 Trading Days prior to the offer;

Shortfall has the meaning set out in clause 11.7.3.1;

Subscription Amount means in relation to each Noteholder, the Face Value multiplied by that Noteholder’s Note Allocation;

Subscription Date means the date five Business Days after the Open Date;

Subsidiary has the meaning given in the Corporations Act, but as if body corporate includes any entity. It also includes an entity required by current accounting practice to be included in the consolidated annual financial statements of that entity or would be required if that entity were a corporation;

Sunset Date has the meaning given in clause 1.9;

Tax includes any tax, duty, levy, impost, deduction, charge, rate, compulsory loan or withholding which is levied or imposed by a Government Agency, and any related interest, penalty, charge, fee or other amount;

Total Commitment means US$25,000,000;

Trading Day means a day determined by ASX to be a trading day in accordance with the ASX Listing Rules, or alternatively, in relation to any Share or security listed on an Alternative Stock Exchange, a day determined to be a trading day in accordance with the rules of that Alternative Stock Exchange;

Transaction Document means this Deed, each Lock-Up Agreement with each member of Key Management, the Registration Rights Agreement and any other document designated in writing as such by the Majority of Noteholders and the Company.

Unanimous Resolution means:

(a)                                                         a resolution of Noteholders adopted at a meeting of Noteholders by all of the votes cast in respect of that resolution; or

(b)                                                         a resolution of Noteholders made in writing under paragraph 12 of the Meeting Procedures and signed by Noteholders holding Notes that represent 100% of the outstanding principal face value amount of the outstanding principal face value amount of all outstanding Notes;

United States means the United States of America;

US Dollars and US$ means the lawful currency of the United States;

U.S. Persons has the meaning set out in clause 12.1.8; and

VWAP means, in respect of a CDI or Share on any Trading Day or series of Trading Days, the volume-weighted average price of a CDI or Share published by or derived from (in the case of a Share) ASX or any Alternative Listing or otherwise determined by a Financial Advisor, provided that if on any such Trading Day where such price is not available or cannot otherwise be determined as provided above, the VWAP in respect of such Trading Day will be the VWAP, determined as provided above, on the immediately preceding Trading Day on which the same can be so determined.

Interpretation

30.2                        In the interpretation of this Deed, the following provisions apply unless the context otherwise requires:

30.2.1                                      Words and phrases used in this Deed that have a defined or accepted meaning in the Corporations Act have that meaning in this Deed.

30.2.2                                      Headings are inserted for convenience only and do not affect the interpretation of this Deed.

30.2.3                                      If the day on which any act, matter or thing is to be done under this Deed is not a Business Day, the act, matter or thing must be done on the next Business Day.

30.2.4                                      A reference in this Deed to Australian Dollars, Australian dollars or A$ means the lawful currency of Australia.

30.2.5                                      A reference in this Deed to US Dollars, US dollars, US$ or $ means the lawful currency of the United States and all amounts payable under this Deed are payable in US Dollars.

30.2.6                                      A reference in this Deed to any law, legislation or legislative provision includes any statutory modification, amendment or re-enactment, and any subordinate legislation or regulations issued under that legislation or legislative provision.

30.2.7                                      A reference in this Deed to any agreement or agreement is to that agreement or agreement as amended, novated, supplemented or replaced.

30.2.8                                      A reference to a clause, part, schedule or attachment is a reference to a clause, part, schedule or attachment of or to this Deed.

30.2.9                                      An expression importing a natural person includes any company, trust, partnership, joint venture, association, body corporate or governmental agency.

30.2.10                               Where a word or phrase is given a defined meaning, another part of speech or other grammatical form in respect of that word or phrase has a corresponding meaning.

30.2.11                               A word which denotes the singular also denotes the plural, a word which denotes the plural also denotes the singular.

30.2.12                               A word that is gender neutral or gender specific includes each gender.

30.2.13                               A reference to the word ‘include’ or ‘including’ is to be construed without limitation.

30.2.14                               Any schedules and attachments form part of this Deed.

30.2.15                               A reference to any person includes that person successors and permitted assigns and permitted transferees.

30.2.16                               An Event of Default is “continuing” if it has not been remedied to the satisfaction of the Majority of Noteholders or waived in writing.

EXECUTION

Executed as a Deed

Date:

Executed by REVA Medical, Inc. by its duly authorised officers:

Signature of authorised officer	Signature of authorised officer

Name of authorised officer (print)	Name of authorised officer (print)

Executed by Goldman Sachs International by its duly authorised officer:

Signature of authorised officer

Name of authorised officer (print)

Executed by Senrigan Master Fund by its duly authorised officer:

Signature of authorised officer

Name of authorised officer (print)

SCHEDULE 1:  NOTEHOLDERS AND OPTIONHOLDERS

Name of Noteholder and Optionholder	Address (including facsimile and email address)	Commitment		Note Allocation	Option Allocation
Goldman Sachs International	Registered Address: Peterborough Court 133 Fleet Street London EC4A 2BB, UK Postal Address: c/o Goldman Sachs (Asia) L.L.C. 68th Floor, Cheung Kong Center 2 Queen’s Road Central Hong Kong Attention: HK Loan Operations Facsimile: (852) 2233 5619 Email: ficc-lstops-hk@gs.com	US$	12,500,000	125	4,375,000

Senrigan Master Fund	Registered Address: PO Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands Postal Address: c/o Senrigan Capital Group Limited 11/F, LHT Tower 31 Queen’s Road Central Hong Kong Attention: Chris Nash Facismile: (852) 3196 3100 Email: chris.nash@senrigancapital.com, operations@senrigancapital.com	US$	12,500,000	125	4,375,000

Total		US$	25,000,000	250	8,750,000

SCHEDULE 2:  OPTION TERMS

1.                                      TERMS AND CONDITIONS OF THE OPTIONS

1.1                               The Options may be exercised at any time after the Subscription Date until they expire in accordance with paragraph 1.2 of this Schedule 2.

1.2                               The Options will automatically lapse at 5.00pm (Delaware time) on the Maturity Date.

1.3                               Each Option confers the right to subscribe for one Share upon the payment of the exercise price (Exercise Price) of:

1.3.1                                             A$2.50 (translated into US Dollars at the Prevailing Rate on the Subscription Date) where the Option is exercised after the Subscription Date and before a Milestone Event has occurred, or

1.3.2                                             A$3.00 (translated into US Dollars at the Prevailing Rate on the Subscription Date) where the Option is exercised after a Milestone Event has occurred.

1.4                               There are no participating rights or entitlements inherent in the Options and Optionholders will not be entitled to participate in new issues of capital that may be offered to Securityholders (except upon exercise of the Options).

1.5                               In the event of any re-organisation (including reconstruction, consolidation, subdivision, reduction or return of capital) of the issued capital of the Company, the Options will be re-organised as required by the ASX Listing Rules.

1.6                               If there is a bonus issue to the holders of CDIs, the number of CDIs representing Shares over which an Option is exercisable will be increased by the number of CDIs which the Optionholder would have received if they had exercised their Options before the record date for the bonus issue.

1.7                               In the event the Company proceeds with a pro rata issue (except a bonus issue) of securities to Securityholders after the date of issue of the Options, the Exercise Price for the Option will be reduced in accordance with the formula set out in ASX Listing Rule 6.22.2.

1.8                               The Options will not be quoted on ASX or on any other securities exchange.

1.9                               Shares and CDIs issued pursuant to an exercise of the Options will rank, from the date of issue, equally with the existing Shares and CDIs of the Company in all respects.

1.10                        The Company will make an application to have those CDIs issued pursuant to an exercise of the Options listed for official quotation by ASX.

1.11                        The Options will be exercisable by the delivery to the registered office of the Company of a notice in writing stating the intention of the Optionholder to exercise all or a specified number of the Options held by them (Exercise Notice) accompanied by the Option Certificate and payment to the Company of the relevant Exercise Price. An exercise of only some of the Options will not affect the rights of the Optionholder to the balance of the Options held by them.

1.12                        Immediately after receipt by the Company of a valid Exercise Notice and payment of the Exercise Price in Immediately Available Funds (and in any event no later than two Business Days thereafter), the Company must:

1.12.1                                      allot and issue to CDN the number of fully paid Shares equal to the number of the Options which have been exercised;

1.12.2                                      procure that CDN allots and issues to the Optionholder the number of CDIs representing the Shares issued to CDN under paragraph 1.12.1 (which, at the date of this Deed, is 10 CDIs per Share);

1.12.3                                      enter CDN into the Company’s register of members as the holder of the relevant number of Shares and procure that CDN enters the Optionholder into the register of CDI holders as the holder of the relevant number of CDIs;

1.12.4                                      deliver to the Optionholder (or procure the delivery of) a holding statement showing the Optionholder as the holder of the relevant number of CDIs;

1.12.5                                      apply for and use its reasonable efforts to obtain Official Quotation of the relevant number of CDIs on ASX as soon as practicable on such terms and conditions as are usual for quotation of securities on ASX; and

1.12.6                                      notwithstanding the issue of the Prospectus, to the extent that any action is required to be taken in order to facilitate the on-sale of Shares or CDIs by the Optionholder, to take such action (including, where required, issuing a further prospectus, cleansing notice or disclosure document in respect of the Shares or CDIs) to ensure that such Shares or CDIs will at all times be freely tradeable on the ASX.

1.13                        An Optionholder will be entitled to convert any CDIs received on exercise of an Option into Shares at any time pursuant to clause 24 of the Deed.

1.14                        If, at the time of exercise of any Option, CDIs are no longer quoted on ASX, then on exercise of the Option the Company must (except as otherwise agreed in writing with the relevant Optionholder) issue directly to the Optionholder the number of Shares over which the Option is exercisable and must procure that those Shares are listed for trading on any securities exchange on which any of the Company’s Shares are tradeable.

1.15                        The rights of the Optionholders and the obligations of the Company in relation to the Options are separate and independent of the Deed. They will survive the termination of the Deed and will be unaffected by any redemption, Conversion or other event in respect of the Notes.

1.16                        At any time while Company is listed on an Alternative Stock Exchange, an Optionholder may elect by notice in writing to the Company for the Options to be exercisable directly into the form of securities listed on that Alternative Stock Exchange, in which case, on exercise of the Option the Company must (except as otherwise agreed in writing with the relevant Optionholder) issue directly to the Optionholder the number of securities as are equivalent to the number of Shares over which the Option is exercisable and must procure that those securities are listed for trading on that Alternative Stock Exchange.

1.17                        The terms of this schedule (and any definitions that are used in this schedule) upon issue of any Option will apply separately in respect of that Option, and in respect of any Option may only be amended by agreement in writing signed by the Company and the Optionholder.

SCHEDULE 3:  MEETING PROCEDURES

1.                                      CONVENING OF MEETINGS

Convening of meetings

1.1                               A meeting of Noteholders may be convened at any time by any Noteholder or at the request of the Company.

Time and place

1.2                               Each meeting of Noteholders will be held at the time and place set out in the notice of the meeting.

2.                                      NOTICE OF MEETINGS

Notice

2.1                               The person convening the meeting will give notice of a proposed meeting of Noteholders to each Noteholder as follows:

2.1.1                                             the notice must specify the day, time and place of the meeting and the nature of each specific resolution (if any) to be proposed at that meeting;

2.1.2                                             the notice must be given at least one Business Day in advance of the meeting (inclusive of the day on which the notice is given and of the day on which the meeting is held); and

2.1.3                                             the notice may be given to each recipient in the manner provided in this Deed.

Omission to give notice

2.2                               Any failure to give notice to any person entitled to such notice will invalidate the proceedings at any meeting.

3.                                      CHAIRMAN

3.1                               The chairman will be a person nominated by the Majority of Noteholders. That person need not be a Noteholder and may be any other person entitled to attend.

4.                                      QUORUM

4.1                               At any meeting of Noteholders any two or more persons present in person, by telephone, by video conference or by representative, being Noteholders who constitute the Majority of Noteholders will form a quorum for the transaction of business, unless only one Noteholder is inscribed on the Register when that Noteholder or its representative forms a quorum. No business may be transacted at any meeting unless the requisite quorum is present at the commencement of business.

5.                                      ADJOURNMENT

5.1                               If within 15 minutes from the time appointed for any meeting of Noteholders a quorum is not present then:

5.1.1                                             if convened on the requisition of Noteholders, the meeting will be dissolved; and

5.1.2                                             if convened at the request of the Company, the meeting will be adjourned for a period not exceeding three business days determined by a majority of the Noteholders present at the meeting.

Adjourned meeting

5.2                               An adjourned meeting is a meeting for the purposes of these procedures.

Adjournment with consent

5.3                               The chairman may with the consent of, and must if directed by, the majority of Noteholders present at any meeting adjourn such meeting from time to time and from place to place.

Notice of adjourned meeting

5.4                               At least one Business Day’s notice of any meeting adjourned through want of a quorum must be given in the same manner as an original meeting.  The notice must state the quorum required at that adjourned meeting but need not contain any further information regarding the adjourned meeting.

6.                                      VOTING PROCEDURE

Show of hands

6.1                               Every question submitted to a meeting will be decided in the first instance by a show of hands.

Declaration conclusive

6.2                               Unless a poll is demanded by the chairman, or by one or more Noteholders holding Notes whose outstanding principal face value exceed 5% of the total outstanding principal face value of all outstanding Notes (before or on the declaration of the result of the show of hands), a declaration by the chairman that a Resolution or Unanimous Resolution has been carried by the requisite majority or lost or not carried by the requisite majority is conclusive.

Poll

6.3                               If a poll is so demanded, it must be taken in that manner and either at once or after such an adjournment as the chairman directs.

6.4                               Any poll demanded at any meeting on the election of a chairman or on any question of adjournment will be taken at the meeting without adjournment.

Number of votes

6.5                               On a show of hands, a Noteholder holding one or more Notes has one vote for each Note held.

6.6                               On a poll, every Noteholder present has a vote proportional to the outstanding principal face value amount of all Notes that they hold relative to the outstanding principal face value amount of all outstanding Notes;

7.                                      RIGHT TO ATTEND AND SPEAK

7.1                               The Company and their technical, financial and legal advisers may be invited by Resolution to attend and speak (but not vote) at any meeting of Noteholders, in which case they will do so unless requested by a Majority of Noteholders to leave, in which case they will do so.

7.2                               Each Noteholder is entitled to invite their respective technical, financial and legal advisers to attend and speak (but not vote) at any meeting of Noteholders.

7.3                               No other person is entitled to attend or vote at any meeting of the Noteholders or to join with others in requesting the convening of such a meeting unless they are a Noteholder or a representative of a Noteholder or a Majority of Noteholders has, in advance of such meeting, approved the attendance of such person.

8.                                      APPOINTMENT OF PROXIES

Appointment

8.1                               Each appointment of a proxy for a meeting or adjourned meeting:

8.1.1                                             must be in writing;

8.1.2                                             must be accompanied by reasonably satisfactory evidence of its due execution; and

8.1.3                                             will only be effective if each Noteholder is given notice and a copy of such proxy at its address for service of notices under this Deed before the time appointed for holding the meeting or adjourned meeting.

No obligation to investigate

8.2                               No Noteholder is obliged to investigate or be concerned with the validity of, or the authority of, the proxy named in any appointment of proxy.

Revocation

8.3                               Any vote cast at a meeting or adjourned meeting under an appointment of proxy conforming with paragraph 8.1 is valid despite the previous revocation or amendment of the appointment of proxy or of any of the Noteholder’s instructions under which it was executed, unless written notice of that revocation or amendment is received by each Noteholder at its address for service of notices under this Deed or by the chairman of the meeting at least 24 hours before the commencement of the meeting or adjourned meeting.

9.                                      APPOINTMENT OF CORPORATE REPRESENTATIVES

9.1                               A person authorised by a Noteholder to act for it at any meeting will be entitled to exercise the same powers on behalf of that Noteholder as that body corporate could exercise if it were an individual Noteholder. The person must produce evidence of authority so to act at or before the meeting if requested to do so by the chairman of any meeting.

10.                              RIGHTS OF REPRESENTATIVES

10.1                        A representative may demand or join in demanding a poll and has power generally to act at a meeting for the Noteholder subject to its instructions.

10.2                        References to a Noteholder in this schedule include its representative.

11.                               MINUTES AND RECORDS

Keeping of minutes

11.1                        The chairman will appoint a person to make and keep minutes of every meeting of Noteholders.

Minutes conclusive evidence

11.2                        Minutes of meetings of Noteholders are conclusive evidence if actually or purportedly signed by the chairman of that meeting or the chairman of the next succeeding meeting.  Until the contrary is proved every meeting of which minutes have been made and signed is taken to have been duly convened and held and all resolutions passed or proceedings transacted at that meeting are taken to have been duly passed and transacted.

12.                               WRITTEN RESOLUTIONS

12.1                        A resolution of Noteholders may be passed and adopted without any meeting being required, by an instrument in writing signed by the requisite majority for a Resolution, or a Unanimous Resolution, as required (including by separate counterparts).

12.2                        Any person who may convene a meeting may propose a written resolution, in which case they will give to each Noteholder at least one Business Days (or such shorter period agreed to by the Noteholders) notice of the proposed resolution (including a copy of the proposed resolution).

13.                               FURTHER PROCEDURES FOR MEETINGS

13.1                        The Noteholders by Resolution may prescribe any further regulations regarding the holding of meetings of the Noteholders and attendance and voting at those meetings or the passing of resolutions (other than in relation to any matter that would require, or relates to the passing of, a Unanimous Resolution, in which case a Unanimous Resolution is required).

SCHEDULE 4: AGREED ASX ANNOUNCEMENT

Goldman Sachs and Senrigan to Provide Financing

US$25 Million Funding Commitment

San Diego, California and Sydney, Australia (Thursday 25 September 2014, AEST) — REVA Medical, Inc. (“REVA” or the “Company”) announced today that it has entered into a convertible note deed with Goldman Sachs International (“Goldman Sachs”), a wholly owned subsidiary of Goldman Sachs Group, Inc., and Senrigan Master Fund (“Senrigan”), an investment vehicle managed by Senrigan Capital, which, if approved by stockholders, will provide funding for the Company’s ongoing operating, clinical, and capital needs including, specifically, the clinical testing and planned CE Mark application of its Fantom bioresorbable scaffold.

Under the convertible note deed, REVA will issue an aggregate principal amount of US$25 million in senior unsecured convertible notes and 8,750,000 options; each option allows the purchase of one share of REVA’s common stock. If the options are exercised in full at their maximum exercise price of A$3.00 per share, they would generate approximately US$23.6 million of additional capital, based on current exchange rates. The convertible notes and options will be offered to Goldman Sachs and Senrigan under a prospectus to be prepared in accordance with the requirements of Chapter 6D of the Australian Corporations Act 2001 (Cth).

“We are extremely pleased to have the support of global institutional investors Goldman Sachs and Senrigan,” commented REVA’s Chief Executive Officer, Bob Stockman. “Securing this commitment, together with our polymer and clinical trial expertise, allows REVA to move Fantom forward quickly into our clinical trial and ultimately to market.”

Fantom is a single-piece coronary stent made from REVA’s proprietary polymer, which allows for complete visibility of the stent when placed in the artery, an attribute unique to REVA. Additionally, Fantom’s polymer properties allow it to dissolve over time, leaving the artery free of a permanent implant and thereby allowing the artery to return to its natural movement, or “vasomotion.” Resorbable stents are commonly referred to as “scaffolds.”

The Fantom scaffold is currently in the latter stages of development and preclinical testing. The Company anticipates initiating a human clinical trial of Fantom before year-end. The clinical trial is designed to enroll up to 125 patients and provide the data needed to apply for CE Marking, the regulatory approval needed prior to commercially selling the device in Europe and other international markets under the CE Mark. REVA expects to apply for CE Mark by mid-2016 and anticipates that this financing will provide the capital needed to reach commercialization.

The convertible notes will have a five-year term, bear interest at 7.54% annually, and allow for cash redemption options by the holder at 26 months, at maturity, and upon a change of control or following an event of default under the convertible note deed. While interest compounds annually, it is payable only upon redemption.

The noteholders are allowed to convert some or all of the convertible notes into the trading securities of the Company at any time at an initial conversion price of A$0.25 per CHESS Depositary Interests (or “CDI”). The conversion price is subject to adjustment in accordance with the terms of the convertible note deed. Currently, REVA’s securities are traded in the form of CDIs on the Australian Securities Exchange (“ASX”); 10 CDIs equal one share of the Company’s common stock.

The notes will automatically convert to CDIs in the event the Company has received CE Mark approval for Fantom and the market price of the Company’s CDIs exceeds A$0.60 for 20 consecutive trading days. Based on current exchange rates and the initial conversion price, the maximum number of CDIs that may be issued on conversion of all the convertible notes is approximately 111.1 million (or 11.1 million shares of common stock).

The exercise price of each option is set at A$2.50 (or the equivalent of A$0.25 per CDI) until such time as REVA has completed full patient enrollment in its CE Mark clinical trial of Fantom, at which time the exercise price will increase to A$3.00 (or A$0.30 per CDI).

Closing of the transaction is subject to, among other things, approval by REVA’s stockholders. Accordingly, a special meeting of stockholders will be held. The Proxy Statement for the special meeting will include additional details regarding the terms of the convertible notes and options and will be mailed to all stockholders.

A summary of the principal terms of the convertible notes and the options is attached to this announcement.

About REVA Medical, Inc.

REVA is a development stage medical device company located in San Diego, California, USA, that is focused on the development, testing, and eventual commercialization of its proprietary bioresorbable stents, which are called “scaffolds” because of their temporary nature. The Company’s scaffolds are being developed as an alternative to metal stents, which are small tube-like devices permanently implanted into an artery to treat coronary artery disease. Scaffolds provide restoration of blood flow, support the artery through the healing process, then disappear (or “resorb”) from the body over a period of time. This resorption allows the return of natural movement and function of the artery, a result not attainable with permanent metal stents. The Company has conducted clinical studies of its scaffold technologies; a total of 112 patients were enrolled in its most recent clinical trial in Australia, Brazil, Europe, and New Zealand, with enrollment completed during January 2014. The patients in this trial will be followed for a total of five years, with primary data to be obtained at nine and 12 months. The Company is now developing and testing its FantomTM scaffold, with initial human implants planned for late 2014 at multiple centers in Brazil and Europe. The Fantom scaffold has been designed to offer distinct ease-of-use features including complete scaffold visibility under x-ray, expansion with one continuous inflation, no procedural time limitations, and standard storage and handling. REVA will require successful clinical results and regulatory approval before it can commercialize Fantom or any of its other products.

About Senrigan Master Fund, an investment vehicle managed by Senrigan Capital

Senrigan Capital is an asset management company founded by Nick Taylor in 2009 to focus on Asia Pacific event-driven strategies. The firm invests in companies undergoing, or anticipated to undergo, transformative events, including mergers and acquisitions and capital markets transactions.

About Goldman Sachs International, a wholly owned subsidiary of Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc. is a leading global financial services firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high net worth individuals. Founded in 1869, the firm is headquartered in New York and maintains offices in all major financial centers around the world.

Non-Solicitation

This announcement and the information contained herein is neither an offer to sell nor a solicitation to buy any securities and does not constitute or form part of an offer to sell securities in the United States (“U.S.”) or in any jurisdiction in which such offer, solicitation, or sale is unlawful. Any public offering of securities in the U.S. will be made by means of a prospectus that will contain detailed information about REVA and its management, as well as financial statements. The notes and the options referred to herein have not been and will not be registered under the Securities Act of 1933, as amended, or under any state securities laws and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and that are based on management’s beliefs, assumptions, and expectations and on information currently available to management. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, anticipate,” “believe,” “expect,” “may,” “will,” “intend,” “plan,” “estimate,” “continue,” “would” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. All statements that are not statements of historical fact, including those statements that address future operating performance and events or developments that we expect or anticipate will occur in the future, are forward-looking statements, such as those statements regarding our ability to raise financing to fund our operations on terms favorable to us or at all, our ability to obtain the regulatory approvals, our ability to timely and successfully complete our clinical trials, our ability to protect our intellectual property position, our ability to commercialize our products if and when approved, our ability to develop and commercialize new products, and our estimates regarding our capital requirements and financial performance, including profitability. You should not place undue reliance on these forward-looking statements. Although management believes these forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause our actual results to vary materially from those expressed in the forward-looking statements, including the risks and uncertainties that are described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) on March 17, 2014. REVA cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

United States	Australia	Australia
Investor & Media Enquiries:	Investor Enquiries:	Media Enquiries:
REVA Medical, Inc.	Inteq Limited	Buchan Consulting
Cheryl Liberatore	Kim Jacobs	Rebecca Wilson
Director, Investor Relations	+61 2 9229 2700	+61 3 9866 4722
+1 858-966-3045		Annabel Murphy
+61 2 9237 2800

ATTACHMENT

Summary of Certain Key Terms of the Notes:

Face Value:  the Notes each have a face value of US$100,000.

Form and Status:  the Notes are direct, unsubordinated, unconditional and unsecured obligations of the Company in certificated form, and will at all times rank pari passu in right of payment with all other existing and future unsecured and unsubordinated senior obligations of the Company (other than unsecured obligations preferred by mandatory provisions of law) and senior in right of payment to all existing and future subordinated obligations of the Company.

Maturity:  the Notes mature and shall be repaid in an amount equal to Face Value plus accrued Interest on the earlier to occur of an event of default (as defined in the Deed) or the date 60 months from the date of issue of the Notes unless a Note has been previously converted, redeemed or cancelled.

Optional Redemption:  a Noteholder may elect to cause the Company to redeem all or some of its Notes which have not otherwise been converted, redeemed or cancelled on the date which is 26 months after the date of issue of the Notes, at an amount equal to Face Value plus accrued Interest, upon providing the Company with at least 30 calendar days prior written notice.

Redemption Following a Change of Control Event:  following the occurrence of certain change of control events, as further described in the Deed, each Noteholder may give the Company an irrevocable notice requiring the Company to redeem all or any part of their Notes for the greater of (a) the Face Value of the Notes plus accrued Interest and (b) the Cash Settlement Amount (as defined under “Option Conversion” below), provided such Noteholder gives written notice of its decision to redeem within five business days of the change of control event.

Stockholder Rights:  the Notes do not provide the holder voting rights or other rights as a stockholder of the Company unless and until converted.

Interest:  interest will accrue in respect of the Notes at the rate of 7.54% per annum (increased to 9.54% per annum if any payments are past due); provided that interest is payable only upon redemption of the Notes for cash. No interest is payable on any Note that is converted into shares of common stock (represented by CDIs) in accordance with the terms of the Deed.

Optional Conversion:  at any time following the date of issue of the Notes but prior to the maturity date, a Noteholder may give the Company an irrevocable notice electing to convert (the “Conversion Notice”) all or some of the Notes held by the Noteholder and specifying the number of Notes the Noteholder is electing to convert into shares of the Company’s common stock (represented by CDIs).

The terms of the Notes contain provisions for the adjustment of the conversion price, which will initially be A$2.50 per share of our common stock (or A$0.25 per CDI), subject to adjustment as described under “Adjustment of Conversion Price” below.

The number of shares of the Company’s common stock (equivalent to 10 CDIs) to be issued upon conversion of the Notes is determined by dividing the face value of the Note converted (translated from U.S. dollars into Australian dollars at the exchange rate fixed on the subscription date for the Note) by the conversion price in effect on the conversion date.

Upon receipt of a Conversion Notice, the Company may, in lieu of issuing shares of common stock (represented by CDIs) to the Noteholder, give the Noteholder notice that the Company is electing to redeem the Notes subject to the Conversion Notice for an amount equal to the number of CDIs which would have been issued on conversion multiplied by the average daily volume-weighted average price on the ASX of the CDIs during the 20 trading days after receipt of the Conversion Notice (the “Cash Settlement Amount”).

Adjustment of Conversion Price:  the terms of the Notes contain provisions for the adjustment of the conversion price upon the occurrence of certain events, including reorganisation of issued capital, certain dividends, distributions and issuance by the Company of equity securities at a price below current market value. If such events occur, the conversion price will be adjusted in accordance with the terms of the Deed to ensure the economic value of the Notes is not adversely affected by the event.

Automatic Conversion:  Noteholders shall automatically be deemed to have given the Company an irrevocable Conversion Notice in respect of all of the Notes then held by the Noteholder in the event that both (a) the average daily volume weighted-average price of the Company’s CDIs as traded on the ASX equals or exceeds A$0.60 for a period of 20 consecutive trading days and (b) the Company has received CE Mark approval for its Fantom product.

Restrictions on Transfer:  subject to certain conditions, a Note or Option may be assigned or transferred to affiliates of the Noteholder, other Noteholders and to any party that is not a competitor (as defined in the Deed) of the Company, provided that the Notes may be transferred to any person, including a competitor of the Company, either upon the occurrence of a change of control event or while an event of default subsists.

Restrictions on Issuance of Equity Securities:  for so long as any Notes remain outstanding or Options remain unexercised, the Company may not raise additional capital through the sale or issuance of its equity securities (or securities convertible or exercisable for such securities) except (i) upon the exercise or conversion of securities currently outstanding, (ii) up to an aggregate of 8,700,000 shares of common stock upon equity issuances completed within 6 months of the issuance of the Note or upon the issuance of securities pursuant to the Company’s incentive equity plans, (iii) upon a stock split or stock dividend to all holders of the Company’s common stock, (iv) to the extent, acting in good faith and in accordance with their fiduciary duties to the Company under applicable law, the directors of the Company form the view that the failure to make such an offering would be a breach of their fiduciary duties, or (v) in certain other limited circumstances set forth in the Deed.

Right of First Refusal:  the Noteholders shall have a right of first offer and right of first refusal to acquire all or any portion of any finance debt (as defined in the Deed) that the Company determines to raise while the Notes remain outstanding, subject to certain limited exceptions.

Covenants:  for so long as any Notes remain outstanding, the Company shall not take certain actions, including, among other things, (i) declaring or paying any dividend, (ii) issuing any finance debt (as defined in the Deed) in excess of $10,000,000, (iii) granting any security interest in respect of or dispose of the Company’s intellectual property, or (iv) substantially changing the general nature or scope of its business, subject to such exceptions as specified in the Deed.

NASDAQ Listing and Registration Rights:  provisions of the Deed require the Company to use reasonable efforts to seek to list its common stock on NASDAQ as soon as practicable after September 2015. Additionally, as a condition precedent to issue of the Notes and Options, the Company must enter into an Amended and Restated Investors’ Rights Agreement with each Noteholder and each investor that is a party to the existing Amended and Restated Investors’ Rights Agreement with the Company dated December 16, 2010.  The Amended and Restated Investors’ Rights Agreement will be substantially in the form set forth in Schedule 8.to the Deed and will provide each Noteholder, subject to the terms and conditions therein, with the right to require the Company to file a registration statement with the SEC in respect of any securities in the Company held by each such Noteholder to facilitate the sale of such securities on the same basis, and in the same circumstances, as each of the investors that are a party to the existing Amended and Restated Investors’ Rights Agreement.

Lock-Up Agreements:  each of Robert B. Stockman (REVA’s Chairman and Chief Executive Officer) and Robert K. Schulz (REVA’s President and Chief Operating Officer) have agreed to enter into Lock-Up Agreements with the Noteholders whereby each will agree not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests) any shares or CDIs of the Company or any securities that are convertible into or exchangeable for, or that represent the right receive any shares or CDIs of the Company, subject to certain exceptions as further described in the form of Lock-Up Agreement in Schedule 7 of the Deed.

Modifications to Notes:  provisions of the Notes may generally be modified, amended or waived by Noteholders that represent at least two-thirds of the outstanding principal face value amount of all outstanding Notes acting at a meeting or by written consent; provided, however, that unanimous consent of the Noteholders holding all of the outstanding notes is required to, amongst other items, (i) extend the term of the notes or their maturity date, (ii) reduce the amount of any payment of principal, interest, fees or any other payment obligation of the Company or (iii) change when and on what terms the Notes will convert or be redeemed, cancelled or otherwise repaid or prepaid.

An “Event of Default” includes, in summary:

Failure to pay:  a failure by the Company to pay an amount due under and in the manner required by the Deed;

(b)         Cross default:  finance debt of the Group that, in aggregate, exceeds US$1,000,000, is not paid when due or becomes due and payable prior to its maturity date;

(c)          Revocation:  an authorisation, approval or consent material to the Company or its business is cancelled, repealed, revoked or terminated or has expired, amended or modified in a manner which is likely to have a material adverse effect (as defined in the Deed);

(d)         Failure to perform:  the Company or key management fails to perform any material obligation under the Deed, the Amended and Restated Investors’ Rights Agreement or the Lock-up Agreement;

(e)          Misrepresentation:  any warranty or representation made by the Company under the Deed becomes false or misleading or incorrect in any material respect when made;

(f)           Insolvency event: an insolvency event (as defined in the Deed) occurs in relation the Company;

(g)         Breach of law:  the Company or any of its subsidiaries is in material breach of an applicable law, regulation, authorisation, listing rule, or court order, official directive or ruling of any Government Agency binding on it which is likely to have a material adverse effect (as defined in the Deed);

(h)         Termination:  any person becomes entitled to repudiate, terminate, rescind or avoid any material provision of the Deed, the Amended and Restated Investors’ Rights Agreement or the Lock-up Agreement; or

(i)            Listing:  CDIs cease to trade on ASX or are suspended from trading for more than 5 consecutive trading days or, where the Company’s common stock is quoted on an alternative exchange, the shares of the Company’s common stock cease to trade or are suspended from trading on such exchange for more than 5 consecutive trading days.

The foregoing description is a summary of certain of the material provisions of the Notes and the Deed and does not purport to be complete.  This summary is subject to and is qualified by reference to all the provisions of the Notes and the Deed, including the definitions of certain terms used in the Deed.

Summary of Certain Key Terms of the Options:

(a)               The Options may be exercised at any time after issuance until they expire.

(c)                The Options will automatically expire at 5.00pm Delaware, United States of America time on the date 60 months following the date of issue.

(d)               The Options confer the right to subscribe for one share of the Company’s common stock (equivalent to 10 CDIs) per Option upon the payment of the exercise price of:

(i)                  A$2.50 (translated into US dollars at the prevailing rate on the date of issue of the Options) where the Option is exercised before a defined Company milestone of full patient enrollment in the Company’s CE Mark clinical trial of the Fantom product has occurred, or

(ii)               A$3.00 (translated into US dollars at the prevailing rate on the date of issue of the Options) where the Option is exercised after full CE Mark clinical trial enrollment.

(e)                There are no participating rights or entitlements inherent in the Options and holders of the Options will not be entitled to participate in new issues of capital that may be offered to securityholders (except where the holder has first exercised any of their Options before the record date to participate in the new issue).

(f)                 In the event of any re-organisation (including reconstruction, consolidation, subdivision, reduction or return of capital) of the issued capital of the Company, the Options will be re-organised as required by the ASX Listing Rules.

(g)                If there is a bonus issue to the holders of CDIs, the number of CDIs over which an Option is exercisable will be increased by the number of CDIs which the Optionholder would have received if they had exercised their Options before the record date for the bonus issue.

(h)               In the event the Company proceeds with a pro rata issue (except a bonus issue) of securities to any holder of shares or CDIs of the Company after the date of issue of the Options, the exercise price for the Option will be reduced in accordance with the formula set out in ASX Listing Rule 6.22.2.

(i)                   The Options will not be quoted on ASX or any other securities exchange.

(j)                  CDIs allotted pursuant to an exercise of the Options will rank, from the date of allotment, equally with the existing CDIs of the Company in all respects.

(k)               The Company will make an application to have those CDIs allotted pursuant to an exercise of the Options listed for official quotation by ASX.

(l)                   The Options will be exercisable by the delivery to the registered office of the Company of a notice in writing stating the intention of the Optionholder to exercise all or a specified number of the Options held by them (an “Exercise Notice”) accompanied by the relevant option certificate and payment to the Company of the relevant exercise price. An exercise of only some of the Options will not affect the rights of the Optionholder to the balance of the Options held by them.

(m)           Immediately after receipt by the Company of a valid Exercise Notice and payment of the exercise price by the Optionholder in immediately available funds (and in any event no later than two Business Days thereafter), the Company must:

(i)                  allot and issue to the Optionholder the number of fully paid CDIs equal to the number of the Options which have been exercised;

(ii)               enter the Optionholder into the Company’s register of members as the holder of the relevant number of CDIs;

(iii)            deliver to the Optionholder a holding statement showing the Optionholder as the holder of the relevant number of CDIs; and

(iv)           apply for and use its reasonable efforts to obtain Official Quotation of the relevant number of CDIs by ASX as soon as practicable on such terms and conditions as are usual for quotation of securities on ASX.

(n)               The rights of the Optionholders and the obligations of the Company in relation to the Options are separate and independent of the Deed and the Notes.

The foregoing description is a summary of certain of the material provisions of the Options and the Deed and does not purport to be complete.  This summary is subject to and is qualified by reference to all the provisions of the Options and the Deed, including the definitions of certain terms used in the Deed.

SCHEDULE 5:  CERTIFICATES

FORM OF NOTE CERTIFICATE

REVA Medical, Inc.

Issue of Notes having a face value of US$100,000 each

Number of Notes:	[insert number]	Aggregate Face Value:	US$[insert amount]

Note Certificate No:	[insert number]

This is to certify that [insert name of Noteholder] (Noteholder):

1.                                               On [insert date] 2014 was registered as the holder of the Note(s) described above created and issued by REVA Medical, Inc on the terms and conditions set out in the Convertible Note Deed dated [insert date] 2014 between the Company and the Noteholder (Deed).

2.                                               Each Note:

(a)                                         is issued by the Company on the terms and conditions of, and is subject, to the Deed; and

(b)                                         will be redeemed or converted into fully paid Shares in the Company in accordance with the terms and conditions of the Deed.

3.                                               The provisions of the Deed are incorporated into and form part of this Certificate.

DATED	2014

Executed by REVA Medical, Inc.:

Signature of director	Signature of company secretary

Name of director (print)	Name of company secretary (print)

This Certificate must be surrendered on Conversion or redemption of the Note comprised in this Certificate.

FORM OF OPTION CERTIFICATE

OPTION CERTIFICATE

REVA MEDICAL, INC.

Number of Options:                                                                                [insert number]

Option Certificate No:                                                                  [insert number]

Certificate No: [insert]

This is to certify that [name of Optionholder] (Optionholder) is registered as the holder of the Option(s) described above, created and issued by REVA Medical, Inc. on the terms and conditions set out in Schedule 2 of the Convertible Note Deed dated [insert date] 2014 between the Company and the Noteholder (Deed).

Each Option is issued by the Company on the terms and conditions of, and is subject, to the terms of the Deed.

The provisions of Schedule 2 of the Deed are incorporated into and form part of this Certificate.

This certificate takes effect as a deed poll when signed and issued.

DATED	2014

Executed by REVA Medical, Inc.:

Signature of director	Signature of company secretary

Name of director (print)	Name of company secretary (print)

SCHEDULE 6:  CONVERSION NOTICE

[insert date] 2014

To:                             REVA Medical, Inc. (Company)

I, [insert name of Noteholder], being the registered holder of Note(s), elect to Convert the number of Notes set out below into Shares in the Company (represented by CDIs) in accordance with clause 6 of the Convertible Note Deed dated [insert date] 2014 (Deed) attached to the Certificates for the Note(s) (Terms).

Terms used but not defined in this Conversion Notice have the meaning ascribed to such terms in the Deed.

Number of Notes being Converted:	[insert number]

Name and address to be entered into the Company’s register of CDI holders in respect of the CDIs issued on Conversion:	[insert name and address]

By signing this Conversion Notice, the Noteholder:

(a)                                 confirms its agreement to the Conversion set out in this Conversion Notice in accordance with the Terms;

(b)                                 authorises the Company to register it as the holder of CDIs in accordance with the Terms;

(c)                                  agrees to be bound by the by-laws of the Company.

Enclosed with this Conversion Notice are the Certificates for the Notes to be Converted.

Dated:           [insert date]

For and on behalf of
[insert name of Noteholder]

SCHEDULE 7:  LOCK-UP AGREEMENT

FORM OF LOCK-UP AGREEMENT

REVA MEDICAL, INC.

Key Management Lock-Up Agreement

[•], 2014

Goldman Sachs International

c/o Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen’s Road Central
Hong Kong

Senrigan Master Fund

c/o Senrigan Capital Group Limited

11th Floor, LHT Tower

31 Queen’s Road Central

Hong Kong

Re: REVA Medical, Inc. - Lock-Up Agreement

Dear Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the Convertible Note Deed (the “Deed”), dated as of September 24, 2014 by and among REVA Medical, Inc. (the “Company”) and the investors party thereto (the “Noteholders”), with respect to the issuance of convertible notes (the “Notes”) which will be convertible into shares of common stock in the capital of the Company (the “Shares”), which will be represented by CHESS Depositary Interests (the “CDIs”) issued in accordance with the terms of the Deed. As used herein, “Undersigned’s Shares” means: (i) all common shares and all CDIs owned directly or indirectly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, and (ii) all options to purchase Shares or CDIs owned directly or indirectly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission. Other capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Deed.

In order to induce the Noteholders to enter into the Deed and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, commencing on the date hereof and ending on the earlier of (a) the date on which the CE Mark Approval Event occurs, (b) the date on which the Company has effected an SEC-registered public offering of its Shares on NASDAQ or such other securities exchange as approved by a Majority of Noteholders in accordance with the terms of the Deed, or (c) the date on which each of the initial Noteholders named in Schedule 1 to the Deed has Converted at least 60% of the Notes issued to it on the Subscription Date (the “Lock-Up Period”), the undersigned will not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of or agree to dispose of, directly or indirectly, any of the Undersigned’s Shares, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to any of the Undersigned Shares (collectively, a “Disposition”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Undersigned’s Shares, whether any such transaction is to be settled by delivery of such securities or otherwise, including, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares. The foregoing sentence shall not apply to the exercise of options or warrants or the conversion of a security outstanding as of the date hereof, provided, however, that the undersigned agrees that the foregoing sentence shall apply to any securities issued by the Company to the undersigned upon such an exercise or conversion.

Notwithstanding the foregoing, the restrictions set forth in this Lock-Up Agreement will not apply to transfers by the undersigned of the Undersigned’s Shares:

(i)                                     as a bona fide gift to an immediate family member of the undersigned;

(ii)                                  to any beneficiary of the undersigned pursuant to a will, trust instrument or other testamentary document or applicable laws of descent;

(iii)                               if expressly required pursuant to a order of any court or governmental authority having jurisdiction over the undersigned; and

(iv)                              in connection with a purchase, tender or exchange offer accepted by holders of more than 50% of the Shares of the Company, provided that each of the initial Noteholders named in Schedule 1 to the Deed has also agreed to accept such offer.

                                                No transfer by the undersigned pursuant to items (i) and (ii) in the immediately preceding paragraph shall be permitted unless (a) prior to such transfer, the intended transferee (including the trustee or any trust) has signed and delivered to each of the initial Noteholders named in Schedule 1 to the Deed a lock-up agreement substantially in the form of this Lock-Up Agreement and (b) such transfer does not involve a disposition for value. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns and agrees that it now has, and, except for transfers of the Undersigned’s Shares in accordance with the terms of this Lock-up Agreement, for the duration of the Lock-Up Period will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with this Lock-Up Agreement.

This Lock-Up Agreement may be executed in any number of counterparts and by different parties in separate counterparts. Each counterpart when so executed shall be deemed an original and all of which together shall constitute one and the same agreement.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied. In furtherance of the foregoing, the internal laws of the State of Delaware will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

Signature Page Follows

Very truly yours,

[ROBERT STOCKMAN / ROBERT SCHULZ]*

Authorized Signature

Title

* Please insert full legal name. Each Key Manager will execute a separate Lock-Up Agreement.

Acknowledged and Agreed by:

GOLDMAN SACHS INTERNATIONAL

Authorized Signature

Title

SENRIGAN MASTER FUND

Authorized Signature

Title

SCHEDULE 8:  REGISTRATION RIGHTS AGREEMENT

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

                                                THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of                     , 2014 (the “Effective Date”), by and among REVA Medical, Inc., a Delaware corporation (the “Company”), and each of the individuals or entities whose names are set forth on Schedule A hereto (each, an “Investor” and collectively, the “Investors”).

RECITALS:

                                                WHEREAS, the Company (through its predecessor in interest) and the Investors have previously entered into an Amended and Restated Investors’ Rights Agreement dated as of December 16, 2010 (the “Prior Agreement”), by and among the Company and each of the individuals or entities whose names are set forth on Schedule A thereto (the “Prior Investors”), pursuant to which such holders are currently entitled to certain investor rights and bound by certain covenants and restrictions.

                                                WHEREAS, the Company has entered into that certain Convertible Note Deed, dated September 24, 2014 (the “Deed”), by and among the Company and each person set out in Schedule 1 thereto (each a “Noteholder”), pursuant to which the Company has agreed to issue and sell the Notes and Options (each as defined below) to the Noteholder in accordance with the terms of the Deed on or about the date of this Agreement.

                                                WHEREAS, in connection with the Deed, the Company and the Prior Investors desire to enter into this Agreement in order to include the Noteholders and amend, restate and replace their rights and obligations under the Prior Agreement with the rights and obligations set forth in this Agreement, effective upon the closing of the Deed.

                                                WHEREAS, the Prior Agreement may be amended by written agreement of the Company, the Requisite Investors (as defined therein), and the Holders (as defined therein) holding at least a majority of the issued and outstanding Common Stock (on an as-converted basis) then held by all Holders, provided, that no Prior Investor shall be materially adversely affected without its consent by any waiver, modification, termination or amendment in which the other members of the same class are not likewise adversely affected.

                                                WHEREAS, the Company has executed this Agreement, and the Prior Investors who are signatories to this Agreement hold at least that number of shares necessary to amend and restate the Prior Agreement.

                                                NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree that, effective upon the Effective Date, the Prior Agreement is superseded and replaced in its entirety by this Agreement, including with respect to those Investors who are not signatories to this Agreement, and the parties hereto further agree as follows:

1.                                      DEFINITIONS.

1.1                               General Definitions.  As used in this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall have the meaning ascribed to it in the preamble to this Agreement.

“ASX” means ASX Limited ACN 008 624 691 or the market it operates as the context requires.

“ASX Settlement Operating Rules” means the settlement rules of the settlement facility provided by ASX Settlement Pty Ltd ABN 49 008 504 532.

“Availability Date” shall have the meaning ascribed to it in Section 2.4(m).

“Board” means the Board of Directors of the Company.

“Business Day” means a day on which banks are open for business in Delaware, United States of America (excluding a Saturday, Sunday or public holiday).

“CDI” means a CHESS Depositary Interest in one-tenth of a Share.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as currently in effect.

“CHESS Depository Interest” means a security interest as defined in the ASX Settlement Operating Rules.

“Commission” means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

“Common Stock” means the Company’s common stock, par value $.0001 per share.

“Company” shall have the meaning ascribed to it in the preamble to this Agreement.

“Deed” shall have the meaning ascribed to it in the recitals to this Agreement.

“Demand Registration” shall have the meaning ascribed to it in Section 2.1(a).

“Effective Date” shall have the meaning ascribed to it in the preamble to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

“Holders” means any holders of Registrable Securities.

“Indemnified Person” shall have the meaning ascribed to it in Section 2.8(c).

“Indemnifying Party” shall have the meaning ascribed to it in Section 2.8(c).

“Initial U.S. Public Offering” means the first underwritten public offering of the Common Stock by the Company on The Nasdaq Stock Market (or any other U.S. national securities exchange) pursuant to an effective Registration Statement.

“Initiating Holders” shall have the meaning ascribed to it in Section 2.1(a).

“Investor(s)” shall have the meaning ascribed to it in the preamble to this Agreement.

“Investor Entity” shall have the meaning ascribed to it in Section 2.5.

“Investor Underwriter Registration Statement” shall have the meaning ascribed to it in Section 2.5.

“Losses” shall have the meaning ascribed to it in Section 2.8(a).

“Major Investor” means each of the Investors holding a minimum of 500,000 shares of Registrable Securities.

“Noteholders” shall have the meaning ascribed to it in the recitals to this Agreement.

“Notes” means the unsecured convertible loan notes to be issued by the Company under the Deed, convertible in accordance with the terms of the Deed at the option of the holders thereof into shares of Common Stock or CDIs.

“Options” means the options to be issued by the Company under the Deed, exercisable in accordance with the terms of the Deed at the option of the holders thereof for shares of Common Stock or CDIs.

“Other Stockholders” shall have the meaning ascribed to it in Section 2.1(d).

“Piggy-Back Notice” shall have the meaning ascribed to it in Section 2.2(a).

“Prior Agreement” shall have the meaning ascribed to it in the recitals to this Agreement.

“Prior Investors” shall have the meaning ascribed to it in the recitals to this Agreement.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means: (i) the shares of Common Stock held by the Investors; (ii) the shares of Common Stock issuable upon conversion of the Notes and exercise of the Options; (iii) the shares of Common Stock issuable upon exchange of any CDIs; and (iv) any other shares of Common Stock acquired by the Investors at any time, provided that, for the avoidance of doubt, the total amount of outstanding Registrable Securities on any given date will be determined as if all outstanding Notes have been converted on such date at the then applicable Conversion Price (as defined in the Deed) and all unexercised Options have been exercised on such date, in each case in accordance with the terms of the Deed.  Notwithstanding the foregoing, the term “Registrable Securities” shall not include any shares which have been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(a)(1)

thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (iii) registered under the Securities Act pursuant to an effective Registration Statement filed thereunder or (iv) publicly sold pursuant to Rule 144 under the Securities Act.

“Registration Statement” means a Registration Statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a Registration Statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any Registration Statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

“Requisite Investors” means the Investors holding a majority of the Registrable Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

2.                                      REGISTRATION RIGHTS; RESTRICTIONS ON TRANSFER.

2.1          Demand Registration.

2.1.1       At any time after the Effective Date, the Holders of at least twenty percent (20%) of the Registrable Securities may require that the Company register for sale under the Securities Act all or any portion of the Registrable Securities held by such Investors (the “Initiating Holders”) for sale in the manner specified in such notice; provided, that such offering is expected to exceed $10,000,000 in the aggregate, counting all other securities of the Company being included in such offering (a “Demand Registration”).

2.1.2       Following receipt of any notice under Section 2.1, the Company shall (i) within ten (10) days of the receipt thereof, give written notice to all Holders (the “Registration Notice”) and (ii) use its best efforts to effect the registration under the Securities Act as soon as practicable, and in any event within one hundred eighty (180) days after receipt of such notice, for public sale in accordance with the method of disposition specified in such notice of the number of Registrable Securities which the Holders request to be registered, subject to the limitations of Section 2.1(d), within twenty (20) days following delivery of the Registration Notice by the Company in accordance with Section 3.6.

2.1.3       If the Initiating Holders intend to distribute the Registrable Securities covered by their notice by means of an underwriting, the Initiating Holders shall so advise the Company as a part of their demand made pursuant to this Section 2.1.  If the method of disposition is an underwritten public offering, the Initiating Holders may designate the managing underwriter of such offering, whose designation shall be subject to the Company’s approval, not to be unreasonably withheld.  Each Holder may elect to include in such underwriting all or any part of the Registrable Securities it holds, subject to the limitations provided for in Section 2.1(d).

2.1.4       A Registration Statement filed pursuant to this Section 2.1 may, subject to the following provisions and in addition to the Registrable Securities held by Holders, include shares of Common Stock for sale by the Company for its own account for sale in accordance with the method of disposition specified by the Initiating Holders.  If such registration shall be underwritten, the Company and all Holders proposing to distribute their shares through such underwriting shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting.  If and to the extent that the managing underwriter determines that marketing factors require a limitation on the number of shares to be included in such registration, then the shares of Common Stock sought to be registered by Holders who are not Investors (collectively, the “Other Stockholders”) and shares of Common Stock to be sold by the Company for its own account shall be excluded from such registration to the extent so required by such managing underwriter, and unless the Other Stockholders and the Company have otherwise agreed in writing, such exclusion shall be applied first to the shares of Common Stock of the Company to be included for its own account to the extent required by the managing underwriter and then to the shares sought to be registered by the Other Stockholders to the extent required by the managing underwriter.  If, after exclusion of all shares sought to be registered by the Company and the Other Stockholders, the managing underwriter further determines that marketing factors require a limitation on the number of Registrable Securities to be registered under this Section 2.1, then Registrable Securities held by Investors shall be excluded in accordance with Section 2.5 to the extent so required by the managing underwriter.  In any event, all securities to be sold other than Registrable Securities shall be excluded prior to any exclusion of Registrable Securities.  No Registrable Securities or other securities, in either case, excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.  If any of the Holders who have requested inclusion in such registration as provided above, disapproves of the terms of the underwriting, then such Holders may elect to withdraw therefrom by written notice to the Company and the managing underwriter.  The securities so withdrawn shall also be withdrawn from registration.  The Company shall not include, and shall not permit other holders of its securities to include, any securities in such Demand Registration other than securities of the same class or series as the Registrable Securities to which the demand has been made pursuant to Section 2.1.

2.1.5       Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a Registration Statement pursuant to this Section 2.1, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Registration Statement to be filed and it is therefore essential to defer the filing of such Registration Statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

2.1.6       In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1:

2.1.6.1    After the Company has effected two registrations pursuant to this Section 2.1 which covers all the Registrable Securities sought to be included in such registrations and such registrations have been declared or ordered effective; or

2.1.6.2    During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 2.2 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

2.1.6.3    If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.3 below.

2.2          Piggy-Back Registration.

2.2.1       If the Company at any time (other than pursuant to Section 2.1 or Section 2.3) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other stockholders of the Company or both (except with respect to (i) Registration Statements on Forms S-4, S-8 or any successor to such forms, or (ii) any Registration Statement including only securities issued pursuant to a dividend reinvestment plan), each such time the Company shall promptly give written notice to the holders of Registrable

Securities of its intention to do so (the “Piggy-Back Notice”).  Upon the written request of Holders of at least twenty percent (20%) of the Registrable Securities then outstanding, received by the Company within twenty (20) days after the delivery of such Piggy-Back Notice by the Company in accordance with Section 3.6, to register any or all of the Registrable Securities, the Company shall use its best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in such Registration Statement.  If the Registration Statement relates to an underwritten public offering, the Company shall so advise the holders of Registrable Securities as a part of a Piggy-Back Notice.  In such event, each Holder’s right to include Registrable Securities in such registration shall be conditioned upon its participation in such underwriting to the extent provided herein.  The Holders, if participating in such distribution, shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company.

2.2.2       Any request by a Holder for inclusion in any registration may be withdrawn, in whole or in part, at any time prior to the effective date of the Registration Statement for such offering.

2.2.3       The Company shall have the right to terminate or withdraw any registration contemplated under this Section 2.2 prior to the effectiveness of such registration, whether or not the Holders have elected to include securities in such registration.  The expenses of such registration shall be borne by the Company, in accordance with Section 2.7 hereof.

2.2.4       There shall be no limitation on the number of registrations a Holder may participate in under this Section 2.2.

2.3          Registration on Form S-3.

2.3.1       If at any time (i) Holders of at least twenty percent (20%) of the Registrable Securities then outstanding request that the Company file a Registration Statement on Form S-3 or any comparable or successor form thereto for a public offering of all or any portion of the Registrable Securities and (ii) the Company is a registrant entitled to use Form S-3 or any successor form thereto to effect the distribution of such Registrable Securities for public sale or resale (as the case may be), then the Company shall promptly give written notice of the proposed registration to all other Holders and shall use its best efforts to register under the Securities Act on Form S-3 or any comparable or successor form thereto, for public sale or resale (as the case may be) in accordance with the method of disposition specified in such notice, the number of Registrable Securities specified in such notice, together with the number of Registrable Securities requested by any other Holder or Holders for inclusion in such registration, received by the Company within fifteen (15) days after delivery of such notice by the Company.  Whenever the Company is required by this Section 2.3 to use its best efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Section 2.1 shall apply to such registration.

2.3.2       Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration pursuant to this Section 2.3:

2.3.2.1    if Form S-3 is not available for such offering by the Holders;

2.3.2.2    if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $2,500,000;

2.3.2.3    if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form

S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.3; provided, however, that the Company shall not utilize this right more than once in any twelve month period;

2.3.2.4    if the Company has already effected two registrations on Form S-3 for the Holders pursuant to this Section 2.3 within the immediately preceding 12 month period; or

2.3.2.5    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3.3       Subject to Section 2.3(b), there shall be no limitation on the number of registrations on Form S-3 which may be requested and obtained under this Section 2.3.

2.4          Registration Procedures.  If and whenever the Company is required by the provisions of Sections 2.1, 2.2 or 2.3 to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, the Company shall, as expeditiously as possible:

2.4.1       Prepare and file with the Commission a Registration Statement on the applicable form with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective until the earlier of (i) the sale of all of the Registrable Securities covered thereby and (ii) two years following the commencement of the offering thereunder; provided, however, that in the case of any registration of Registrable Securities on Form S-3 or on a comparable or successor form which are intended to be offered on a continuous or delayed basis, such two year period shall be extended, if necessary, until all such Registrable Securities are sold, provided that Rule 415 or any successor rule under the Securities Act permits an offering on a continuous or delayed basis; and provided, further, that, as soon as practicable but in no event later than five (5) Business Days before filing such Registration Statement, any related prospectus or any amendment or supplement thereto (other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the Commission subsequent to the filing of such Registration Statement), the Company shall furnish to the underwriters, if any, copies of all such documents proposed to be filed, which documents shall be subject to review by any such underwriters;

2.4.2       Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified herein and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement in accordance with the sellers’ intended method of disposition set forth in such Registration Statement for such period; provided, that the Company shall comply with the provisions of Section 2.4.1 above;

2.4.3       Furnish to the Holders and to each underwriter copies of the Registration Statement and each such amendment and supplement thereto (together with all exhibits thereto) and the prospectus included therein and any other prospectus filed under Rule 424 or Rule 434 under the Securities Act as the Holders and such underwriter reasonably may request in order to facilitate the disposition of the Registrable Securities covered by such Registration Statement;

2.4.4       Use its best efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or “blue sky” laws of such jurisdictions as the sellers of the Registrable Securities or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not be required to (i) qualify to transact business as a foreign corporation in any jurisdiction where it is not so qualified, (ii) consent to general service of process or (iii) submit to taxation in any such jurisdiction, unless the Company is already subject to service or subject to taxation in such jurisdiction;

2.4.5       Use its best efforts to list or qualify the Registrable Securities covered by such Registration Statement on any securities exchange or quotation system on which the Common Stock is then listed;

2.4.6       Comply in all material respects with all applicable rules and regulations under the Securities Act and Exchange Act;

2.4.7       Immediately notify the Holders and each underwriter under such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which has resulted or would result in the prospectus contained in such Registration Statement, as then in effect, to include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare and furnish to such seller and underwriter an updated prospectus;

2.4.8       If the offering is underwritten, and at each Holder’s request, use its best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration (i) an opinion, dated such date, of counsel to the Company, addressed to the underwriters and the Holders, to such effect as reasonably may be requested by the underwriters, and (ii) a letter, dated such date, from the independent public accountants retained by the Company, addressed to the underwriters and, if applicable, the Holders requesting registration of Registrable Securities, in form and substance as is customarily given by independent public accountants to underwriters in an underwritten public offering, and deliver copies of such letter to such Holders;

2.4.9       Upon reasonable notice and at reasonable times during normal business hours, make available for inspection by any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such Holders or such underwriter, reasonable access to all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any of the Holders, such underwriter, attorney, accountant or agent in connection with such Registration Statement;

2.4.10     Notify the Holders (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such Registration Statement or to amend or supplement such prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceeding for that purpose and (iv) of the suspension of the qualification of securities covered by such registration for offering or sale in any jurisdiction, or of the initiation of any proceeding for any of such purposes;

2.4.11     Take such other actions as the Holders or the underwriters reasonably request in order to expedite or facilitate the disposition of the Registrable Securities, including, without limitation, preparing for, and participating in, such number of “road shows” and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition;

2.4.12     Use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness and, if such order is issued, obtain the withdrawal of any such order as soon as reasonably  possible; and

2.4.13     Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act (for the purpose of this Section 2.4(m), “Availability Date” means the forty-fifth (45th) day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the ninetieth (90th) day after the end of such fourth fiscal quarter).

2.5          Underwriting Requirements.  In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required to include any of the Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters, in their sole discretion, determine will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company), that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.  If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable) to the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders.  Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities, held by Investors included in the offering, be reduced unless all other securities (including Registrable Securities held by Other Stockholders) are first entirely excluded from the offering, and (ii), subject to the immediately preceding clause (i), the number of Registrable Securities, held by Other Stockholders included in the offering, be reduced unless all other securities (excluding, for the avoidance of doubt, the Registrable Securities held by the Investors and any securities held by the Company) are first entirely reduced to zero.

2.6          Deemed Underwriter.  The Company agrees that, if an Investor or any of its Affiliates (each an “Investor Entity”) could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with any registration of the Company’s securities pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement a “Investor Underwriter Registration Statement”), then the Company will cooperate with such Investor Entity in allowing such Investor Entity to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof.  In addition, at such Investor’s request, the Company will furnish to such Investor, on the date of the effectiveness of any Investor Underwriter Registration Statement and thereafter from time to time on such dates as such Investor may reasonably request (a) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Investor, and (b) an opinion, dated as of such date, of counsel representing the Company for purposes of such Investor Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including, without limitation, a standard “10b-5” statement for such offering, addressed to such Investor.  The Company will also permit legal counsel to such Investor to review and comment upon any such Investor Underwriter Registration Statement at least five business days prior to its filing with the Commission and all amendments and supplements to any such Investor Underwriter Registration Statement within a reasonable number of days prior to their filing with the Commission and not file any Investor Underwriter Registration Statement or amendment or supplement thereto in a form to which such Investor’s legal counsel reasonably objects.

2.7          Expenses.  The Company shall bear all reasonable expenses incurred in complying with Sections 2.1, 2.2, 2.3 and 2.4, including, without limitation, all registration and filing fees (exclusive of underwriting discounts and commissions attributable to the Registrable Securities being registered pursuant to the exercise of demand rights in accordance with Section 2.1 and fees of legal counsel other than one counsel for all selling Holders to be selected by the majority of the selling Holders), printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, reasonable fees and disbursements of transfer agents and registrars and costs of any insurance which might be obtained by the Company with respect to the offering by the Company.

2.8          Indemnification and Contribution.

2.8.1       The Company shall indemnify and hold harmless, each Holder and its Affiliates and the directors, officers, employees, investors, partners and agents of each Holder and its Affiliates, from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement hereof) (collectively, “Losses”) to which any such Person may become subject, arising out of or based upon any untrue statement of a material fact contained in any Registration Statement covering any Registrable Securities, any related prospectus or preliminary prospectus, or any amendment or supplement thereto, or any omission to state, in any thereof, a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or prospectus supplement, in light of the circumstances under which they were made) not misleading, except in each case insofar, but only insofar, as the same arises out of, or is based upon, an untrue statement, or alleged untrue statement, of a material fact or an omission, or alleged omission, to state a material fact in such Registration Statement, prospectus, preliminary prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in express reliance upon and in strict conformity with written information furnished to the Company by the Holder expressly for use therein.  This indemnity is in addition to any liability that the Company may otherwise have.  The Company shall also indemnify any underwriters of the Registrable Securities, selling brokers, dealer managers and similar securities industry professionals participating in the distribution and their officers and directors and each Person who controls such underwriters or other Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holder and its Affiliates as described above.

2.8.2       In connection with any Registration Statement covering Registrable Securities, each Holder shall furnish to the Company, in writing, such information with respect to the Holder as the Company reasonably requests for use in connection with such Registration Statement, any related Prospectus or preliminary prospectus, or any amendment or supplement thereto, and shall indemnify, to the fullest extent permitted by law, the Company, the Company’s directors, officers, employees and agents, each Person who controls the Company (within the meaning of the Securities Act), against all Losses arising out of, or based upon, any untrue statement of a material fact contained in any Registration Statement covering any Registrable Securities, any related Prospectus or preliminary prospectus, or any amendment or supplement thereto, or any omission to state in any such prospectus, amendment or supplement, a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or prospectus supplement, in light of the circumstances under which they were made) not misleading, in each case to the extent, and only to the extent, that the same arises out of, or is based upon, an untrue statement of a material fact or an omission to state a material fact in such Registration Statement or in such related Prospectus, preliminary prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in express reliance upon and in strict conformity with written information furnished to the Company by the Holder expressly for use therein.  Notwithstanding any other provision of this Agreement, in no event shall the Holder’s indemnification obligation exceed the dollar amount of the proceeds received by the Holder upon the sale of the Registrable Securities giving rise to such obligation.

2.8.3       Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 2.8, such Indemnified Person shall promptly notify the party obligated to provide indemnification under this Section 2.8 in respect thereof (an “Indemnifying Party”) and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses in connection with such defense and such counsel; provided, however, that the failure of any Indemnified Person to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is actually and materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Party and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person (x) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (y) if there are one or more defenses available to such Indemnified Person that is/are not available to the Indemnifying Party.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned, but if settled with such consent, or if there be a final judgment for the plaintiff therein, the Indemnifying Party shall indemnify and hold harmless such Indemnified Person from and against any Losses by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Indemnifying Party shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is a party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

2.8.4       (i) If the indemnification provided for in this Section 2.8 from the Indemnifying Party is unavailable to an Indemnified Person hereunder or is inadequate in respect of any Losses for which indemnification is provided under this Section 2.8, then the Indemnifying Party, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Person(s) in connection with the actions that resulted in such Losses, as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Person shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Persons, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.8(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(ii)           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding any other provision hereof, in no event shall the Holder’s contribution obligation exceed the excess of (A) the dollar amount of the proceeds received by the Holder upon the sale of the Registrable Securities giving rise to such contribution obligation over or (B) the dollar amount of any damages that the Holder has otherwise been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission giving rise to such obligation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(iii)          If any provision of an indemnification or contribution clause in an underwriting agreement or agency agreement executed by or on behalf of the Holder differs from a provision in this Section 2.8, such provision in the underwriting agreement shall determine the Holder’s rights in respect thereof.

2.8.5       Notwithstanding anything in this Agreement to the contrary, the indemnities and obligations provided in this Section 2.8 shall survive the transfer of any Registrable Securities by the Holder.

2.9          Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, so long as the Company is subject to the reporting requirements of the Exchange Act, the Company shall:

2.9.1       make and keep public information available, as contemplated in Rule 144 under the Securities Act (or any successor rule); and

2.9.2       use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

2.10        Furnishing Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article II that each Holder furnish to the Company in writing such information regarding such Holder, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration thereof.

2.11        Additional Registration Rights.  The Company shall not, after the date hereof, enter into any agreement providing any registration rights to any of its security holders or potential security holders, without the prior written consent of the Requisite Investors.

2.12        Restrictions on Transfer.

2.12.1     Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until:

2.12.1.1 there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with the “Plan of Distribution” contained in such registration statement;

2.12.1.2 (A) the transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act; or

2.12.1.3 the Registrable Securities are then eligible for transfer pursuant to Rule 144 promulgated under the Securities Act. Furthermore, it is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 of the Securities Act.

2.12.2     Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a parent corporation that owns a majority of the capital stock of the Holder, to a majority-owned subsidiary, or to an affiliate under common control with the Holder, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (D) a Holder transferring to its affiliated venture capital fund or affiliated trust, (E) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder, (F) a trust transferring to a trust beneficiary or affiliated trust or (G) a Holder transferring to any transferee that is a Major Investor, provided that the Company is given written notice thereof; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

2.12.3     So long as the Registrable Securities are not (i) covered by an effective registration statement; and/or (ii) eligible for transfer pursuant to Rule 144 promulgated under the Securities Act, each certificate representing Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDERS AND THE COMPANY.  ANY INDIVIDUAL AND/OR ENTITY ACCEPTING ANY INTEREST IN SUCH SECURITIES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL RESTRICTIONS AND OBLIGATIONS UNDER SUCH AGREEMENT.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

2.12.4     For the avoidance of doubt, this Section 2.12 shall not apply to any transfer by a Holder of any Notes or Options held by it in accordance with the terms of the Deed.

2.13        Lock-Up Agreement.

2.13.1     Lock-Up Period; Agreement.

2.13.1.1 In connection with the Initial U.S. Public Offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days but subject to such extension or extensions as may be required by the underwriters in order to publish research reports while complying with the Rule 2711 of the National Association of Securities Dealers, Inc.) from the effective date of such registration statement as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s Initial U.S. Public Offering.

2.13.1.2 In connection with the Initial U.S. Public Offering of the Company’s shares of Common Stock and upon request of the Company or the underwriters managing such offering of the Company’s shares of Common Stock, each holder of Registrable Securities agrees to execute a lockup agreement as may be reasonably requested by any such underwriters.

2.13.2     Limitations.  The obligations described in Section 2.13(a) shall not apply to shares of the Company’s Common Stock acquired in the Company’s Initial U.S. Public Offering or to shares of the Company’s Common Stock acquired in the public market following such Initial U.S. Public Offering.  In addition, the obligations described in Section 2.13(a) shall apply only if all officers and directors of the Company and all greater than 1% stockholders enter into similar agreements.

2.13.3     Stop-Transfer Instructions.  In order to enforce the foregoing covenants the Company may impose stop-transfer instructions with respect to the shares of Common Stock of each Holder (and the shares of Common Stock of every other person subject to the restrictions in Section 2.13(a).

2.13.4     Transferees Bound.  Each Holder agrees that prior to the Company’s Initial U.S. Public Offering it will not transfer Registrable Securities of the Company unless each transferee agrees in writing to be bound by all relevant provisions of this Section 2.13.

2.13.5     Each Holder agrees that, until the expiration of the lock-up period in connection with the Initial U.S. Public Offering in accordance with Section 2.13(a), a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares of Common Stock or securities of every other person subject to the relevant restrictions contained in this Section 2.13):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE.  SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

3.                                      MISCELLANEOUS.

3.1          Effectiveness of Amendment.  This Agreement shall become effective as of the Effective Date.

3.2          Termination.  This Agreement shall terminate, and have no further force and effect, upon the closing of a Sale of the Company (as defined below).  For purposes of this Section 3.2, a “Sale of the Company” shall include a sale, lease, or other disposition of all or substantially all of the Company’s assets or business or the Company’s merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that a Sale of the Company shall not include a merger effected exclusively for the purpose of changing the domicile of the Company or a sale of shares by the Company for primarily equity financing purposes.

3.3          Successors and Assigns.  This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Requisite Investors; provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part, without the prior written consent of the Company or the Requisite Investors, to an Affiliate and to any Person to whom such investor transfers (a) any of the Registrable Securities or (b) any Notes or Options transferred in accordance with the terms of the Deed; provided, that, no such assignment shall be effective or confer any right on any such assignee unless, prior to such assignment, the assignee agrees in writing that such assignee will be bound by all provisions binding on such Investor.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Except for any other provisions of this Agreement expressly to the contrary, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

3.4          Counterparts; Faxes.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile or electronic transmission, which shall be deemed an original.

3.5          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.6          Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described: (i) if given by personal delivery, then such notice shall be deemed given upon such delivery; (ii) if given by telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal; (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid; and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) day after delivery to such carrier.  All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party:

If to the Company:

REVA Medical, Inc.
5751 Copley Drive, Suite B
San Diego, CA  92111
Attn: Chief Financial Officer
Fax: (858) 430-0729

With a copy to:

DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, CA 92121
Attn: Michael Kagnoff, Esq.
Fax: (858) 677-1401

If to any of the Investors, at the address set forth on its signature page hereto.

3.7          Expenses.  In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

3.8          Amendments and Waivers.  Neither this Agreement nor any provision hereof may be waived, modified, terminated or amended except by a written agreement signed by (a) the Company and (b) the Requisite Investors; provided, that no Investor shall be materially adversely affected without its consent by any waiver, modification, termination or amendment in which the other members of the same class are not likewise adversely affected.  The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Requisite Investors.

3.9          Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

3.10        Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof, including but not limited to the Prior Agreement.  Prior drafts or versions of this Agreement shall not be used to interpret this Agreement.

3.11        Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

3.12        Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  THE COMPANY AND EACH OF THE INVESTORS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

3.13        Independent Nature of Investors’ Obligations and Rights.  Except as expressly provided herein and therein, the obligations of each Investor under this Agreement, are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement.  Nothing contained herein, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment in the Registrable Securities and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Registrable Securities or enforcing its rights under this Agreement.  Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGE FOLLOWS]

[Company Signature Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their duly authorized representatives, as of the date first written above.

THE COMPANY:

REVA MEDICAL, INC.

By:
Name:
Title:

Address:	5751 Copley Drive, Suite B
San Diego, CA 92111

[Investor Signature Page]

                IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

MEDTRONIC, INC.

By:
Name:
Title:

Address:	710 Medtronic Parkway, N.E.
Minneapolis, MN 55432-5604

[Investor Signature Page]

                IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

CERBERUS INTERNATIONAL, LTD.

By:	Partridge Hill Overseas Management, LLC,
its investment manager

By:
Name:	Jeffrey L. Lomasky,
Title:	Senior Managing Director

CERBERUS PARTNERS, L.P.

By:	Cerberus Associates, L.L.C.,
its general partner

By:
Name:	Jeffrey L. Lomasky,
Title:	Senior Managing Director

CERBERUS SERIES FOUR HOLDINGS, LLC

By:	Cerberus Institutional Partners, L.P.,
with respect to Series Four, its managing member

By:	Cerberus Institutional Associates, L.L.C.,
its general partner

By:
Name:	Jeffrey L. Lomasky,
Title:	Senior Managing Director

GABRIEL ASSETS, LLC

By:	Partridge Hill Management, LLC,
its investment manager

By:
Name:	Jeffrey L. Lomasky,
Title	Senior Managing Director

CERBERUS AMERICA SERIES TWO HOLDINGS, LLC

By:	Cerberus Institutional Partners (America), L.P.,
with respect to Series Two, its managing member

By:	Cerberus Institutional Associates, L.L.C.,
its general partner

By:
Name:	Jeffrey L. Lomasky,
Title	Senior Managing Director

[Investor Signature Page]

                IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

GOLDMAN SACHS INTERNATIONAL

By:
Name:
Title:

Address:

SENRIGAN MASTER FUND

By:
Name:
Title:

Address:

[Investor Signature Page]

                IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

BROOKSIDE CAPITAL PARTNERS FUND, LP

By:
Name:
Title:

Address:	111 Huntington Avenue
Boston, MA 02199

[Investor Signature Page]

                IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

DANIEL R. FRANK

By:
Name:	Daniel R. Frank

Address:

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

JAMES T. LENEHAN

By:
Name:	James T. Lenehan

Address:	1586 Hampton Road
Jenkintown, PA 19046

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

BEAVER CREEK FUND, LTD.

By:
Name:
Title:

Address:	6501 Red Hook Plaza, Suite 201
St. Thomas,
United States Virgin Islands 00802

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

DOMAIN PARTNERS V, L.P.

By:	One Palmer Square Associates V, L.L.C.
its general partner

By:
Name:	Kathleen K. Schoemaker
Title:	Managing Member

DP V ASSOCIATES, L.P.

By:	One Palmer Square Associates V, L.L.C.
its general partner

By:
Name:	Kathleen K. Schoemaker
Title:	Managing Member

Address:	One Palmer Square, Suite 515
Princeton, NJ 08542

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

KENNETH RAININ ADMINISTRATIVE TRUST U/D/T DATED 3/26/1990

By:
Name:	Jennifer Rainin
Title:	Trustee

By:
Name:	Robert B. Stockman
Title:	Trustee

Address:	c/o Rainin Group, Inc.
One Kaiser Plaza, Suite 1625
Oakland, CA 94507-1754

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

GROUP OUTCOME INVESTORS I, LLC

By:
Name:	Robert B. Stockman
Title:	President and Chief Executive Officer

Address:	17 Hulfish St., Suite 240
Princeton, NJ 08542

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

ROBERT B. STOCKMAN

Robert B. Stockman

Address:	286 Carter Rd.

Princeton, NJ 08540

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

FREDERIC H. MOLL, M.D.

Frederic H. Moll, M.D.

Address:	380 N. Bernardo Ave.
Mountain View, CA 94043

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

C. RAYMOND LARKIN, JR.

C. Raymond Larkin, Jr.

Address:	100 Warwick Court
Alamo, CA 94507

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

GORDON E. NYE

Gordon E. Nye

Address:	13565 D’Este Dr.
Pacific Palisades, CA 90272

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

TIMOTHY J. BARBERICH

Timothy J. Barberich

Address:	40 Elm St.
Concord, MA 01742

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

EDWARD P. WEINSOFF

Edward P. Weinsoff

Address:	7 Wainwright Road, #102
Winchester, MA 01890

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

ROBERT WONG

Robert Wong

Address:	4 Gatehall Drive
Parsippany, NJ 07054

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

SAINTS CAPITAL EVEREST, L.P.

By:
Name:
Title:

Address:

Schedule A

Investors

Annex B

SUMMARY OF CERTAIN KEY TERMS OF THE NOTES

Face Value: the Notes each have a face value of US$100,000.

Form and status: the Notes are direct, unsubordinated, unconditional and unsecured obligations of the Company in certificated form, and will at all times rank pari passu in right of payment with all other existing and future unsecured and unsubordinated senior obligations of the Company (other than unsecured obligations preferred by mandatory provisions of law) and senior in right of payment to all existing and future subordinated obligations of the Company.

Maturity: the Notes mature and shall be repaid in an amount equal to Face Value plus accrued Interest on the earlier to occur of an event of default (as defined in the Deed) or the date 60 months from the date of issue of the Notes unless a Note has been previously converted, redeemed or cancelled.

Optional Redemption: a Noteholder may elect to cause the Company to redeem all or some of its Notes which have not otherwise been converted, redeemed or cancelled on the date which is 26 months after the date of issue of the Notes, at an amount equal to Face Value plus accrued Interest, upon providing the Company with at least 30 calendar days prior written notice.

Redemption following a Change of Control Event: following the occurrence of certain change of control events, as further described in the Deed, each Noteholder may give the Company an irrevocable notice requiring the Company to redeem all or any part of their Notes for the greater of (a) the Face Value of the Notes plus accrued Interest and (b) the Cash Settlement Amount (as defined under “Option Conversion” below), provided such Noteholder gives written notice of its decision to redeem within five business days of the change of control event.

Stockholder rights: the Notes do not provide the holder voting rights or other rights as a stockholder of the Company unless and until converted.

Interest: interest will accrue in respect of the Notes at the rate of 7.54% per annum (increased to 9.54% per annum if any payments are past due); provided that interest is payable only upon redemption of the Notes for cash. No interest is payable on any Note that is converted into shares of common stock (represented by CDIs) in accordance with the terms of the Deed.

Optional Conversion: at any time following the date of issue of the Notes but prior to the maturity date, a Noteholder may give the Company an irrevocable notice electing to convert (the “Conversion Notice”) all or some of the Notes held by the Noteholder and specifying the number of Notes the Noteholder is electing to convert into shares of the Company’s common stock (represented by CDIs).

The terms of the Notes contain provisions for the adjustment of the conversion price, which will initially be A$2.50 per share of our common stock (or A$0.25 per CDI), subject to adjustment as described under “Adjustment of Conversion Price” below. The number of shares of the Company’s common stock (equivalent to 10 CDIs) to be issued upon conversion of the Notes is determined by dividing the face value of the Note converted (translated from U.S. dollars into Australian dollars at the exchange rate fixed on the subscription date for the Note) by the conversion price in effect on the conversion date.

The number of shares of the Company’s common stock (equivalent to 10 CDIs) to be issued upon conversion of the Notes is determined by dividing the face value of the Note converted (translated from U.S. dollars into Australian dollars at the exchange rate fixed on the subscription date for the Note) by the conversion price in effect on the conversion date, subject to any adjustments of the conversion price as described below.

Upon receipt of a Conversion Notice, the Company may, in lieu of issuing shares of common stock (represented by CDIs) to the Noteholder, give the Noteholder notice that the Company is electing to redeem the Notes subject to the Conversion Notice for an amount equal to the number of CDIs which would have been issued on conversion multiplied by the average daily volume-weighted average price on the ASX of the CDIs during the 20 trading days after receipt of the Conversion Notice (the “Cash Settlement Amount”).

Adjustment of Conversion Price: the terms of the Notes contain provisions for the adjustment of the conversion price upon the occurrence of certain events, including reorganisation of issued capital, certain dividends, distributions and issuance by the Company of equity securities at a price below current market value. If such events occur, the conversion price will be adjusted in accordance with the terms of the Deed to ensure the economic value of the Notes is not adversely affected by the event.

Automatic Conversion: Noteholders shall automatically be deemed to have given the Company an irrevocable Conversion Notice in respect of all of the Notes then held by the Noteholder in the event that both (a) the average daily volume weighted-average price of the Company’s CDIs as traded on the ASX equals or exceeds A$0.60 for a period of 20 consecutive trading days and (b) the Company has received CE Mark approval for its Fantom product.

Restrictions on Transfer: subject to certain conditions, a Note or Option may be assigned or transferred to affiliates of the Noteholder, other Noteholders and to any party that is not a competitor (as defined in the Deed) of the Company, provided that the Notes may be transferred to any person, including a competitor of the Company, either upon the occurrence of a change of control event or while an event of default subsists.

Restrictions on issuance of Equity Securities: for so long as any Notes remain outstanding or Options remain unexercised, the Company may not raise additional capital through the sale or issuance of its equity securities (or securities convertible or exercisable for such securities) except (i) upon the exercise or conversion of securities currently outstanding, (ii) up to an aggregate of 8,700,000 shares of common stock upon equity issuances completed within 6 months of the issuance of the Note or upon the issuance of securities pursuant to the Company’s incentive equity plans, (iii) upon a stock split or stock dividend to all holders of the Company’s common stock, (iv) to the extent, acting in good faith and in accordance with their fiduciary duties to the Company under applicable law, the directors of the Company form the view that the failure to make such an offering would be a breach of their fiduciary duties, or (v) in certain other limited circumstances set forth in the Deed.

Right of First Refusal: the Noteholders shall have a right of first offer and right of first refusal to acquire all or any portion of any finance debt (as defined in the Deed) that the Company determines to raise while the Notes remain outstanding, subject to certain limited exceptions.

Covenants: for so long as any Notes remain outstanding, the Company shall not take certain actions, including, among other things, (i) declaring or paying any dividend, (ii) issuing any finance debt (as defined in the Deed) in excess of $10,000,000, (iii) granting any security interest in respect of or dispose of the Company’s intellectual property, or (iv) substantially changing the general nature or scope of its business, subject to such exceptions as specified in the Deed.

Nasdaq Listing and Registration Rights: provisions of the Deed require the Company to use reasonable efforts to seek to list its common stock on Nasdaq as soon as practicable after September 2015. Additionally, as a condition precedent to issue of the Notes and Options, the Company must enter into an Amended and Restated Investors’ Rights Agreement with each Noteholder and each investor that is a party to the existing Amended and Restated Investors’ Rights Agreement with the Company dated December 16, 2010.  The Amended and Restated Investors’ Rights Agreement will be substantially in the form set forth in Schedule 8.to the Deed and will provide each Noteholder, subject to the terms and conditions therein, with the right to require the Company to file a registration statement with the SEC in respect of any securities in the Company held by each such Noteholder to facilitate the sale of such securities on the same basis, and in the same circumstances, as each of the investors that are a party to the existing Amended and Restated Investors’ Rights Agreement.

Lock-Up Agreements: each of Robert B. Stockman (our Chairman and Chief Executive Officer) and Robert K. Schulz (our President and Chief Operating Officer) have agreed to enter into Lock-Up Agreements with the Noteholders whereby each will agree not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests) any shares or CDIs of the Company or any securities that are convertible into or exchangeable for, or that represent the right receive any shares or CDIs of the Company, subject to certain exceptions as further described in the form of Lock-Up Agreement in Schedule 7 of the Deed.

Modifications to Notes: provisions of the Notes may generally be modified, amended or waived by Noteholders that represent at least two-thirds of the outstanding principal face value amount of all outstanding Notes acting at a meeting or by written consent; provided, however, that unanimous consent of the Noteholders holding all of the outstanding notes is required to, amongst other items, (i) extend the term of the notes or their maturity date, (ii) reduce the amount of any payment of principal, interest, fees or any other payment obligation of the Company or (iii) change when and on what terms the Notes will convert or be redeemed, cancelled or otherwise repaid or prepaid.

An “Event of Default” includes, in summary:

(a)                                       Failure to pay: a failure by the Company to pay an amount due under and in the manner required by the Deed;

(b)                                       Cross default: finance debt of the Group that, in aggregate, exceeds US$1,000,000, is not paid when due or becomes due and payable prior to its maturity date;

(c)                                        Revocation: an authorisation, approval or consent material to the Company or its business is cancelled, repealed, revoked or terminated or has expired, amended or modified in a manner which is likely to have a material adverse effect (as defined in the Deed);

(d)                                       Failure to perform: the Company or key management fails to perform any material obligation under the Deed, the Amended and Restated Investors’ Rights Agreement or the Lock-up Agreement;

(e)                                       Misrepresentation: any warranty or representation made by the Company under the Deed becomes false or misleading or incorrect in any material respect when made;

(f)                                         Insolvency event: an insolvency event (as defined in the Deed) occurs in relation the Company;

(g)                                       Breach of law: the Company or any of its subsidiaries is in material breach of an applicable law, regulation, authorisation, listing rule, or court order, official directive or ruling of any Government Agency binding on it which is likely to have a material adverse effect (as defined in the Deed);

(h)                                       Termination: any person becomes entitled to repudiate, terminate, rescind or avoid any material provision of the Deed, the Amended and Restated Investors’ Rights Agreement or the Lock-up Agreement; or

(i)                                          Listing: CDIs cease to trade on ASX or are suspended from trading for more than 5 consecutive trading days or, where the Company’s common stock is quoted on an alternative exchange, the shares of the Company’s common stock cease to trade or are suspended from trading on such exchange for more than 5 consecutive trading days.

The foregoing description is a summary of certain of the material provisions of the Notes and the Deed and does not purport to be complete.  This summary is subject to and is qualified by reference to all the provisions of the Notes and the Deed, including the definitions of certain terms used in the Deed.

Annex C

SUMMARY OF CERTAIN KEY TERMS OF THE OPTIONS

(a)                                       The Options may be exercised at any time after issuance until they expire.

(b)                                       The Options will automatically expire at 5.00pm Delaware, United States of America time on the date 60 months following the date of issue.

(c)                                        The Options confer the right to subscribe for one share of the Company’s common stock (equivalent to 10 CDIs) per Option upon the payment of the exercise price of:

(i)                                     A$2.50 (translated into US dollars at the prevailing rate on the date of issue of the Options) where the Option is exercised before a defined Company milestone of full patient enrollment in the Company’s CE Mark clinical trial of the Fantom product has occurred, or

(ii)                                  A$3.00 (translated into US dollars at the prevailing rate on the date of issue of the Options) where the Option is exercised after full CE Mark clinical trial enrollment.

(d)                                       There are no participating rights or entitlements inherent in the Options and holders of the Options will not be entitled to participate in new issues of capital that may be offered to securityholders (except where the holder has first exercised any of their Options before the record date to participate in the new issue).

(e)                                        In the event of any re-organisation (including reconstruction, consolidation, subdivision, reduction or return of capital) of the issued capital of the Company, the Options will be re-organised as required by the ASX Listing Rules.

(f)                                         If there is a bonus issue to the holders of CDIs, the number of CDIs over which an Option is exercisable will be increased by the number of CDIs which the Optionholder would have received if they had exercised their Options before the record date for the bonus issue.

(g)                                        In the event the Company proceeds with a pro rata issue (except a bonus issue) of securities to any holder of shares or CDIs of the Company after the date of issue of the Options, the exercise price for the Option will be reduced in accordance with the formula set out in ASX Listing Rule 6.22.2.

(h)                                       The Options will not be quoted on ASX or any other securities exchange.

(i)                                           CDIs allotted pursuant to an exercise of the Options will rank, from the date of allotment, equally with the existing CDIs of the Company in all respects.

(j)                                          The Company will make an application to have those CDIs allotted pursuant to an exercise of the Options listed for official quotation by ASX.

(k)                                       The Options will be exercisable by the delivery to the registered office of the Company of a notice in writing stating the intention of the Optionholder to exercise all or a specified number of the Options held by them (an “Exercise Notice”) accompanied by the relevant option certificate and payment to the Company of the relevant exercise price. An exercise of only some of the Options will not affect the rights of the Optionholder to the balance of the Options held by them.

(l)                                           Immediately after receipt by the Company of a valid Exercise Notice and payment of the exercise price by the Optionholder in immediately available funds (and in any event no later than two Business Days thereafter), the Company must:

(i)                                     allot and issue to the Optionholder the number of fully paid CDIs equal to the number of the Options which have been exercised;

C-1

(ii)                                  enter the Optionholder into the Company’s register of members as the holder of the relevant number of CDIs;

(iii)                               deliver to the Optionholder a holding statement showing the Optionholder as the holder of the relevant number of CDIs; and

(iv)                              apply for and use its reasonable efforts to obtain Official Quotation of the relevant number of CDIs by ASX as soon as practicable on such terms and conditions as are usual for quotation of securities on ASX.

(m)                                   The rights of the Optionholders and the obligations of the Company in relation to the Options are separate and independent of the Deed and the Notes.

The foregoing description is a summary of certain of the material provisions of the Options and the Deed and does not purport to be complete.  This summary is subject to and is qualified by reference to all the provisions of the Options and the Deed, including the definitions of certain terms used in the Deed.

C-2

Annex D

FINANCIAL INFORMATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

REVA Medical, Inc.

We have audited the accompanying consolidated balance sheets of REVA Medical, Inc. (a development stage company) (the Company) as of December 31, 2012 and 2013, and the related consolidated statements of operations and comprehensive loss, cash flows and convertible preferred stock and stockholders’ equity (deficit) for each of the three years in the period ended December 31, 2013 and for the period from June 3, 1998 (inception) to December 31, 2013. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of REVA Medical, Inc. at December 31, 2012 and 2013, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2013, and for the period from June 3, 1998 (inception) to December 31, 2013, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), REVA Medical, Inc.’s internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 framework) and our report dated March 17, 2014 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

San Diego, California
March 17, 2014

REVA Medical, Inc.

(a development stage company)

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31,
	2012	2013
Assets

Current Assets:
Cash and cash equivalents	$38,876	$19,229
Short-term investments	5,223	1,492
Prepaid expenses and other current assets	417	415

Total current assets	44,516	21,136

Property and equipment, net	2,821	3,589
Other assets	60	60

Total Assets	$47,397	$24,785

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$656	$1,400
Accrued expenses and other current liabilities	1,537	2,080

Total current liabilities	2,193	3,480

Long-term liabilities	578	480

Total Liabilities	2,771	3,960

Commitments and contingencies (Note 8)

Stockholders’ Equity:
Common stock — $0.0001 par value; 100,000,000 shares authorized; 33,132,203 and 33,270,053 shares issued and outstanding at December 31, 2012 and December 31, 2013, respectively	3	3
Class B common stock — $0.0001 par value; 25,000,000 shares authorized; no shares issued or outstanding	—	—
Undesignated preferred stock — $0.0001 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Additional paid-in capital	218,210	222,331
Deficit accumulated during the development stage	(173,587)	(201,509)

Total Stockholders’ Equity	44,626	20,825

Total Liabilities and Stockholders’ Equity	$47,397	$24,785

The accompanying notes are an integral part of these financial statements.

REVA Medical, Inc.

(a development stage company)

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

				Period from
				June 3, 1998
				(inception) to
	Year Ended December 31,			December 31,
	2011	2012	2013	2013

Operating Expense:
Research and development	$13,401	$15,822	$19,212	$122,756
General and administrative	7,695	8,043	8,731	44,661

Loss from operations	(21,096)	(23,865)	(27,943)	(167,417)

Other Income (Expense):
Interest income	188	92	30	1,405
Related party interest expense	—	—	—	(21,113)
Interest expense	—	—	—	(952)
Interest from amortization of notes payable premium	—	—	—	2,283
Gain on change in fair value of preferred stock rights and warrant liabilities	—	—	—	1,795
Loss on extinguishment of notes payable	—	—	—	(13,285)
Other expense	—	(3)	(9)	(52)

Net Loss	(20,908)	(23,776)	(27,922)	(197,336)
Cumulative dividends and deemed dividends on Series H convertible preferred stock	—	—	—	(10,695)

Net Loss Attributable to Common Stockholders	$(20,908)	$(23,776)	$(27,922)	$(208,031)

Net Loss Per Common Share:

Net loss per share, basic and diluted	$(0.64)	$(0.72)	$(0.84)

Shares used to compute net loss per share, basic and diluted	32,777,509	33,072,058	33,124,655

Comprehensive Loss:
Net Loss	$(20,908)	$(23,776)	$(27,922)	$(197,336)
Cumulative dividends and deemed dividends on Series H convertible preferred stock	—	—	—	(10,695)

Comprehensive Loss Attributable to Common Stockholders	$(20,908)	$(23,776)	$(27,922)	$(208,031)

The accompanying notes are an integral part of these financial statements.

REVA Medical, Inc.

(a development stage company)

Consolidated Statements of Cash Flows

(in thousands)

				Period from
				June 3, 1998
				(inception) to
	Year Ended December 31,			December 31,
	2011	2012	2013	2013

Cash Flows from Operating Activities:
Net loss	$(20,908)	$(23,776)	$(27,922)	$(197,336)
Non-cash adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	452	677	892	4,862
Loss (gain) on property and equipment disposal and impairment	(1)	1	1	586
Stock-based compensation	3,089	3,497	4,090	12,705
Interest on notes payable	—	—	—	8,562
Repayment premium on notes payable	—	—	—	11,100
Loss on change in fair value of preferred stock warrant liability	—	—	—	970
Gain on change in fair value of preferred stock rights liability	—	—	—	(2,765)
Loss on extinguishment of notes payable	—	—	—	13,285
Other non-cash expenses	28	80	18	168
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(148)	496	2	(415)
Other assets	(60)	—	—	(60)
Accounts payable	(224)	(218)	549	1,205
Accrued expenses and other current liabilities	375	522	525	1,982
Long-term liabilities	459	60	(98)	421

Net cash used for operating activities	(16,938)	(18,661)	(21,943)	(144,730)

Cash Flows from Investing Activities:
Purchases of property and equipment	(883)	(1,949)	(1,466)	(9,009)
Sales of property and equipment	6	—	—	167
Purchases of investments	(5,226)	(1,989)	(1,492)	(26,593)
Maturities of investments	—	1,992	5,223	25,101

Net cash provided by (used for) investing activities	(6,103)	(1,946)	2,265	(10,334)

Cash Flows from Financing Activities:
Proceeds from issuances of convertible preferred stock, net	—	—	—	68,917
Proceeds from issuances of common stock	33	322	31	85,319
Initial public offering costs, net	422	—	—	(8,068)
Proceeds from exercises of warrants	—	—	—	263
Repurchases of stock	—	—	—	(638)
Proceeds from issuances of notes payable	—	—	—	28,600
Repayments of notes payable	—	—	—	(100)

Net cash provided by financing activities	455	322	31	174,293

Net increase (decrease) in cash and cash equivalents	(22,586)	(20,285)	(19,647)	19,229
Cash and cash equivalents at beginning of period	81,747	59,161	38,876	—

Cash and Cash Equivalents at End of Period	$59,161	$38,876	$19,229	$19,229

Supplemental Cash and Non-Cash Information: (also see Consolidated Statements of Stockholders’ Equity for non-cash transactions that arose upon our IPO in December 2010)
Cash paid for interest	$—	$—	$—	$126

Preferred stock issued upon conversion of notes payable	$—	$—	$—	$7,950

Property and equipment in accounts payable	$571	$99	$195	$195

The accompanying notes are an integral part of these financial statements.

REVA Medical, Inc.

(a development stage company)

Consolidated Statements of Convertible Preferred Stock and Stockholders’ Equity (Deficit)

Period from June 3, 1998 (inception) to December 31, 2013

(in thousands, except share and per share amounts)

(page 1 of 3)

								Deficit	Total
								Accumulated	Stock-
	Convertible		Common Stock				Additional	During the	holders’
	Preferred Stock		Voting		Non-Voting		Paid-In	Development	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	(Deficit)

Common stock issued June 1998 to July 1999 for cash at $0.0001 to $0.67 per share	—	$—	2,452,088	$—	—	$—	$278	$—	$278
Net loss June 3, 1998 (inception) to November 30, 1999	—	—	—	—	—	—	—	(492)	(492)
Recapitalization of Company December 1999	—	—	—	—	—	—	(492)	492	—
Series A preferred stock issued December 1999 in exchange for common stock on a 1-for-1 basis upon recapitalization of Company	1,618,058	185	(1,618,058)	—	—	—	(185)	—	(185)
Series A and Series B preferred stock issued December 1999 for cash at $1.007 and $1.20 per share, respectively	1,029,833	1,197	—	—	—	—	—	—	—
Series C preferred stock issued July 2000 for cash at $1.97 per share	558,374	1,100	—	—	—	—	—	—	—
Series D preferred stock issued February 2001 for cash at $2.44 per share	819,673	2,000	—	—	—	—	—	—	—
Series E preferred stock issued June 2001 to February 2002 for cash at $6.12 per share	2,450,980	15,000	—	—	—	—	—	—	—
Series G-1 preferred stock issued October 2004 for cash at $9.86 per share	709,939	7,000	—	—	—	—	—	—	—
Issuance costs on Series G-1 preferred stock	—	(500)	—	—	—	—	—	—	—
Series G-1 preferred stock issued October 2004 upon conversion of notes payable and accrued interest at $9.86 per share	304,260	3,000	—	—	—	—	—	—	—
Series H preferred stock issued 2007 to 2010 for cash at $6.5066 per share	6,454,986	42,000	—	—	—	—	—	—	—
Issuance costs on Series H preferred stock	—	(100)	—	—	—	—	—	—	—
Series H preferred stock issued 2007 upon conversion of notes payable and accrued interest at $6.5066 per share	793,629	5,164	—	—	—	—	—	—	—
Value of rights in 2007 of possible future issuances of Series H preferred stock	—	(3,905)	—	—	—	—	—	—	—
Realized value of rights to possible future issuances of Series H preferred stock	—	1,140	—	—	—	—	—	—	—
Deemed dividends on Series H preferred stock	—	—	—	—	—	—	4,363	(4,363)	—
Cumulative dividends on Series H preferred stock at $0.3995 per share per year	—	6,332	—	—	—	—	(6,030)	(302)	(6,332)
Proceeds in June 2010 from Series H preferred stock escrow fund	—	484	—	—	—	—	—	—	—
Purchase for reissuance in March 2010 of Series H preferred stock and warrants to purchase 92,214 shares of common stock for cash at $0.99 per share	(461,071)	(550)	—	—	—	—	—	—	—
Reissuance in May 2010 of Series H preferred stock and warrants to purchase 92,214 shares of common stock for cash at $0.99 per share	461,071	550	—	—	—	—	—	—	—
Value of beneficial conversion feature on convertible notes payable	—	—	—	—	—	—	365	—	365
Fair value of warrants to purchase Series E and Series F preferred stock reclassified to long-term liability upon adoption of accounting pronouncement	—	—	—	—	—	—	(435)	—	(435)
Change in fair value of embedded conversion features of notes payable	—	—	—	—	—	—	12,243	—	12,243

(continued on page 2 of 3)

The accompanying notes are an integral part of these financial statements.

REVA Medical, Inc.

(a development stage company)

Consolidated Statements of Convertible Preferred Stock and Stockholders’ Equity (Deficit)

Period from June 3, 1998 (inception) to December 31, 2013

(in thousands, except share and per share amounts)

(page 2 of 3)

(continued from page 1 of 3)

								Deficit	Total
								Accumulated	Stock-
	Convertible		Common Stock				Additional	During the	holders’
	Preferred Stock		Voting		Non-Voting		Paid-In	Development	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	(Deficit)

Fair value of warrants issued 2003 in connection with notes payable to purchase 82,805 shares of Series E preferred stock	—	—	—	—	—	—	315	—	315
Fair value of warrants issued 2004 in connection with notes payable to purchase 53,354 shares of Series F preferred stock	—	—	—	—	—	—	230	—	230
Fair value of warrants issued 2007 to 2010 in connection with Series H preferred stock to purchase 1,449,725 shares of common stock	—	(1,545)	—	—	—	—	1,545	—	1,545
Common stock issued December 1999 to October 2000 for cash at $0.10 to $0.20 per share	—	—	910,500	—	—	—	106	—	106
Common stock issued February 2001 to February 2010 upon exercise of stock options for cash at $0.10 to $1.40 per share	—	—	1,058,429	—	—	—	456	—	456
Common stock repurchased August 2000 for cash at $0.0001 per share	—	—	(189,500)	—	—	—	—	—	—
Non-voting common stock issued May 2001 for technology license valued at $0.25 per share	—	—	—	—	481,813	—	13	—	13
Non-voting common stock repurchased August 2004 for cash at $0.25 per share	—	—	—	—	(353,329)	—	(88)	—	(88)
Non-voting common stock vested July 2005	—	—	—	—	—	—	60	—	60
Non-cash distribution of assets to stockholders July 2002	—	—	—	—	—	—	(60)	—	(60)
Common stock issued December 2010 upon conversion of preferred convertible stock	(14,739,732)	(78,552)	14,929,713	1	—	—	78,551	—	78,552
Common stock issued December 2010 upon conversion of non-voting common stock	—	—	128,484	—	(128,484)	—	—	—	—
Common stock issued December 2010 upon conversion of long-term notes payable and accrued interest	—	—	5,638,778	1	—	—	28,664	—	28,665
Transfer of repayment premium on long-term notes payable in December 2010 upon conversion of notes	—	—	—	—	—	—	11,100	—	11,100
Common stock issued December 2010 upon exercise of warrants for cash at $3.28 to $6.5066 per share	—	—	49,535	—	—	—	263	—	263
Common stock issued December 2010 upon net exercise of warrants at $3.28 to $6.5066 per share	—	—	700,034	—	—	—	—	—	—
Transfer of preferred stock warrant liability in December 2010 upon exercise of warrants	—	—	—	—	—	—	1,770	—	1,770
Common stock issued December 2010 for cumulative dividends on Series H convertible preferred stock	—	—	973,227	—	—	—	—	—	—
Common stock issued December 2010 upon initial public offering at $10.9065 per share	—	—	7,727,273	1	—	—	84,277	—	84,278
Issuance costs of initial public offering	—	—	—	—	—	—	(8,490)	—	(8,490)
Stock-based compensation expense	—	—	—	—	—	—	2,028	—	2,028
Net loss December 1, 1999 (recapitalization) to December 31, 2010	—	—	—	—	—	—	—	(124,238)	(124,238)

Balance at December 31, 2010	—	$—	32,760,503	$3	—	$—	$210,847	$(128,903)	$81,947

(continued from page 3 of 3)

The accompanying notes are an integral part of these financial statements.

REVA Medical, Inc.

(a development stage company)

Consolidated Statements of Convertible Preferred Stock and Stockholders’ Equity (Deficit)

Period from June 3, 1998 (inception) to December 31, 2013

(in thousands, except share and per share amounts)

(page 3 of 3)

(continued from page 2 of 3)

								Deficit	Total
								Accumulated	Stock-
	Convertible		Common Stock				Additional	During the	holders’
	Preferred Stock		Voting		Non-Voting		Paid-In	Development	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	(Deficit)

Balance at December 31, 2010	—	$—	32,760,503	$3	—	$—	$210,847	$(128,903)	$81,947

Net loss and comprehensive loss	—	—	—	—	—	—	—	(20,908)	(20,908)
Common stock issued February through December upon exercise of stock options for cash at $0.25 to $1.40 per share	—	—	45,000	—	—	—	33	—	33
Restricted common stock issued in May under equity incentive plan	—	—	5,000	—	—	—	—	—	—
Refund of taxes withheld from initial public offering proceeds in December 2010	—	—	—	—	—	—	422	—	422
Stock-based compensation expense	—	—	—	—	—	—	3,089	—	3,089

Balance at December 31, 2011	—	$—	32,810,503	$3	—	$—	$214,391	$(149,811)	$64,583

Net loss and comprehensive loss	—	—	—	—	—	—	—	(23,776)	(23,776)
Common stock issued January through August upon exercise of stock options for cash at $0.61 to $1.40 per share	—	—	288,700	—	—	—	322	—	322
Restricted common stock issued in July under equity incentive plan	—	—	33,000	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—	3,497	—	3,497

Balance at December 31, 2012	—	$—	33,132,203	$3	—	$—	$218,210	$(173,587)	$44,626

Net loss and comprehensive loss	—	—	—	—	—	—	—	(27,922)	(27,922)
Common stock issued May and November upon exercise of stock options for cash at $0.61 per share	—	—	50,350	—	—	—	31	—	31
Restricted common stock issued January and May under equity incentive plan	—	—	87,500	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—	4,090	—	4,090

Balance at December 31, 2013	—	$—	33,270,053	$3	—	$—	$222,331	$(201,509)	$20,825

The accompanying notes are an integral part of these financial statements.

REVA Medical, Inc.

(a development stage company)

Notes to Consolidated Financial Statements

1.  Description of Business

REVA Medical, Inc. (“REVA” or the “Company”) was incorporated in California in 1998 under the name MD3, Inc. In March 2002 we changed our name to REVA Medical, Inc. In October 2010 we reincorporated in Delaware. We established a non-operating wholly owned subsidiary, REVA Germany GmbH, in 2007. In these notes the terms “us,” “we,” or “our” refer to REVA and our consolidated subsidiary unless context dictates otherwise.

We are currently developing and testing a bioresorbable stent to treat vascular disease in humans. We do not yet have a product available for sale; our product(s) will become available following completion of required clinical studies with acceptable data and when, and if, we receive regulatory approval. During 2013 we enrolled 111 patients in a clinical trial of our current stent product; if the data from this trial is acceptable, we intend to apply for a European CE Marking, the regulatory approval that would allow us to commercialize the product.

In December 2010 we completed an initial public offering (the “IPO”) of our common stock in Australia. We issued 7,727,273 shares of common stock for net proceeds of $75.79 million; we registered this stock with the U.S. Securities and Exchange Commission (“SEC”) and, consequently, became an SEC filer. Our stock is traded in the form of CHESS Depository Interests (“CDIs”) on the Australian Securities Exchange (“ASX”); each share of our common stock is equivalent to ten CDIs. Our trading symbol is “RVA.AX.”

2.  Stage of Company, Capital Resources, and Basis of Presentation

Development Stage:  We are considered a “development stage” entity, as we have not yet generated revenues from the sale of products. We have been researching and developing new technologies and product applications and have conducted human clinical trials of our bioresorbable stent. We will continue as a development stage entity, including reporting “inception to-date” amounts and cumulative equity transactions, until such time, if any, as we generate revenue.

Capital Resources and Going Concern:  We have experienced recurring losses and negative cash flows from operating activities since our inception and, as of December 31, 2013, we had a deficit accumulated during the development stage of $201,509,000. Until we generate a level of revenue to support our cost structure, we expect to continue to incur substantial operating losses and net cash outflows. While we had cash and investments totaling $20,721,000 as of December 31, 2013, we do not believe these resources will be sufficient to meet our operating and capital needs through 2014.

We intend to fund our ongoing activities by utilizing our current cash and investments and by raising additional capital through equity or debt financings. There can be no assurance that the Company will be successful in raising additional capital or that such capital, if available, will be on terms that are acceptable to us. If we are unable to raise sufficient additional capital, we may be compelled to reduce the scope of our operations and planned capital expenditures or sell certain assets, including intellectual property assets.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Given our current cash and investment balances and our planned operating activities, our recurring losses and negative cash flows from operating activities raise substantial doubt about our ability to continue as a going concern. Even if we are able to raise additional capital, we may never become profitable, or if we do attain profitable operations, we may not be able to sustain profitability and positive cash flows on a recurring basis.

Basis of Presentation:  We have prepared the accompanying consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of REVA and our wholly owned subsidiary, REVA Germany GmbH. All intercompany transactions and balances, if any, have been eliminated in consolidation.

REVA Medical, Inc.

(a development stage company)

Notes to Consolidated Financial Statements

2.  Stage of Company, Capital Resources, and Basis of Presentation (continued)

Use of Estimates:  In order to prepare our financial statements in conformity with accounting principles generally accepted in the United States, we are required to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Our most significant estimates relate to, or have related to, expense accruals and fair market value determinations of notes payable and embedded conversion features, common and preferred stock warrants, preferred stock rights liability, and stock-based compensation. Actual results could differ from our estimates.

Reclassifications:  Certain prior year amounts within the consolidated statements of cash flows and within Note 5 Income Taxes have been reclassified to conform to the current year presentation. These reclassifications had no impact on the net decreases in cash and cash equivalents or the provision for income taxes as previously reported.

3.  Significant Accounting Policies

Cash and Cash Equivalents:  All highly liquid investments with original maturities of three months or less are classified as cash equivalents.

Investments:  Excess cash is invested in high-quality marketable securities. Our investments are classified as either short- or long-term based on their maturity dates. Investments with a maturity of less than one year are classified as short-term; all others are classified as long-term. We have categorized the investments as “held-to-maturity” based on our intent and ability to hold to maturity. Our investments are stated at cost; their fair value is determined each reporting period through quoted market prices of similar instruments in active markets. During the reporting period there were no declines in fair value that were deemed to be other than temporary.

Property and Equipment:  Property and equipment is stated at cost, less accumulated depreciation and amortization. Depreciation is determined using the straight-line method over the estimated useful lives of the related assets, generally three to five years. Amortization of leasehold improvements is determined using the straight-line method over the lesser of the useful life of the asset or the term of the underlying lease. Upon disposition or retirement of an asset, its cost and related accumulated depreciation or amortization are removed from the accounts and any gain or loss is recognized in the consolidated statement of operations.

Patents:  Costs related to patent development, filing, and maintenance are expensed as incurred since the underlying technology associated with these assets is purchased or incurred in connection with our research and development efforts and the future realizable value cannot be determined.

Impairment of Long-Lived Assets:  We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable and exceeds its undiscounted future cash flows. The amount of impairment, if any, is determined by comparing an asset’s estimated fair value to the asset’s respective carrying amount. During the years ended December 31, 2011, 2012, and 2013 we determined there were no indications of asset impairment. During the period from June 3, 1998 (inception) through December 31, 2013, we recorded $502,000 in losses from impairment of long-lived assets.

Concentrations of Credit Risk:  Our financial instruments, which potentially subject us to concentration of credit risk, comprise cash, cash equivalents, and investments. We maintain our cash and cash equivalents in bank accounts, the balances of which generally exceed limits that are insured by the Federal Deposit Insurance Corporation. Our investments are held in custody by a large financial asset manager in the United States. Management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which the assets are held. Additionally, we maintain our cash and investments in accordance with our investment policy, which is designed to maintain safety and liquidity. We have not realized any losses in our investments and believe we are not exposed to significant credit risk related to our cash and cash equivalents.

REVA Medical, Inc.

(a development stage company)

Notes to Consolidated Financial Statements

3.  Significant Accounting Policies (continued)

Research and Development:  Research and development costs are expensed as incurred. These costs include salaries, employee benefits, laboratory supplies, consulting services, manufacturing products and services, preclinical and clinical costs, technology license fees, laboratory equipment depreciation, facility costs, and certain indirect costs.

Segment Information:  We operate in one business segment, which is the development and commercialization of medical devices.

Income Taxes:  We account for income taxes using the asset and liability method, under which the current income tax expense or benefit is the amount of income tax expected to be payable or refundable in the current year. Deferred tax assets and liabilities are recorded for the estimated future tax consequences of temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which the temporary differences are expected to be recovered or settled.

We evaluate the realizability of our deferred tax assets and establish a valuation allowance when it is more likely than not that all or a portion of our deferred tax assets will not be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies, and results of recent operations. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

We account for the uncertainty in income tax components based on tax positions taken or expected to be taken in a tax return. To recognize a benefit, a tax position must be more likely than not to be sustained upon examination by taxing authorities. We do not recognize tax benefits that have a less than 50 percent likelihood of being sustained. Our policy is to recognize interest and tax penalties related to unrecognized tax benefits in income tax expense; no interest or tax penalties on uncertain tax benefits have been recorded through December 31, 2013.

We are subject to taxation in U.S. and California jurisdictions. As of December 31, 2013, our tax years beginning December 1, 1999 remain subject to examination by taxing authorities.

Stock-Based Compensation:  We account for stock-based compensation by measuring and recognizing expense for all stock-based payments made to employees and directors based on estimated grant date fair values. We use the straight-line method to allocate compensation expense to reporting periods over each optionee’s requisite service period, which is generally the vesting period, and estimate the fair value of stock-based awards to employees and directors using the Black-Scholes option valuation model. The Black-Scholes model requires the input of assumptions, including volatility, the expected term, and the fair value of the underlying common stock on the date of grant, among other inputs. We record the option value to compensation expense based on the financial statement category for which an optionee’s services are rendered and cash compensation is recorded. We adjust stock-based compensation expense for estimated option forfeitures based on our five-year historical average of actual forfeitures.

We account for stock options issued to consultants as expense at their fair value over the related service period, as determined in accordance with authoritative guidance. We revalue the consultants’ stock options as they vest.

REVA Medical, Inc.

(a development stage company)

Notes to Consolidated Financial Statements

3.  Significant Accounting Policies (continued)

Foreign Currency:  The functional currency of our subsidiary REVA Germany GmbH is the Euro. Balance sheet accounts of our subsidiary are translated into United States dollars using the exchange rate in effect at the balance sheet date while expenses are translated using the average exchange rate in effect during the period. Gains and losses arising from translation of our subsidiary’s financial statements are recorded to other comprehensive income (loss). These gains and losses, in the aggregate, were insignificant through December 31, 2013.

Net Loss Per Common Share:  Basic net loss per common share is calculated by dividing the net loss attributable to common stockholders by the weighted average number of common shares outstanding for the period, without consideration for common stock equivalents. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted average number of common share equivalents outstanding for the period determined using the treasury-stock method and the if-converted method, as applicable. For purpose of this calculation, unvested restricted stock and stock options are considered to be common stock equivalents and are included in the calculation of diluted net loss per share only when their effect is dilutive.

During the year ended December 31, 2011, we excluded options to purchase common stock of 3,324,046 shares and during the years ended December 31, 2012 and 2013, we excluded options to purchase common stock of 3,300,039 and 3,901,316 shares, respectively, and excluded 17,648 and 96,347 shares, respectively, of restricted common stock from the computation of diluted net loss per share because including them would have been antidilutive.

Fair Value Measurements:  We measure the fair value of our financial and non-financial assets and liabilities at each reporting date. Fair value is defined as the exchange price at which an asset or liability would be transferred in the principal or most advantageous market in an orderly transaction between market participants as of a measurement date. Accounting guidance provides an established hierarchy to be used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs; observable inputs are required to be used when available. Observable inputs are those used by market participants to value an asset or liability and are developed based on market data obtained from sources independent of us. Unobservable inputs are those that reflect our assumptions about factors that market participants would use to value an asset or liability. Fair value measurements are classified and disclosed in one of the following three categories:

Level 1 — Quoted market prices for identical assets or liabilities in active markets at the measurement date;

Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities in active markets, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of an asset or liability; and,

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of an asset or liability, including management’s best estimate of the factors that market participants would use in pricing an asset or liability at the measurement date.

REVA Medical, Inc.

(a development stage company)

Notes to Consolidated Financial Statements

We apply fair value accounting to our cash equivalents and investments. The fair values of our investments, determined from “Level 2” inputs were as follows:

3.  Significant Accounting Policies (continued)

	Cost	Gross Unrealized Losses	Fair Value
	(in thousands)

As of December 31, 2012:
Time deposits due in one year or less	$5,223	$(8)	$5,215

As of December 31, 2013:
Time deposits due in one year or less	$1,492	$(4)	$1,488

Financial Statement Components Discontinued upon IPO:  Concurrent with the completion of our Initial Public Offering in December 2010, all of our outstanding convertible preferred stock, non-voting common stock, notes payable, and accrued interest on notes payable converted to common stock. Additionally, all outstanding warrants were exercised for common stock, either through a cash payment to us or on a net exercise basis. We also issued common stock for cumulative dividends on our Series H convertible preferred stock. Those debt and equity instruments, including accounting for warrant liabilities, note and warrant valuations, and deemed and cumulative dividends, had no effect on our financial statements after December 2010.

Recent Accounting Pronouncements:  In July 2013, the Financial Accounting Standards Board issued Accounting Standards Update No. 2013-11 (“ASU 2013-11”), Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. ASU 2013-11 provides explicit guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The guidance is effective prospectively for fiscal years beginning after December 15, 2013. We intend to adopt this guidance at the beginning of 2014; we do not believe the adoption of this standard will have a material impact on our financial position, results of operations or related financial statement disclosures.

4.  Balance Sheet Details

	December 31,
	2012	2013
	(in thousands)
Property and equipment:
Furniture, office equipment, and software	$569	$656
Laboratory equipment	3,816	4,896
Leasehold improvements	1,838	2,305

	6,223	7,857
Accumulated depreciation and amortization	(3,402)	(4,268)

	$2,821	$3,589

Accrued expenses and other current liabilities:
Accrued salaries and other employee costs	$1,123	$1,371
Accrued operating expenses	288	560
Accrued use taxes and other	126	149

	$1,537	$2,080

REVA Medical, Inc.

(a development stage company)

Notes to Consolidated Financial Statements

5.  Income Taxes

We have reported net losses for all periods through December 31, 2013; therefore, no provision for income taxes has been recorded. The following table provides the reconciliation between income taxes computed at the federal statutory rate and our provision for income taxes:

	Year Ended December 31,
	2011	2012	2013
	(in thousands)

Federal income taxes at 34%	$(7,109)	$(8,084)	$(9,493)
State income taxes, net of federal benefit	(1,219)	(1,363)	(1,553)
Research and development credits	(828)	(240)	(1,425)
Stock-based compensation expense	133	131	191
Increase in valuation allowance	8,079	59,186	11,622
Reinstatement of deferred tax assets for net operating loss and tax credit carryover deferred tax assets	—	(50,311)	—
Expiration of state net operating losses	—	673	677
Other	944	8	(19)

Provision for income taxes	$—	$—	$—

Our deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of our deferred tax assets and liabilities are as follows:

	December 31,
	2012	2013
	(in thousands)
Deferred Tax Assets:
Net operating loss carryforwards	$52,895	$61,629
Research and development credits	4,853	6,277
Stock-based compensation expense	2,749	4,182
Depreciation	177	230
Accrued operating expenses	—	12
Other	327	293

	61,001	72,623
Valuation Allowance	(61,001)	(72,623)

Net Deferred Income Taxes	$—	$—

At December 31, 2013 we had aggregate federal and California state net operating loss carryforwards of approximately $158,916,000 and $132,037,000, respectively, which may be available to offset future taxable income for income tax purposes. The federal net operating loss carryforwards begin to expire in 2019 and the California carryforwards begin to expire in 2014, with $7,712,000 expiring in 2014.

At December 31, 2013, we also had federal and California state research tax credit carryforwards of approximately $5,278,000 and $4,684,000, respectively. The federal carryforwards begin to expire in 2020 and the California carryforwards have no expiration.

REVA Medical, Inc.

(a development stage company)

Notes to Consolidated Financial Statements

5.  Income Taxes (continued)

A total of $267,000 of the federal and California net operating loss relates to excess tax benefits generated from stock compensation that will be recorded as an increase to additional paid-in capital if, and when, realized.

Under Internal Revenue Code (“IRC”) Sections 382 and 383, annual use of our net operating loss and research tax credit carryforwards to offset taxable income may be limited based on cumulative changes in ownership. An analysis of the impact of this provision from December 1, 1999 through December 31, 2013 has been performed and it was determined that, although ownership changes had occurred, the carryovers should be available for utilization by the Company before they expire, provided we generate sufficient future taxable income. Based on the results of this analysis, in the prior year, we reinstated the deferred tax assets arising from the net operating loss and tax credit carryforwards, with a corresponding increase to the valuation allowance for the year ended December 31, 2012. Future ownership changes could result in further limitations and may impact the realizability of these loss and credit carryforwards in future periods.

At December 31, 2013, we had deferred tax assets of $72,623,000 primarily comprising net operating loss and research tax credit carryforwards. We have established a valuation allowance against our deferred tax assets due to the uncertainty surrounding the Company’s ability to generate future taxable income to realize those assets. The change in the valuation allowance for the years ending December 31, 2012 and 2013 was $59,187,000 and $11,622,000, respectively.

We recognize a tax benefit from an uncertain tax position when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likely-than-not recognition at the effective date to be recognized. At December 31, 2013, the unrecognized tax benefits recorded were approximately $2,490,000. We do not anticipate a significant change in the unrecognized tax benefits within the next 12 months.

A reconciliation of the beginning and ending amount of gross unrecognized tax benefits for 2012 and 2013, excluding interest and penalties, is as follows:

	December 31,
	2012	2013
	(in thousands)

Balance at Beginning of Year	$—	$1,954
Additions for tax positions (prior years)	1,833	167
Additions for tax positions (current year)	121	369

Balance at End of Year	$1,954	$2,490

Due to our valuation allowance position, none of the unrecognized tax benefits, if recognized, will impact the Company’s effective tax rate.

REVA Medical, Inc.

(a development stage company)

Notes to Consolidated Financial Statements

6.  Stock-Based Compensation

Our 2010 Equity Incentive Award Plan was a follow-on to our 2001 Stock Option/Stock Issuance Plan and the two plans are collectively referred to as the “Plan.” The Plan provides for restricted stock awards as well as for grants of incentive and non-qualified stock options to purchase our common stock at a price per share equal to the closing market price of our stock on the date of option grant. The number of shares reserved under the Plan may be increased annually by up to three percent of the outstanding stock of the Company.

On January 1, 2013, an additional 993,966 shares were added, resulting in a total of 6,545,884 shares reserved under the Plan as of December 31, 2013.

The term of the options granted under the Plan may not exceed ten years. Vesting periods of stock awards and option grants are determined by the Company’s board of directors and are generally four- or five-year periods. All options are immediately exercisable upon grant and are subject to repurchase by us at the exercise price in the event an optionee terminates service prior to being fully vested.

Option activity under the Plan is as follows:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Options	Exercise	Contractual	Intrinsic
	Outstanding	Price	Term (years)	Value

Balance at December 31, 2010	3,016,800	$5.96
Granted	401,000	$13.70
Cancelled	(73,800)	$4.62
Exercised	(40,000)	$0.79

Balance at December 31, 2011	3,304,000	$6.99
Granted	544,000	$5.95
Cancelled	(9,300)	$12.64
Exercised	(288,700)	$1.11

Balance at December 31, 2012	3,550,000	$7.30
Granted	589,500	$5.36
Cancelled	(42,500)	$2.00
Exercised	(50,350)	$0.61

Balance at December 31, 2013	4,046,650	$7.15	7.17	$3,290,000

Vested at December 31, 2013	2,738,501	$7.07	5.38	$3,267,000

Vested and Expected to Vest at December 31, 2013	4,014,994	$7.03	6.34	$3,289,000

REVA Medical, Inc.

(a development stage company)

Notes to Consolidated Financial Statements

6.  Stock-Based Compensation (continued)

The unvested portion of outstanding options as of December 31, 2013 has vesting dates scheduled through 2017. Following is the vesting activity under the Plan for the year ended December 31, 2013:

		Weighted
		Average
	Options	Grant Date
	Outstanding	Fair Value

Unvested Options at December 31, 2012	1,471,925	$5.16
Granted	589,500	$2.95
Vested	(747,443)	$5.13
Forfeited	(5,833)	$3.77

Unvested Options at December 31, 2013	1,308,149	$4.20

We awarded 33,000 and 87,500 shares of restricted stock during the years ended December 31, 2012 and 2013, respectively, all of which vest at the rate of 25 percent annually on each award anniversary date.

No tax benefits arising from stock-based compensation have been recognized in the consolidated statements of operations through December 31, 2013.

Stock Options and Restricted Stock to Employees:  We account for option grants and restricted stock awards to employees based on the estimated fair values on the date of grant or award, with the resulting stock-based compensation recorded over the vesting period on a straight-line basis. We include non-employee directors as employees for this purpose.

Expense recorded for employee options and awards under the Plan is as follows:

	Year Ended December 31,
	2011	2012	2013
	(in thousands)

Research and development	$688	$832	$1,069
General and administrative	2,452	2,647	2,965

Total stock-based compensation	$3,140	$3,479	$4,034

At December 31, 2013, we had approximately $4,587,000 of total unrecognized compensation costs related to unvested employee options that are expected to be recognized over a weighted average period of 1.51 years.

The fair value of options granted was estimated using the following weighted-average assumptions:

	Year Ended December 31,
	2011	2012	2013

Risk-free interest rate	2.68%	1.03%	1.38%
Expected volatility of common stock	63.9%	62.1%	60.1%
Expected life in years	6.25	6.25	6.25
Dividend yield	0%	0%	0%

REVA Medical, Inc.

(a development stage company)

Notes to Consolidated Financial Statements

6.  Stock-Based Compensation (continued)

The assumed risk-free interest rate was based on the implied yield on a U.S. Treasury zero-coupon issue with a remaining term equal to the expected life of the option. The assumed volatility was calculated from the historical market prices of a selected group of publicly traded companies considered to be our peers. We used peer group data due to the fact that we have limited historical trading data. The expected option life was calculated using the simplified method under the accounting standard for stock compensation and a ten-year option expiration. The simplified method is used since we believe our future option activity as a public company will differ from that of our own historical experience. The expected dividend yield of zero reflects that we have not paid cash dividends since inception and do not intend to pay cash dividends in the foreseeable future.

A summary of the grant date fair value and intrinsic value information of options granted to employees is as follows:

	Year Ended December 31,
	2011	2012	2013
	(in thousands, except per share data)

Weighted average grant date fair value per share	$8.35	$3.43	$2.95
Intrinsic value of options exercised	$249	$1,392	$231
Total fair value of options vested during period	$3,140	$3,802	$3,809

Stock Options to Consultants:  We account for stock options granted to consultants at their fair value. Under this method, the fair value is estimated at each reporting date during the vesting period using the Black-Scholes option-pricing model. The resulting stock-based compensation is recorded over the consultant’s service period. No options were issued to consultants during 2011 or 2012;  options to purchase 100,000 shares of common stock were granted to consultants in October 2013. The fair value of these awards was determined with the following assumptions:  Assumed risk-free interest rate of 1.2 to 3.0 percent; assumed volatility of 59 to 62 percent; expected option life of 5.7 to 9.8 years; and, expected dividend yield of zero percent. The total fair value of consultant options vested during 2011, 2012 and 2013 was $57,000, $42,000 and $40,000, respectively. The weighted average fair value of unvested consultant options at December 31, 2011, 2012, and 2013 was estimated to be $5.24, $4.37, and $2.84 per share, respectively, based on the following assumptions:

	Year Ended December 31,
	2011	2012	2013

Risk-free interest rate	1.62%	1.18%	2.96%
Expected volatility of common stock	62.1%	62.1%	59.4%
Expected life — years	7.71	6.71	9.45
Dividend yield	0.0%	0.0%	0.0%

Consultant stock-based compensation expense, or income if the fair value declined in a reporting period, is recorded to the financial statement line item for which the optionee’s services are rendered. Expense or (income) recorded for consultant stock options under the Plan is as follows:

	Year Ended December 31,
	2011	2012	2013
	(in thousands)

Research and development	$(51)	$18	$9
General and administrative	—	—	47

Total stock-based compensation	$(51)	$18	$56

REVA Medical, Inc.

(a development stage company)

Notes to Consolidated Financial Statements

6.  Stock-Based Compensation (continued)

Non-Plan Options:  Prior to establishment of the Plan, we had issued non-qualified options to purchase common stock under terms similar to those of the Plan. As of December 31, 2010, a total of 10,000 of these options were outstanding. During the year ended December 31, 2011, a total of 5,000 of the options were exercised and 5,000 expired; none remained outstanding as of December 31, 2011. All stock-based compensation expense related to these options was recorded prior to 2010.

7.  Retirement Plan

In 2003 we adopted a qualified 401(k) profit sharing plan (the “401(k) Plan”) for the benefit of our employees. Employees are eligible to participate in the 401(k) Plan the month following hire and may defer up to the maximum allowed under IRS regulations, on an annual basis. We are required to match 25 percent of an employee’s deferral amount, up to a maximum of four percent of the employee’s compensation. We may, at our discretion, make additional contributions. Employees are immediately vested in the employer matching contributions. Our contributions to the 401(k) Plan were $40,000, $46,000, $52,000, and $309,000 for the years ended December 31, 2011, 2012, and 2013 and for the period from June 3, 1998 through December 31, 2013, respectively.

8.  Commitments and Contingencies

We have licensed certain patents and other intellectual property rights related to the composition and coating of our bioresorbable stent and our other biomaterial products. Terms of these licenses include provisions for royalty payments on any future sales of products, if any, utilizing this technology, with provisions for minimum royalties once product sales begin. The amount of royalties varies depending upon type of product, use of product, stage of product, location of sale, and ultimate sales volume, and ranges from a minimum of approximately $25 per unit to a maximum of approximately $100 per unit sold, with license provisions for escalating minimum royalties that could be as high as $2.2 million per year. Additionally, in the event we sublicense the technology and receive certain milestone payments, the licenses require that up to 40 percent of the milestone amount be paid to the licensors. Additional terms of the technology licenses include annual licensing payments of $175,000 until the underlying technology has been commercialized. Terms of the licenses also include other payments to occur during commercialization that could total $950,000, payment of $350,000 upon a change in control of ownership, payments of up to $300,000 annually to extend filing periods related to certain technology, and payment of patent filing, maintenance, and defense fees. The license terms remain in effect until the last patent expires.

In connection with our development activities, we periodically enter into contracts with consultants and vendors. These contracts are generally cancelable with 30 days’ written notice. As of December 31, 2013, the minimum future payments on these contracts totaled approximately $227,000.

We currently lease our office and lab facilities under a non-cancelable operating lease that expires in January 2018. The lease contains fixed annual escalations, an option for a five-year extension, leasehold improvement allowances and credits of $523,000, and rent abatements of $136,000. We record rent expense on a straight-line basis over the life of the lease; the difference between average rent expense and cash payments for rent is recorded as a deferred liability. As of December 31, 2013, our deferred rent totaled $578,000, of which $98,000 was classified as a current liability. We recorded rent expense of $502,000, $636,000, $666,000, and $4.75 million for the years ended December 31, 2011, 2012, and 2013 and for the period from June 3, 1998 (inception) through December 31, 2013, respectively.

REVA Medical, Inc.

(a development stage company)

Notes to Consolidated Financial Statements

8.  Commitments and Contingencies (continued)

Future minimum payments under the lease as of December 31, 2013 are as follows:

Minimum
Payment
(in thousands)

2014	$625
2015	645
2016	690
2017	711
2018	60

Total minimum lease payments	$2,731

9.  Related Parties

Our related parties include the members of our board of directors and investors with five percent or more of our outstanding securities. Transactions with our related parties historically consisted of notes payable issued to members of our board of directors, or firms they represented, or to the investors that held in excess of five percent of our securities. All of our notes payable together with accrued interest converted into common stock upon our initial public offering in December 2010.

10.  Selected Quarterly Financial Information (unaudited)

The following table presents selected quarterly financial information that has been derived from our unaudited quarterly consolidated financial statements, which, in the opinion of management, include all adjustments (consisting only of normal recurring items) necessary for a fair presentation. The quarterly per share data presented below was calculated separately and may not sum to the annual figures presented in the consolidated financial statements. These operating results are also not necessarily indicative of results for any future period.

	Quarter Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	(in thousands, except per share amounts)

2012:
Loss from operations	$(5,721)	$(5,950)	$(5,849)	$(6,345)	$(23,865)
Net loss	(5,698)	(5,915)	(5,834)	(6,329)	(23,776)
Net loss per common share, basic and diluted	$(0.17)	$(0.18)	$(0.18)	$(0.19)	$(0.72)

2013:
Loss from operations	$(6,343)	$(6,666)	$(7,182)	$(7,752)	$(27,943)
Net loss	(6,331)	(6,647)	(7,191)	(7,753)	(27,922)
Net loss per common share, basic and diluted	$(0.19)	$(0.20)	$(0.22)	$(0.23)	$(0.84)

Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the “Selected Consolidated Financial Data” and our consolidated financial statements and the related notes thereto that appear elsewhere in this Annual Report on Form 10-K. In addition to historical information, the following discussion and analysis includes forward-looking information that involves risks, uncertainties, and assumptions. Actual results and the timing of events could differ materially from those anticipated by these forward-looking statements as a result of many factors, including those discussed under “Risk Factors” elsewhere in this Annual Report on Form 10-K. See also “Forward-Looking Statements” included elsewhere in this Annual Report on Form 10-K.

Overview

We are a development stage medical device company working toward commercialization of our proprietary technologies to provide minimally invasive medical devices for the treatment of conditions in the human body. We are in the later stages of developing and clinically testing bioresorbable drug-eluting coronary stents. We refer to bioresorbable stents as “scaffolds” because they are not permanent devices like metal stents that are commonly used today. In clinical use, a scaffold is guided by x-ray by an interventional cardiologist during a minimally invasive surgery to a coronary artery location with a delivery catheter system, whereupon it is deployed to restore blood flow to the artery and medicate the artery to prevent further blocking, or restenosis. Our products are designed to offer full x-ray visibility, clinically relevant sizing, and a controlled and safe resorption rate. The scaffolds we are studying in clinical trials combine our proprietary scaffold design with a proprietary polymer that is metabolized and cleared from the body over time. Our clinical studies are designed to evaluate the safety and performance of our scaffolds, with primary patient evaluations at one, nine, and/or 12 months; annual follow-ups are performed thereafter until five years after implant. Our current plan is to apply for regulatory approval to sell commercially outside the United States when we have gathered and analyzed the initial set of 12-month data from our current clinical studies, which we expect to be late in 2014 or early 2015. We will commercialize our first product(s) when, and if, we receive the CE Mark and any other required regulatory approvals.

We believe that due to the risks and limitations associated with commercially available metal stents, bioresorbable scaffolds will be the next major advance in coronary stent technology. Because we have designed our scaffolds to provide the same benefits as traditional metal stents, but with the additional benefit of eliminating the need for a permanently implanted device, we believe that if we are able to complete development and clinical testing of our scaffolds, if we are able to successfully implement manufacturing processes and procedures, if we receive approval to sell commercially by the relevant regulatory authorities, and if we are able to execute our sales and marketing strategies effectively, we believe our products would enable us to compete effectively in the worldwide stent market. Worldwide revenues from coronary stent sales approximated $4.4 billion in 2013.

We have invested significant time and funds in the development of our bioresorbable scaffolds and have performed significant scientific research, engineering development, and testing in laboratory and preclinical studies. We have developed, tested, and selected the polymer formulation, tested and selected the anti-restenotic drug and coating process, created and iterated the device design, and identified and implemented methods and processes to produce and test the scaffold. We designed and performed extensive preclinical tests that ranged from bench and engineering studies to in vitro and in vivo laboratory studies. As part of the development, in 2007 we enrolled patients in a small clinical study that proved the viability of our technology while confirming the areas needing further development and we have been advancing the product design and features since. We believe the results of these and subsequent tests and studies show the technology to be safe and effective and that it is suitable for human clinical studies.

We began clinically testing the ReZolve family of scaffolds with the initiation of a pilot study that enrolled 26 patients between December 2011 and July 2012 in Brazil and Europe. During the period March 2013 through December 2013 we enrolled an additional 111 patients in a clinical study of our ReZolve2 scaffold in Australia, Brazil, Europe, and New Zealand. Data from the ReZolve2 patients will be gathered, evaluated, and, if acceptable, used to apply for European CE Marking. When, and if, we receive CE Mark approval we will evaluate how best to implement our sales and marketing strategies for commercialization in Europe and various other countries that rely on the CE Mark. While our ReZolve2 scaffold could be approved for sale in 2015, our efforts to generate substantial revenue from our scaffold products and achieve positive cash flows from our operations will take several years, even if our clinical results are favorable.

Following initiation of clinical trials with our ReZolve2 scaffolds in 2013, we researched and performed feasibility work on our “next” generation of scaffolds. We expect these follow-on scaffolds to contain all the beneficial features of our ReZolve scaffolds, while providing advancements in deliverability, profile and hoop strength, and reduced manufacturing costs. As a result of our extensive experience developing and testing bioresorbable scaffolds, we began preclinical testing of this next generation device in early 2014 and aim to possibly initiate clinical studies later in 2014. When, and if, this next generation scaffold is fully developed and tested, and we have acceptable clinical data, we plan to apply for its CE Marking. Following regulatory approval to commercialize the next generation scaffold, if and when such approval is received, we would evaluate our sales and marketing strategies, including the markets, sales volumes, and selling prices of ReZolve2, if any, and distribute and sell our products to maximize revenues and profits.

In order to produce quantities of our scaffold large enough to accommodate commercial needs, when that time arrives, we will need to scale up our manufacturing processes and expand our capabilities to allow for such things as additional scaffold sizes. We developed plans and began implementation of the methods and processes for such manufacturing scale-up, including work on the product sizes in 2013. We will continue implementation of manufacturing preparedness as we approach commercialization.

During the course of our product development and testing, we have invented, co-invented, and licensed a portfolio of proprietary technologies. Our design-related technologies have been invented by our employees and consultants and our materials-related technologies have been either invented by our employees or licensed from, or co-invented with, Rutgers, The State University of New Jersey. We consider our patent portfolio to be significant and have invested considerable time and funds to develop and maintain it. Our goal is to continue to perform feasibility tests on additional technologies in our patent portfolio as our resources allow and, if feasibility is proven, determine a course of development for additional products.

During our development efforts, we have also pursued, tested, and abandoned development programs that we determined would not lead to feasible products or for which a product could not be developed in a timeframe that would allow for reasonable commercialization. The largest of these abandoned programs centered on development of a thin metal stent technology for use in small blood vessels. Although abandoned in 2002 after approximately $13 million had been invested and used, this technology became the basis for the “slide & lock” mechanism we are currently using. Additionally, we licensed a potential anti-restenotic drug in 2001 with the intent to develop it for use as a stand-alone drug or as a complement to our scaffold. Although the drug’s development was abandoned in 2004 after we had invested approximately $6 million, the knowledge we gained from that program was used in our development of the drug coating for the ReZolve scaffolds. We also formed a wholly owned subsidiary in Germany in 2007 to facilitate our clinical trials and our planned commercialization of products; we have not used this subsidiary yet for any operating activities.

We have performed all of our research and development activities from one location in San Diego, California. As of December 31, 2013, we had 84 employees, a majority of which are degreed professionals and seven of whom are PhDs. We leverage our internal expertise with contract research and preclinical laboratories, outside catheter manufacturing, and other outside services as needed. We have three clean rooms and multiple engineering and chemistry labs at our facility, in addition to our corporate and administrative office. We are ISO certified to the medical device standard 13485:2012 and intend to maintain the certification to support our commercialization plans.

We have not yet developed a product to a saleable stage and we have not, therefore, generated any product or other revenues. Our development efforts have been funded with a variety of capital received from angel investors, venture capitalists, strategic partners, hedge funds, and the proceeds from our IPO. Since our inception, we have received approximately $153.9 million in equity proceeds and $28.5 million from issuance of notes payable (such notes payable were converted to common stock upon our IPO in December 2010). As of December 31, 2013, we had approximately $20.7 million in cash and investments available for operations. We have incurred substantial losses since our inception; as of December 31, 2013, we had accumulated a deficit of approximately $201.5 million.

The above circumstances raise substantial doubt about our ability to continue as a going concern. We are placing significant effort into completing a financing during the first half of 2014 that would provide adequate capital resources to allow us to obtain data from our clinical trials, apply for the CE Marking, and begin commercial product sales, assuming we receive the regulatory approval to do so. There can be no assurance that we will be successful in raising additional capital or that such capital, if available, will be on terms that are acceptable to us. If we are unable to raise sufficient additional capital, we may be compelled to reduce the scope of our operations and planned capital expenditures or sell certain assets, including intellectual property assets.

We expect our losses to continue for the next several years as we continue our development work, clinical studies, and preparations for commercialization and, if these efforts are successful and we are able to obtain approval to sell our products, we expect to commence product sales thereafter. In order to successfully transition to profitable operations, we will need to achieve a level of revenues and product margins to support the Company’s cost structure. Until such time as we generate positive cash flow, we plan to continue to fund our losses from operations and capital needs by utilizing our current cash and investments and by raising additional capital through equity or debt financings.

Key Components of our Results of Operations

Since we are still in a pre-revenue stage and our activities are focused on further developing and testing our bioresorbable coronary scaffold with the goal of commercially selling it, as well as performing minimal research and tests to determine the feasibility of other product possibilities, our operating results primarily consist of research and development expenses, including costs to perform clinical trials, and general and administrative expenses.

Research and Development Expenses:  Our research and development expenses arise from a combination of internal and external costs. Our internal costs primarily consist of employee salaries and benefits, facility and other overhead expenses, and engineering and other supplies that we use in our labs for prototyping, testing, and producing our scaffolds and other product possibilities. Our external costs primarily consist of contract research, engineering consulting, polymer consulting and certain production costs, polymer lasing costs, catheter system and anti-restenotic drug purchases, preclinical and clinical study expenses, and license fees paid for the technology underlying our polymer materials. All research and development costs are expensed when incurred. Through December 31, 2013, we have incurred approximately $122.8 million in research and development expenses since our inception, which represents approximately 73 percent of our cumulative operating expenses. We increased the level of our research and development activities in 2013 as we continued human clinical trials, increasing the number of patients enrolled. We expect to increase our research and development expense in 2014 as we continue development of our next generation scaffolds and incur clinical costs on previously enrolled and newly enrolled patients in our clinical studies. We also expect to incur increasing expenses in the future for development of final manufacturing processes and equipment as we prepare for commercialization and the development and roll-out of our sales and marketing strategies as we near commercialization.

General and Administrative Expenses:  Our general and administrative expenses consist primarily of salaries and benefits for our executive officers and administrative staff, corporate office and other overhead expenses, legal expenses including patent filing and maintenance costs, audit and tax fees, investor relations and other public company costs, and travel expenses. Although our patent portfolio is one of our most valuable assets, we record legal costs related to patent development, filing, and maintenance as expense when the costs are incurred since the underlying technology associated with these assets is purchased or incurred in connection with our research and development efforts and the future realizable value cannot be determined. Through December 31, 2013, we have incurred approximately $44.7 million in general and administrative expenses since our inception, which represents approximately 27 percent of our cumulative operating expenses. We anticipate that we will continue to invest in patents at similar levels as we have in the past. Upon completion of our initial public offering (“IPO”) in December 2010, we began to expand our corporate infrastructure including the addition of personnel and reporting systems, and also began to incur public company reporting and other costs. We anticipate that we will continue to expand our corporate infrastructure to support the needs of being a public company and to prepare for commercial sales of our products, which will increase our general and administrative expenses accordingly. We also expect to begin to incur sales and marketing expenses toward the end of 2014 as we prepare for product sales in the event we receive CE Marking.

Other Expense and Income:  Historically, a majority of our non-operating expenses arose from our notes payable. All the notes, along with the accumulated accrued interest, converted into common stock upon our IPO in December 2010. Through December 31, 2010, we recorded approximately $9.6 million of interest, $11.1 million in repayment premiums, $13.3 million in loss on extinguishment, and $2.3 million in interest income from note premium amortization, all in accordance with accounting requirements. In conjunction with our notes payable, we issued warrants to purchase preferred stock; these warrants were exercised for cash and on a net issuance basis upon our IPO and none remained outstanding thereafter. We recorded non-cash interest expense for the initial value of the warrants and recorded gains and losses for subsequent changes in fair value of the warrants for a total of $1.8 million in net expense through December 31, 2010. Concurrent with the completion of our IPO, all of our outstanding convertible preferred stock and non-voting common stock converted to common stock. We also issued common stock for cumulative dividends on our Series H convertible preferred stock. A total of 22,419,771 shares of common stock were issued from all the conversions, exercises, and dividends.

Since our inception, when we have had excess cash on hand we have invested in short- and long-term high-quality marketable securities such as certificates of deposit and U.S. Treasury Bills. Earnings from these investments are recorded as interest income; through December 31, 2013, we have recorded a total of approximately $1.4 million in such interest income.

Critical Accounting Policies and Significant Estimates

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of our financial statements and related disclosures requires us to make estimates, assumptions, and judgments that affect the reported amounts of assets, liabilities, stockholders’ equity, expenses, and the presentation and disclosures related to those items. We base our estimates and assumptions on historical experience and other factors that we believe to be reasonable under the circumstances. We evaluate our estimates and assumptions on an ongoing basis; changes in our estimates and assumptions are reasonably likely to occur from period to period. Additionally, actual results could differ significantly from the estimates we make. To the extent there are material changes in our estimates or material differences between our estimates and our actual results, our future financial statement presentation, financial condition, results of operations, and cash flows will be affected.

While our significant accounting policies are described in more detail in Note 3 to our consolidated financial statements included elsewhere in this Annual Report on Form 10-K, we believe the following accounting policies involve a greater degree of judgment and complexity than our other accounting policies and, therefore, are the most critical to understanding and evaluating our consolidated financial condition and results of operations.

Research and Development Costs:  We expense research and development costs as incurred. Our preclinical and clinical study costs are incurred on a contract basis and generally span a period from a few months to longer than a year. We record costs incurred under these contracts as the work occurs and make payments according to contractual terms. Until a contract is completed, we estimate the amount of work performed and accrue for estimated costs that have been incurred but not paid. As actual costs become known, we adjust our accruals. We expect our clinical expense accruals to increase as we continue to initiate and enroll patients in clinical trials. We expect to make estimates as to the work performed throughout the term of these trials, each of which is expected to be five years or longer. As these costs increase, if our estimates are inaccurate, possible material changes to our accruals could be required, which could materially affect our results of operations within any fiscal period. To date, there have been no material changes in our research and development expense estimates, including our estimates for accrued clinical costs.

Stock-Based Compensation: We have granted stock options to employees and consultants for the purchase of common stock. These options generally have a ten-year life during which the option holder can exercise at any time, they generally vest over a four- or five-year service period, and their exercise price equals the fair market value of our common stock on the date they are granted.

For options granted to employees, we determine the amount of compensation expense by estimating the fair value of each option on its date of grant and then we amortize that fair value on a straight-line basis over the period the employee provides service, which generally is four or five years, and record the expense in our statement of operations as either research and development expense or general and administrative expense based on the employee’s work classification. We estimate the fair value by using the Black-Scholes option pricing model, which requires use of assumptions. The assumptions used represent our best estimates, but these estimates involve inherent uncertainties. For the model inputs, we use the market value of the underlying common stock, a risk-free interest rate that corresponds to the vesting period of the option, an expected life of the option ranging from 6.25 to 6.5 years, and an estimate of volatility based on the market trading prices of comparative peer companies. Additionally, we reduce the amount of recorded compensation expense to allow for potential forfeitures of the options; the forfeiture rate is based on our actual historical forfeitures and has ranged from approximately 2.4 percent to 5.3 percent. For options granted to consultants, we estimate the fair value at each vesting and reporting date and record compensation expense in our statement of operations based on the fair value during the service period of the consultant, which is generally the four- or five-year vesting period. We estimate the fair value by using the Black-Scholes option pricing model with the same approach to inputs and assumptions as we use to estimate the fair value of options granted to employees. For the model inputs, we used the market value of the underlying common stock, a risk-free interest rate that corresponds to the remaining option life, an expected option life equal to the remaining life of the option, and an estimate of volatility based on the market trading prices of comparative peer companies. As a result of our use of estimates, if factors change and we use different assumptions, the amount of our stock-based compensation expense could be materially different in the future.

During the past five years, we have granted options to purchase common stock to our employees, members of our board of directors, and outside consultants and have awarded restricted stock to our employees. We granted options to purchase 589,500 shares and awarded 87,500 shares of restricted stock in 2013. During 2012, we granted options to purchase 544,000 shares and awarded 33,000 shares of restricted stock. During the years ended December 31, 2009, 2010, and 2011 we granted options to purchase 50,000, 1,467,500, and 401,000 shares, respectively, and awarded 5,000 shares of restricted stock in 2011. We expect to continue granting options and awarding restricted stock at levels similar to 2013 and 2012. Accordingly, we expect our stock-based compensation to continue to increase modestly in the future.

Results of Operations

Comparison of the Years Ended December 31, 2012 and 2013

	Year Ended December 31,		Change
	2012	2013	$	%
	(dollars in thousands)

Research and development expense	$15,822	$19,212	$3,390	21%
General and administrative expense	$8,043	$8,731	$688	9%
Interest income	$92	$30	$(62)	(67)%

Research and development expense increased $3,390,000, or 21 percent, for the year ended December 31, 2013 compared to the year ended December 31, 2012. The increase was due to several factors. Personnel costs, including benefits, bonuses, and stock-based compensation, increased $934,000 primarily due to an approximate 11 percent increase in headcount for engineering, operations, and quality assurance employees, combined with increases of $228,000 for stock-based compensation and $65,000 for bonuses. Clinical costs increased $1,453,000 as we enrolled 111 patients in our ReZolve2 clinical trial during the year ended December 31, 2013 and monitored patients in our prior clinical study. Material costs, including polymer, lasing, and catheter delivery systems, increased $684,000 and outside engineering costs increased $606,000 as we produced supplies for clinical enrollment, refined our manufacturing processes and equipment in advance of commercialization, and performed feasibility work on our next generation scaffold. Depreciation increased $205,000 due to the addition of lab equipment and significant leasehold improvements completed in 2012. During 2013, we also paid a one-time licensing fee of $100,000 for technology in our product pipeline. Offsetting these increases, preclinical study costs decreased $620,000 due to the timing of such work; numerous studies undertaken to test and validate the ReZolve2 device in 2012 were not repeated in 2013. The remainder of the change in research and development expenses between years resulted from individually immaterial changes in lab supplies, quality control, facilities, and outside research expenses.

General and administrative expense increased $688,000, or nine percent, for the year ended December 31, 2013 compared to the year ended December 31, 2012. A combination of items contributed to this increase. Personnel costs, including benefits, bonuses, and stock-based compensation expense, increased $450,000 primarily due to an increase of $365,000 in stock compensation from ongoing option grants and restricted stock awards and $57,000 in year-end bonuses to officers under our bonus program.  We incurred $268,000 in compensation to our European-based sales and marketing consultant in 2013 following his engagement in May 2013. Our audit and tax fees increased $155,000 in 2013 primarily as a result of a non-recurring tax analysis related to our tax losses. Travel costs increased $101,000 primarily due to our clinical activities. Offsetting these increases, legal fees decreased $156,000 in 2013 primarily due to the timing of intellectual property filings and office actions. The remainder of the change in general and administrative expenses between periods was due to individually immaterial changes in investor relations costs, office supplies, depreciation, insurance, franchise taxes, and other overhead expenses.

Interest income decreased $62,000 for the year ended December 31, 2013 compared to the year ended December 31, 2012, as a result of lower cash and investment balances.

Comparison of the Years Ended December 31, 2011 and 2012

	Year Ended December 31,		Change
	2011	2012	$	%
	(dollars in thousands)

Research and development expense	$13,401	$15,822	$2,421	18%
General and administrative expense	$7,695	$8,043	$348	5%
Interest income	$188	$92	$(96)	(51)%

Research and development expense increased $2,421,000, or 18 percent, for the year ended December 31, 2012 compared to the year ended December 31, 2011. The increase was due to several factors. Personnel costs, including benefits, bonuses, and stock-based compensation, increased $768,000 primarily due to an approximate 30 percent increase in headcount for engineering, operations, and quality assurance employees. Clinical costs increased $605,000 as we enrolled and monitored patients in our pilot clinical study and prepared and submitted applications for our next clinical study. Preclinical study costs increased $479,000 as a result of continuing costs on our long-term studies and the addition of new applied studies undertaken to test and validate the ReZolve2 device. Facilities costs increased $347,000 due to rent, utility, and related expenses from the addition of lab and operating space. Depreciation increased $259,000 due to the addition of lab equipment and leasehold improvements. Material costs, including scaffold components and catheter delivery systems, increased $117,000 as we produced supplies for clinical enrollment and continued advanced design and delivery system work. Offsetting these increases, engineering consulting services decreased $59,000 between years due to the timing of process and design work. The remainder of the change in research and development expenses between years resulted from individually immaterial changes in lab supplies and quality control expenses.

General and administrative expense increased $348,000, or five percent, for the year ended December 31, 2012 compared to the year ended December 31, 2011. A combination of items contributed to this increase. Personnel costs, including benefits, bonuses, and stock-based compensation expense, increased $604,000 due to headcount additions for accounting and IT personnel, an increase of $222,000 in year-end bonuses to officers under our bonus program, and an increase of $195,000 in stock compensation from ongoing option grants and restricted stock awards. Travel costs increased $84,000 primarily due to our clinical activities. Marketing costs decreased $289,000 between years because non-recurring product and corporate branding activities in 2011 were not repeated in 2012. The remainder of the change in general and administrative expenses between periods was due to individually immaterial changes in legal and patent fees, investor relations costs, office supplies, depreciation, and other overhead expenses.

Interest income decreased $96,000 for the year ended December 31, 2012 compared to the year ended December 31, 2011, as a result of lower cash and investment balances combined with lower rates at which we earned interest due to general economic conditions.

Liquidity and Capital Resources, Going Concern and Management Plans

Sources of Liquidity

We are considered a “development stage” enterprise, as we have not yet generated revenues from the sale of products. Although we have been researching and developing new technologies and product applications and we have conducted human clinical trials of our bioresorbable scaffold, we do not anticipate having a product available for sale until 2015 at the earliest. Until we generate revenue from a saleable product, we expect to continue to incur substantial operating losses and experience significant net cash outflows. We have incurred losses since our inception in June 1998 and, through December 31, 2013, we had an accumulated deficit of approximately $201.5 million.

In December 2010 we completed an IPO of our common stock on the Australian Securities Exchange in the form of CHESS Depositary Interests, or CDIs, primarily to investors in Australia, the United States, Hong Kong, and London. We issued 7,727,273 shares of common stock for net proceeds of $75.8 million.  As of December 31, 2013, we had cash and investments of $20.7 million, which represents the remaining proceeds from our IPO. In order to meet our capital and operating needs through 2014 and beyond, we will need to raise additional capital through equity or debt financings. There can be no assurance that we will be successful in raising additional capital or that such capital, if available, will be on terms that are acceptable to us. If we are unable to raise sufficient additional capital, we may be compelled to reduce the scope of our operations and planned capital expenditures or sell certain assets, including intellectual property assets. During 2013, we developed our current capital raising strategy and plan to put significant effort into completing a financing during 2014 that would provide adequate capital resources to allow us to obtain data from our clinical trials, apply for the CE Marking, and begin commercial product sales, assuming we receive the approval to do so.

Cash Flows

Below is a summary of our cash flows from operating activities, investing activities, and financing activities for the periods indicated.

	Year Ended December 31,
	2011	2012	2013
	(in thousands)

Net cash used for operating activities	$(16,938)	$(18,661)	$(21,943)
Net cash provided by (used for) investing activities	$(6,103)	$(1,946)	$2,265
Net cash provided by financing activities	$455	$322	$31

Net decrease in cash and cash equivalents	$(22,586)	$(20,285)	$(19,647)

Net Cash Flow from Operating Activities

Net cash used for operating activities during 2011 primarily reflects the net loss of $20,908,000, offset by non-cash expenses of $3,089,000 for stock-based compensation, $452,000 of depreciation and amortization, $402,000 from changes in operating assets and liabilities, and $27,000 of other non-cash expense.

Net cash used for operating activities during 2012 primarily reflects the net loss of $23,776,000, offset by non-cash expenses of $3,497,000 for stock-based compensation, $860,000 from changes in operating assets and liabilities, $677,000 of depreciation and amortization, and $81,000 of other non-cash expense.

Net cash used for operating activities during 2013 primarily reflects the net loss of $27,922,000, offset by non-cash expenses of $4,090,000 for stock-based compensation, $978,000 from changes in operating assets and liabilities, $892,000 of depreciation and amortization, and $19,000 of other non-cash expense.

Net Cash Flow from Investing Activities

Net cash used for investing activities during 2011 primarily consisted of $5,226,000 for purchases of investments and $883,000 for purchases of property and equipment. Net cash used for investing activities during 2012 primarily consisted of the purchase of property and equipment. Net cash was provided by investing activities during 2013, which consisted of $3,731,000 in net maturities of investments offset by $1,466,000 in purchases of property and equipment.

Net Cash Flow from Financing Activities

Net cash provided by financing activities during 2011 comprises the refund of $422,000 for taxes withheld from our IPO proceeds in the prior year and $33,000 in proceeds from the issuance of common stock upon exercise of employee stock options. Net cash provided by financing activities in 2012 and 2013 consists of proceeds from the issuance of common stock upon exercise of employee stock options.

Operating Capital and Capital Expenditure Requirements

To date, we have not commercialized any products. We do not anticipate generating any revenue unless and until we successfully obtain CE Mark or FDA marketing approval for, and begin selling, the ReZolve2 scaffold or one of our other product possibilities. We anticipate that we will continue to incur substantial net losses and cash outflows for the next several years as we continue our development work, conduct and complete preclinical and clinical trials, apply for regulatory approval to sell our products, expand our corporate infrastructure, prepare to commercially manufacture and sell our products, and collect cash from sales of our product(s).

We have incurred losses and negative cash flows from operating activities since our inception and, as of December 31, 2013, we had a deficit accumulated during the development stage of $201,509,000. Until we generate a level of revenue to support our cost structure, we expect to continue to incur substantial operating losses and net cash outflows. While we had cash and investments totaling $20,721,000 as of December 31, 2013, we do not believe these resources will be sufficient to meet our operating and capital needs through 2014.

The above circumstances raise substantial doubt about our ability to continue as a going concern. We are placing significant effort into completing a financing during the first half of 2014 that would provide adequate capital resources to allow us to obtain data from our clinical trials, apply for the CE Marking, and begin commercial product sales, assuming we receive the regulatory approval to do so. While we are actively engaged in discussions with potential parties to a financing, there can be no assurance that we will be successful in raising additional capital or that such capital, if available, will be on terms that are acceptable to us and are not overly dilutive to our current security holders. We have developed contingency plans that we would implement in the absence of a financing or in the event a financing were not sufficient to cover our planned needs. These contingency plans primarily include reductions in costs, narrower product development efforts, and reductions in headcount. We would implement our contingency plans in the second quarter of 2014 if our financing efforts have not progressed as we envision. In addition, our forecasts and contingency plans for the period of time through which our financial resources will be adequate to support our operations or reduced operations are based on assumptions that may prove to be wrong and we could utilize our available capital resources sooner than we currently expect. If we are unable to raise sufficient additional capital on the timeline that we plan, in addition to implementing our contingency plans, we may be compelled to sell certain assets, including intellectual property assets. Even if we are able to raise additional capital, we may never become profitable, or if we do attain profitable operations, we may not be able to sustain profitability and positive cash flows on a recurring basis.

Because of the numerous risks and uncertainties associated with the development of medical devices, such as our bioresorbable scaffolds, we are unable to estimate the exact amounts of, or timing of, capital outlays and operating expenditures necessary to complete development, continue ongoing preclinical studies, conduct human clinical trials, successfully deliver a commercial product to market, and collect on our trade receivables. Our future funding requirements will depend on many factors, including, but not limited to:

•             the time and effort it will take to successfully complete testing of the ReZolve2 scaffold and our next generation scaffold;

•             the scope, enrollment rate, and costs of our human clinical trials;

•             the time and effort it will take to identify, develop, and scale-up manufacturing processes;

•             the scope of research and development for any of our other product opportunities;

•             the cost of filing and prosecuting patentable technologies and defending and enforcing our patent and other intellectual property rights;

•             the terms and timing of any collaborative, licensing, or other arrangements that we may establish;

•             the requirements, cost, and timing of regulatory approvals;

•             the cost and timing of establishing sales, marketing, and distribution capabilities;

•             the cost of establishing clinical and commercial supplies of our products and products that we may develop;

•             the effect of competing technological and market developments; and

•             the cost and ability to license technologies for future development.

Future capital requirements will also depend on the extent to which we acquire or invest in businesses, products, and technologies, although we currently have no commitments or agreements relating to any of these types of transactions.

Contractual Obligations, Commitments, and Contingencies

The following table summarizes our outstanding contractual obligations as of December 31, 2013:

	Payments Due by Period
	Less than
	1 Year	1-3 Years	3-5 Years	Total
	(in thousands)

Operating lease obligations	$625	$1,334	$772	$2,731
Purchase obligations	222	5	—	227

Total contractual obligations	$847	$1,339	$772	$2,958

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Recent Accounting Pronouncements

None

Unaudited Financial Information for the Periods Ended June 30, 2013 and 2014

REVA Medical, Inc.

(a development stage company)

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31,	June 30,
	2013	2014
		(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$19,229	$8,979
Short-term investments	1,492	745
Prepaid expenses and other current assets	415	317

Total Current Assets	21,136	10,041

Property and equipment, net	3,589	3,210
Other assets	60	60

Total Assets	$24,785	$13,311

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$1,400	$702
Accrued expenses and other current liabilities	2,080	1,127

Total Current Liabilities	3,480	1,829

Long-term liabilities	480	412

Total Liabilities	3,960	2,241

Commitments and Contingencies (Note 5)

Stockholders’ Equity:
Common stock — $0.0001 par value; 100,000,000 shares authorized; 33,270,053 and 33,459,203 shares issued and outstanding at December 31, 2013 and June 30, 2014 respectively	3	3
Class B common stock — $0.0001 par value; 25,000,000 shares authorized; no shares issued or outstanding	—	—
Undesignated preferred stock — $0.0001 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Additional paid-in capital	222,331	224,685
Deficit accumulated during the development stage	(201,509)	(213,618)

Total Stockholders’ Equity	20,825	11,070

Total Liabilities and Stockholders’ Equity	$24,785	$13,311

The accompanying notes are an integral part of these financial statements.

REVA Medical, Inc.

(a development stage company)

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except share and per share amounts)

					Period from
					June 3, 1998
	Three Months Ended		Six Months Ended		(inception) to
	June 30,		June 30,		June 30,
	2013	2014	2013	2014	2014
Operating Expense:
Research and development	$4,582	$2,973	$8,779	$7,852	$130,608
General and administrative	2,084	1,859	4,230	4,252	48,913

Loss from operations	(6,666)	(4,832)	(13,009)	(12,104)	(179,521)

Other Income (Expense):
Interest income	7	2	19	5	1,410
Related party interest expense	—	—	—	—	(21,113)
Interest expense	—	—	—	—	(952)
Interest from amortization of notes payable premium	—	—	—	—	2,283
Change in fair value of preferred stock rights and warrant liabilities	—	—	—	—	1,795
Loss on extinguishment of notes payable	—	—	—	—	(13,285)
Other income (expense)	12	(3)	12	(10)	(62)

Net Loss	(6,647)	(4,833)	(12,978)	(12,109)	(209,445)
Cumulative dividends and deemed dividends on Series H convertible preferred stock	—	—	—	—	(10,695)

Net Loss Attributable to Common Stockholders	$(6,647)	$(4,833)	$(12,978)	$(12,109)	$(220,140)

Net Loss Per Common Share:
Net loss per share, basic and diluted	$(0.20)	$(0.14)	$(0.39)	$(0.36)

Shares used to compute net loss per share, basic and diluted	33,114,941	33,361,259	33,106,494	33,350,578

Comprehensive Loss:
Net loss	$(6,647)	$(4,833)	$(12,978)	$(12,109)	$(209,445)
Cumulative dividends and deemed dividends on Series H convertible preferred stock	—	—	—	—	(10,695)
Comprehensive Loss Attributable to Common Stockholders	$(6,647)	$(4,833)	$(12,978)	$(12,109)	$(220,140)

The accompanying notes are an integral part of these financial statements.

REVA Medical, Inc.

(a development stage company)

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

			Period from
			June 3, 1998
	Six Months Ended		(inception) to
	June 30,		June 30,
	2013	2014	2014
Cash Flows from Operating Activities:
Net loss	$(12,978)	$(12,109)	$(209,445)
Non-cash adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	401	525	5,387
Loss on property and equipment disposal and impairment	1	—	586
Stock-based compensation	2,008	2,184	14,889
Interest on notes payable	—	—	8,562
Repayment premium on notes payable	—	—	11,100
Loss on change in fair value of preferred stock warrant liability	—	—	970
Gain on change in fair value of preferred stock rights liability	—	—	(2,765)
Loss on extinguishment of notes payable	—	—	13,285
Other non-cash expenses	9	10	178
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	53	98	(317)
Other assets	—	—	(60)
Accounts payable	149	(506)	699
Accrued expenses and other current liabilities	(171)	(963)	1,019
Long-term liabilities	(58)	(68)	353

Net cash used for operating activities	(10,586)	(10,829)	(155,559)

Cash Flows from Investing Activities:
Purchases of property and equipment	(522)	(338)	(9,347)
Sales of property and equipment	—	—	167
Purchases of investments	—	—	(26,593)
Maturities of investments	3,235	747	25,848

Net cash provided by (used for) investing activities	2,713	409	(9,925)

Cash Flows from Financing Activities:
Proceeds from issuances of convertible preferred stock, net of costs	—	—	68,917
Proceeds from issuances of common stock	19	170	85,489
Initial public offering costs	—	—	(8,068)
Proceeds from exercises of warrants	—	—	263
Repurchases of stock	—	—	(638)
Proceeds from issuances of notes payable	—	—	28,600
Repayments of notes payable	—	—	(100)

Net cash provided by financing activities	19	170	174,463

Net increase (decrease) in cash and cash equivalents	(7,854)	(10,250)	8,979
Cash and cash equivalents at beginning of period	38,876	19,229	—

Cash and cash equivalents at the end of period	$31,022	$8,979	$8,979

Supplemental Cash and Non-Cash information
Cash paid for interest	$—	$—	$126
Non-cash conversions of notes payable, accrued interest, note premiums and discounts, preferred stock, non-voting common stock, preferred warrants, and common warrants upon initial public offering in December 2010	$—	$—	$120,349

Property and equipment purchases in accounts payable at end of period	$430	$3	$3

The accompanying notes are an integral part of these financial statements

REVA Medical, Inc.

(a development stage company)

Notes to Consolidated Financial Statements

(Unaudited)

1.  Background, Basis of Presentation, and Going Concern

Background:  REVA Medical, Inc. (“REVA” or the “Company”) was incorporated in California in 1998 under the name MD3, Inc. In March 2002, we changed our name to REVA Medical, Inc. In October 2010, we reincorporated in Delaware. We established a non-operating wholly owned subsidiary, REVA Germany GmbH, in 2007. In these notes the terms “us,” “we,” or “our” refer to REVA and our consolidated subsidiary unless context dictates otherwise.

In December 2010, we completed an initial public offering (the “IPO”) of our common stock in Australia. We issued 7,727,273 shares of common stock for gross proceeds of $84.3 million. Our stock is traded in the form of CHESS Depository Interests (“CDIs”) on the Australian Securities Exchange; each share of our common stock is equivalent to ten CDIs. Our trading symbol is “RVA.AX.”

We are currently developing and testing a bioresorbable stent to treat vascular disease in humans. We do not yet have a product available for sale; our product(s) will become available following completion of required clinical studies with acceptable data and when, and if, we receive regulatory approval. We initiated the first human clinical trial of our bioresorbable stent during 2007, enrolled 26 patients in a second clinical trial between December 2011 and July 2012, and enrolled 112 patients in a third trial between March 2013 and January 2014.

During the first quarter of 2014, we announced our plans to focus on a stent with a unibody design that is made from our proprietary bioresorbable polymer. Our development and testing are progressing as planned and we anticipate initiating a clinical trial with this new stent by the end of 2014. Concurrent with the first quarter announcement, we made an approximate 45 percent reduction in headcount on March 26, 2014 and reduced other overhead costs. The offers of severance we made in connection with the reductions approximated $415,000 including related payroll taxes, of which $237,000 was recorded as research and development and $178,000 as general and administrative expense as of March 31, 2014. The payouts of severances were made during the second quarter of 2014. We did not incur any other expenses in connection with the change in development focus and headcount reductions.

Basis of Presentation:  We have prepared the accompanying consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”) for reporting of interim financial information and, therefore, certain information and footnote disclosures normally included in annual financial statements have been omitted. Accordingly, these interim financial statements should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in this report and with the audited financial statements and accompanying footnotes included in our Annual Report on Form 10-K for the year ended December 31, 2013.

Our consolidated financial statements include the accounts of REVA and our wholly owned subsidiary. All intercompany transactions and balances, if any, have been eliminated in consolidation. The consolidated balance sheet as of June 30, 2014, the consolidated statements of operations and comprehensive loss and of cash flows for the three and six months ended June 30, 2013 and 2014 and the period from June 3, 1998 (inception) through June 30, 2014 are unaudited. The interim financial statements have been prepared on the same basis as our annual financial statements and, in our opinion, all adjustments, consisting only of normal recurring accruals, considered necessary for a fair statement of the results of these interim periods have been included. The results of operations for the six months ended June 30, 2014 are not necessarily indicative of the results to be expected for the year ending December 31, 2014 or for any other interim period.

Development Stage:  We are considered a “development stage” enterprise, as we have not yet generated revenue from the sale of products. Although we have been researching and developing new technologies and product applications and are conducting clinical trials of our bioresorbable stents, we do not anticipate having a product available for sale until we receive regulatory approval to commercialize in Europe (“CE Marking”) or other regulatory approval, which we expect will be mid-2016 at the earliest. Until revenue is generated from a saleable product, we expect to continue to incur substantial operating losses and experience significant net cash outflows.

REVA Medical, Inc.

(a development stage company)

Notes to Consolidated Financial Statements

(Unaudited)

1.  Background, Basis of Presentation, and Going Concern (continued)

Capital Resources:  We had cash and investments totaling $9,724,000 as of June 30, 2014, which we believe will be sufficient to fund our operating and capital needs into the first quarter of 2015. We intend to raise additional capital in 2014 through equity or debt financings. There can be no assurance that we will be successful in raising additional capital or that such capital, if available, will be on terms that are acceptable to us. If we are unable to raise sufficient additional capital, we may be compelled to further reduce the scope of our operations and planned capital expenditures or sell certain assets, including our intellectual property assets.

Going Concern:  The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Given our current cash and investment balances and our planned operating activities, our recurring losses and negative cash flows from operating activities raise substantial doubt about our ability to continue as a going concern. Even if we are able to raise additional capital, we may never become profitable, or if we do attain profitable operations, we may not be able to sustain profitability and positive cash flows on a recurring basis.

Use of Estimates:  In order to prepare our financial statements in conformity with GAAP, we are required to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Our most significant estimates relate to operating expense accruals, including preclinical and clinical expenses, and stock-based compensation. Actual results could differ from our estimates.

Reclassifications:  Certain prior year amounts within the consolidated statements of cash flows have been reclassified to conform to the current year presentation. These reclassifications had no impact on the net decreases in cash and cash equivalents as previously reported.

Recent Accounting Pronouncements:  Effective January 1, 2014, we adopted Accounting Standards Update No. 2013-11 (“ASU 2013-11”), Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. ASU 2013-11 provides explicit guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The adoption of ASU 2013-11 did not have an effect on our financial position, results of operations, or related financial statement disclosures.

In April 2014 ASU 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, was issued and in June 2014 ASU 2014-10, Development Stage Entities:  Elimination of Certain Financial Reporting Requirements” was issued. ASU 2014-08 raises the threshold for a disposal to qualify as a discontinued operation and requires new disclosures for certain other disposals that do not meet the definition of a discontinued operation. ASU 2014-10 removes financial reporting distinction between development stage entities and other reporting entities. Both these ASUs are effective for REVA beginning January 1, 2015; we do not expect their implementations to have an effect on our financial position or results of operations, but do expect that upon implementation of ASU 2014-10 we will no longer provide “inception to date” disclosures in our financial statements and the related notes thereto.

2.  Balance Sheet Details

Investments:  We invest excess cash in high-quality marketable securities. Our investments are classified as either short- or long-term based on their maturity dates; investments with a maturity of less than one year are classified as short-term and all others are classified as long-term. We have categorized the investments as “held-to-maturity” based on our intent and ability to hold to maturity. Our investments are stated at cost; their fair value is determined each reporting period through quoted market prices of similar instruments in active markets, which is a Level 2 category in the fair value hierarchy according to GAAP. During the reporting period there were no declines in fair value that were deemed to be other than temporary and no transfers between hierarchy levels.

REVA Medical, Inc.

(a development stage company)

Notes to Consolidated Financial Statements

(Unaudited)

2.  Balance Sheet Details (continued)

Investments (continued):  Our marketable security investment balances, consisting only of time deposits, are as follows:

	Cost	Gross Unrealized Losses	Fair Value
		(in thousands)
As of December 31, 2013:
Time deposits due in one year or less	$1,492	$(4)	$1,488

As of June 30, 2014:
Time deposits due in one year or less	$745	$—	$745

Property and Equipment and Accrued Expenses:  Components of our property and equipment and accrued expenses and other current liabilities are as follows:

	December 31,	June 30,
	2013	2014
	(in thousands)
Property and equipment:
Furniture, office equipment, and software	$656	$666
Laboratory equipment	4,896	4,992
Leasehold improvements	2,305	2,344

	7,857	8,002
Accumulated depreciation and amortization	(4,268)	(4,792)

	$3,589	$3,210

Accrued expenses and other current liabilities:
Accrued salaries and other employee costs	$1,371	$316
Accrued operating expenses	560	701
Accrued use taxes and other	149	110

	$2,080	$1,127

3.  Income Taxes

We have reported net losses for all periods through June 30, 2014; therefore, no provision for income taxes has been recorded since our inception. The net operating loss carryforwards arising from our net losses may be available to offset future taxable income for income tax purposes; however, under Internal Revenue Code (“IRC”) Sections 382 and 383, use of the net operating loss carryforwards, as well as our research tax credit carryforwards, may be limited based on cumulative changes in ownership. We have established a valuation allowance against our net deferred tax assets due to the uncertainty surrounding the realization of those assets and we, therefore, have no deferred asset or liability balance for any reporting period. We periodically evaluate the recoverability of the deferred tax assets and, when it is determined that it is more-likely-than-not that the deferred tax assets are realizable, the valuation allowance will be reduced. Due to our valuation allowance, future changes in our unrecognized tax benefits will not impact our effective tax rate.

REVA Medical, Inc.

(a development stage company)

Notes to Consolidated Financial Statements

(Unaudited)

4.   Stock-Based Compensation

The Plan: Our 2010 Equity Incentive Plan, as amended, was a follow-on to our 2001 Stock Option/Stock Issuance Plan and the two plans are collectively referred to as the “Plan.” The Plan provides for restricted stock awards as well as for grants of incentive and non-qualified stock options for purchase of our common stock at a price per share equal to the closing market price on the date of grant. The number of shares reserved for issuance under the Plan may be increased annually by up to three percent of the outstanding stock of the Company and on January 1, 2014, an additional 998,101 shares were reserved for issuance under the Plan. An aggregate of 7,351,835 shares are reserved for issuance under the Plan as of June 30, 2014. The term of options granted under the Plan may not exceed ten years. Options granted prior to 2010 generally vested over five years, with 20 percent vesting on each annual anniversary of the vesting commencement date. Beginning in 2010, a majority of the options granted vest over four years, with 25 percent vesting on the one-year anniversary of the vesting commencement date and 75 percent in equal monthly installments thereafter. A total of 75,000 options granted in May 2014 provide for vesting over a one-year period, with 25 percent vesting on each three-month anniversary from date of grant. All vesting is subject to continued service to the Company. All of our stock options are exercisable at any time but, if exercised, are subject to a lapsing right of repurchase by us until fully vested, at the exercise price.

Option activity under the Plan is as follows:

		Weighted
		Average
	Options	Exercise
	Outstanding	Price

Balance at December 31, 2012	3,550,000	$7.30
Granted	589,500	$5.36
Cancelled	(42,500)	$2.00
Exercised	(50,350)	$0.61

Balance at December 31, 2013	4,046,650	$7.15
Granted	637,000	$3.53
Cancelled	(48,531)	$5.84
Exercised	(189,150)	$0.90

Balance at June 30, 2014	4,445,969	$6.91

During July 2012, January 2013, and May 2013 we awarded 33,000 shares, 40,000 shares, and 47,500 shares, respectively, of restricted stock; 25 percent of each award vests on each annual anniversary date of the award.

No tax benefits arising from stock-based compensation have been recognized in the consolidated statements of operations and comprehensive loss through June 30, 2014.

Stock Options and Restricted Stock to Employees:  We account for option grants and restricted stock awards to employees based on their estimated fair values on the date of grant or award, with the resulting stock-based compensation recorded over the vesting period on a straight-line basis. We include non-employee directors as employees for this purpose. Stock-based compensation arising from employee options and awards under the Plan is as follows (dollars in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2014	2013	2014
Research and development	$266	$285	$534	$573
General and administrative	763	784	1,470	1,562

Total stock-based compensation	$1,029	$1,069	$2,004	$2,135

REVA Medical, Inc.

(a development stage company)

Notes to Consolidated Financial Statements

(Unaudited)

4.  Stock-Based Compensation (continued)

Stock Options and Restricted Stock to Employees (continued):  The fair values of options granted were estimated using the following weighted average assumptions:

	Six Months Ended
	June 30,
	2013	2014
Risk-free interest rate	1.38%	2.33%
Expected volatility of common stock	60.1%	59.3%
Expected life — years	6.25	6.14
Dividend yield	0.0%	0.0%

The assumed risk-free interest rate was based on the implied yield on a U.S. Treasury zero-coupon issue with a remaining term equal to the expected life of the option. The assumed volatility was calculated from the historical market prices of a selected group of publicly traded companies considered to be our peers; we use peer group data due to the fact that we have limited historical trading data. The expected option life was calculated using the simplified method under the accounting standard for stock compensation and a ten-year option expiration; we use the simplified method because we do not yet have adequate history as a public company to establish a reasonable expected life. The expected dividend yield of zero reflects that we have not paid cash dividends since inception and do not intend to pay cash dividends in the foreseeable future. The options granted to employees during the six months ended June 30, 2014 had a weighted average grant date fair value of $1.98.

The fair value of our restricted stock awards is calculated using the closing market price on the date of award.

The aggregate intrinsic value of options exercised during the six months ended June 30, 2013 and 2014 was $142,000 and $557,000, respectively.

Stock Options to Consultants:  We account for stock options granted to consultants at their fair value. Under this method, the fair value is estimated at each reporting date during the vesting period using the Black-Scholes option-pricing model. The resulting stock-based compensation expense, or income if the fair value declines in a reporting period, is recorded over the consultant’s service period. Options to purchase 110,000 shares of common stock were granted to consultants during the six months ended June 30, 2014. No options were granted to consultants during the six months ended June 30, 2013. Stock-based compensation expense or (income) arising from consultant options granted under the Plan is as follows (dollars in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2014	2013	2014

Research and development	$(3)	$(6)	$4	$73
General and administrative	—	(20)	—	(24)

Total stock-based compensation	$(3)	$(26)	$4	$49

REVA Medical, Inc.

(a development stage company)

Notes to Consolidated Financial Statements

(Unaudited)

4.  Stock-Based Compensation (continued)

Stock Options to Consultants (continued):  The weighted-average fair value of unvested consultant options at June 30, 2013 and 2014 was estimated to be $4.05 and $0.58 per share, respectively, based on the following weighted-average assumptions:

	Six Months Ended
	June 30,
	2013	2014

Risk-free interest rate	1.96%	2.53%
Expected volatility of common stock	60.1%	59.1%
Expected life — years	6.21	9.20
Dividend yield	0.0%	0.0%

The assumed risk-free interest rate was based on the implied yield on a U.S. Treasury zero-coupon issue with a remaining term equal to the expected life of the option. The assumed volatility was calculated from the historical market prices of a selected group of publicly traded companies considered to be our peers; we use peer group data due to the fact that we have limited historical trading data. The expected option life is the remaining term of the option. The expected dividend yield of zero reflects that we have not paid cash dividends since inception and do not intend to pay cash dividends in the foreseeable future.

5.  Commitments and Contingencies

We have licensed certain patents and other intellectual property rights related to the composition and coating of our bioresorbable stent and our other biomaterial products. Terms of these licenses include provisions for royalty payments on any future sales of products, if any, utilizing this technology, with provisions for minimum royalties once product sales begin. The amount of royalties varies depending upon type of product, use of product, stage of product, location of sale, and ultimate sales volume, and ranges from a minimum of approximately $25 per unit to a maximum of approximately $100 per unit sold, with license provisions for escalating minimum royalties that could be as high as $2.2 million per year. Additionally, in the event we sublicense the technology and receive certain milestone payments, the licenses require that up to 40 percent of the milestone amount be paid to the licensors. Additional terms of the technology licenses include annual licensing payments of $175,000 until the underlying technology has been commercialized; the $175,000 for 2014 was paid and recorded to research and development expense during the first quarter of 2014. Terms of the licenses also include other payments to occur during commercialization that could total $950,000, payment of $350,000 upon a change in control of ownership, payments of up to $300,000 annually to extend filing periods related to certain technology, and payment of patent filing, maintenance, and defense fees. The license terms remain in effect until the last patent expires.

6.  Net Loss Per Common Share

Basic net loss per common share is calculated by dividing the net loss attributable to common stockholders by the weighted average number of common shares outstanding for the period, without consideration for common stock equivalents. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted average number of common share equivalents outstanding for the period determined using the treasury-stock method and the if-converted method, as applicable. For purpose of this calculation, common stock options and restricted stock subject to forfeiture are considered to be common stock equivalents and are included in the calculation of diluted net loss per share only when their effect is dilutive. For the six months ended June 30, 2013 and 2014, common stock options totaling 3,801,198 and 4,372,103 shares, respectively, and restricted stock subject to forfeiture totaling 79,450 and 100,803 shares, respectively, were excluded from the computation of diluted net loss per share because including them would have been antidilutive.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our unaudited consolidated financial statements and related notes thereto included in this Quarterly Report on Form 10-Q and with our consolidated financial statements and the related notes thereto that are contained in our Annual Report on Form 10-K for the year ended December 31, 2013. In addition to historical information, the following discussion and analysis includes forward-looking statements that involve risks, uncertainties, and assumptions. Forward-looking statements are all statements other than statements of historical facts, such as those statements regarding the projected timing and plans to complete development and testing and  clinical and regulatory evaluations, projected timing of our receipt of regulatory approvals and commencement of commercial sales, projected timing and plans to develop pipeline products, anticipated future net losses from operations, projected timing and objectives for future financing transactions, and anticipated cash and capital requirements.

We caution readers that forward-looking statements are not guarantees of future performance and actual results and the timing of events could differ materially from those anticipated by these forward-looking statements as a result of many factors, including those discussed under “Risk Factors” in our Form 10-K for the year ended December 31, 2013. Investors are cautioned that many of the assumptions on which our forward-looking statements are based are likely to change after our forward-looking statements are made. Further, we may make changes to our business plans that could or will affect our results. We caution investors that we do not intend to update our forward-looking statements more frequently than quarterly notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes, and we undertake no obligation to update any forward-looking statements.

Overview

We are a development stage medical device company working toward commercialization of our proprietary technologies to provide minimally invasive medical devices for treatment of conditions in the human body. Since the inception of our company in 1998, our efforts have been concentrated on the development of a stent for use in coronary applications. We currently are in the later stages of developing and clinically testing bioresorbable drug-eluting coronary stents. We refer to bioresorbable stents as “scaffolds” because they are not permanent devices like metal stents. In a clinical use, a scaffold is implanted by an interventional cardiologist during a minimally invasive surgery to a coronary artery location with a delivery catheter system. Our scaffolds are designed to offer full x-ray visibility, clinically relevant sizing, and a controlled and safe resorption rate.

Our stent products have not yet been approved for sale and will require extensive clinical testing and regulatory approval before they can be sold and generate any revenue. In 2007, we enrolled patients in a small clinical study that proved the viability of our stent technology while confirming the areas needing further development. We have been developing and advancing our technology in both its design and polymer composition since that study and have undertaken significant laboratory and preclinical testing that has shown the technology to be safe and effective across various models. Between December 2011 and July 2012, we enrolled 26 patients in Brazil and Europe in a clinical study of our ReZolve scaffold to evaluate its safety and performance; primary evaluations occurred at one, six, and 12 months following implant and we will follow the patients for a total of five years. Between March 2013 and January 2014, we enrolled 112 patients in Australia, Brazil, Europe, and New Zealand in a clinical study of our ReZolve2 scaffold; primary patient evaluations are occurring at one, six, nine, and/or 12 months following implant and we will follow these patients for a total of five years.

While we have ongoing clinical studies with our ReZolve family of scaffolds, we have continued to develop our “next” generation scaffolds. In March 2014 we announced that our efforts for the remainder of 2014 would be focused on our FantomTM scaffold, including developing, testing, and preparing it for human clinical studies. Fantom combines our proprietary polymer with a unibody design to produce a bioresorbable scaffold that will have the benefits of a metal stent, but that will be metabolized and completely cleared from the body over time. Fantom continues all the desired features of ReZolve, including radiopacity, drug-elution, and standard resorption, but is made from a modified polymer formulation, does not employ the Company’s proprietary slide and lock design, and results in a more streamlined manufacturing process. We currently plan to initiate a clinical study with Fantom in late 2014. We will enroll up to 125 patients in Brazil and Europe in the study, plan primary evaluations to occur at one and six months following implant, and will follow the patients for a total of five years. Following receipt of data from the primary evaluations, we plan to apply for regulatory approval to commercialize Fantom in Europe (or “CE Marking”), which we expect will be mid-2016. Concurrent with our decision in March 2014 to focus on Fantom and its eventual commercialization, we decided to forego commercialization efforts with our ReZolve family of scaffolds and ceased all work related to them, other than planned clinical follow-ups to the five-year timepoint.

Concurrent with, and as a result of, our announcement to focus on Fantom, we made an approximate 45 percent reduction in headcount and reduced other overhead costs. As of March 31, 2014, we had 47 continuing employees and as of June 30, 2014 we had 46 employees, a significant number of whom are degreed professionals and six of whom are PhDs. We leverage our internal expertise with contract research and preclinical laboratories, catheter manufacturing, and other outside services as needed.

In order to produce quantities of our scaffolds large enough to accommodate commercial needs, when, and if, that time arrives, we will need to scale-up our manufacturing processes and expand our capabilities to allow for such things as additional scaffold sizes. Additionally, we will need to develop and establish a sales and distribution network to facilitate sales of our scaffold. We have developed strategies and detailed plans for commercial manufacturing and for sales and marketing and will implement such plans as we approach our application for CE Marking.

We perform all of our research and development activities from our location in San Diego, California. We have three clean rooms and multiple engineering and chemistry labs at our facility, which is also our corporate and administrative office. We are ISO certified to the medical device standard 13485:2012 and intend to maintain the certification to support our commercialization plans. We have invented, co-invented, and in-licensed a portfolio of proprietary technologies. Our design-related technologies have been invented by our employees and consultants and our materials-related technologies have been either invented by our employees or licensed from, or co-invented with, Rutgers, The State University of New Jersey. We consider our patent portfolio to be significant and have invested considerable time and funds to develop and maintain it. We intend to continue to maintain and add to our patent portfolio.

We have not yet developed a product to a saleable stage and we have not, therefore, generated any product or other revenues. Our development efforts have been funded with a variety of capital received from angel investors, venture capitalists, strategic partners, hedge funds, and the proceeds from our IPO completed in December 2010. Since our inception, we have received approximately $154.0 million in equity proceeds and $28.5 million from issuance of notes payable (such notes payable were converted to common stock upon our IPO in December 2010). As of June 30, 2014, we had approximately $9.7 million in cash and investments available for operations. We have incurred substantial losses since our inception; as of June 30, 2014, we had accumulated a deficit of approximately $213.6 million. We believe our existing cash and investments at June 30, 2014 will be sufficient to meet our anticipated cash requirements into the first quarter of 2015, but not beyond.

The above circumstances raise substantial doubt about our ability to continue as a going concern. We are placing significant effort into completing a financing during 2014 that would provide adequate capital resources to allow us to obtain data from our clinical trials and apply for the CE Marking. There can be no assurance that we will be successful in raising additional capital or that such capital, if available, will be on terms that are acceptable to us. If we are unable to raise sufficient additional capital, we may be compelled to further reduce the scope of our operations and planned capital expenditures or sell certain assets, including intellectual property assets.

We expect our losses to continue for the next several years as we continue our development work, clinical studies, and preparations for commercialization and, if these efforts are successful and we are able to obtain approval to sell our products, we expect to commence product sales thereafter. In order to successfully transition to profitable operations, we will need to achieve a level of revenues and product margins to support the Company’s cost structure. Until such time as we generate positive cash flow, we plan to continue to fund our losses from operations and capital needs by utilizing our current cash and investments and by raising additional capital through equity or debt financings.

Our company was founded in California in June 1998 and named MD3, Inc. We changed our name to REVA Medical, Inc. in March 2002. We reincorporated from the State of California to the State of Delaware in October 2010; as a result, the rights of our stockholders are governed by the Delaware General Corporation Law. We formed a wholly owned subsidiary in Germany in 2007 to facilitate our clinical trials and our planned commercialization of products; we have not used this subsidiary yet for any operating activities.

Key Components of our Results of Operations

Since we are still in a pre-revenue stage and our activities are focused on further developing and testing our bioresorbable coronary scaffolds with the goal of commercially selling them, as well as performing ongoing research and tests to determine the feasibility of other product possibilities and other related development activities, our operating results primarily consist of research and development expenses and general and administrative expenses.

Research and Development Expenses:  Our research and development expenses arise from a combination of internal and external costs. Our internal costs primarily consist of employee salaries and benefits, facility and other overhead expenses, and engineering and other supplies that we use in our labs for prototyping, testing, and producing our stents and other product possibilities. Our external costs primarily consist of contract research, engineering and polymer consulting, polymer lasing costs, catheter system and anti-restenotic drug purchases, preclinical and clinical study expenses, and license fees paid for the technology underlying our polymer materials. All research and development costs are expensed when incurred. Through June 30, 2014, we have incurred approximately $130.6 million in research and development expenses since our inception, which represents approximately 73 percent of our cumulative operating expenses.

The level of our research and development activities increased in 2013 and the first quarter of 2014 as we initiated and completed enrollment in our ReZolve2 human clinical study, developed commercialization plans for ReZolve2 and began initial scale-up activities, and began development of our Fantom scaffolds. Following our announcement in March 2014 to move forward with only the Fantom program, which resulted in a reduction in research and development personnel of approximately 46 percent at the end of our first fiscal quarter, our research and development expenses decreased in the second quarter of 2014. We expect these expenses to remain at a comparatively decreased level through the third quarter, then to increase in the fourth quarter of 2014 and in 2015 as we enroll patients on our next clinical study and prepare for commercialization of Fantom. We currently plan to initiate a clinical study with Fantom in late 2014 and anticipate a majority of the study to be enrolled by mid-2015.

General and Administrative Expenses:  Our general and administrative expenses consist primarily of salaries and benefits for our executive officers and administrative staff, corporate office and other overhead expenses, legal expenses including patent filing and maintenance costs, audit and tax fees, investor relations and other public company costs, travel expenses, and the costs of our International Managing Director who began providing full-time services in July 2013 related to planning the sales and marketing launch of our products. Although our patent portfolio is one of our most valuable assets, we record legal costs related to patent development, filing, and maintenance as expense when the costs are incurred since the underlying technology associated with these assets is purchased or incurred in connection with our research and development efforts and the future realizable value cannot be determined. Through June 30, 2014, we have incurred approximately $48.9 million in general and administrative expenses since our inception, which represents approximately 27 percent of our cumulative operating expenses. We anticipate that we will continue to invest in patents at similar levels as we have in the past. Following our announcement in March 2014 to focus on Fantom, which included a reduction of general and administrative personnel of approximately 44 percent, our general and administrative expenses decreased in the second quarter, as compared to the first quarter of 2014, and we expect this comparative decrease to continue for the remainder of 2014. We expect to expand our corporate infrastructure in 2015 to prepare for commercial sales of our products, which will increase our selling, marketing, general and administrative expenses accordingly.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of our financial statements and related disclosures requires us to make estimates, assumptions, and judgments that affect the reported amounts of assets, liabilities, stockholders’ equity, and expenses and the presentation and disclosures related to those items. We base our estimates and assumptions on historical experience and other factors that we believe to be reasonable under the circumstances. We evaluate our estimates and assumptions on an ongoing basis; changes in our estimates and assumptions are reasonably likely to occur from period to period. Additionally, actual results could differ significantly from the estimates we make. To the extent there are material changes in our estimates or material differences between our estimates and our actual results, our future financial statement presentation, financial condition, results of operations, and cash flows will be affected.

While we have other key accounting policies that are less subjective and their application would not have a material impact on our reported results, we believe the following accounting policies involve a greater degree of judgment and complexity than our other accounting policies and, therefore, are the most critical to understanding and evaluating our consolidated financial condition and results of operations.

Preclinical and Clinical Study Costs:  We expense research and development costs as incurred. Our preclinical and clinical study costs are incurred on a contract basis and generally span several accounting periods. Our preclinical studies generally range from 30 days to six months, with certain studies lasting up to six years. The majority of expenses for our preclinical studies occur upon study initiation, with maintenance, interim evaluation, post-mortem, and pathological analysis expenses occurring during the remainder of the study. Our clinical studies call for patient follow-up during a five-year period.

Preclinical and Clinical Study Costs (continued):  A majority of expenses associated with our clinical studies occur upon patient enrollment and the primary measurement point (generally a 6-month to one-year follow-up that includes imaging); unless there is a medical complication, immaterial expenses will also occur upon other periodic follow-up procedures. We record costs incurred under these preclinical and clinical study contracts as the work occurs and make payments according to contractual terms. Until a contract is completed, we estimate the amount of work performed and accrue for estimated costs that have been incurred but not paid. As actual costs become known, we adjust our accruals. We expect our preclinical study activity to increase in the second half of 2014, as compared to the first half, and expect our clinical expense to increase when we begin enrolling patients in the Fantom clinical study. We expect to make estimates as to the work performed throughout the terms of these studies. As these costs increase, if our estimates are inaccurate, possible material changes to our accruals could be required, which could materially affect our results of operations within any fiscal period. To date, there have been no material changes in our preclinical and clinical study expense estimates, including our estimates for accrued clinical costs.

Stock-Based Compensation:  We recognize stock-based compensation expense in connection with stock option grants to employees, directors, and consultants and restricted stock awards to employees. For grants and awards to employees and directors, we determine the amount of compensation expense by estimating the fair value of the option or stock on the date of grant or award, and then amortize that fair value on a straight-line basis over the period the recipient provides service, which generally is four or five years, and record the expense as either research and development expense or general and administrative expense based on the recipient’s work classification. We estimate the fair value by using the Black-Scholes option pricing model. For the model inputs, we use the fair value of the underlying common stock, a risk-free interest rate that corresponds to the expected life of the option, an expected option life of 5.5 to 6.25 years, and an estimate of volatility based on the market trading prices of comparative peer companies. Additionally, we reduce the amount of recorded compensation expense to allow for potential forfeitures of the options; the forfeiture rate is based on our actual historical forfeitures and has ranged from approximately 2.4 percent to 5.3 percent. For options granted to consultants, we estimate the fair value at the date of grant and at each subsequent accounting date and record compensation expense based on the fair value during the service period of the consultant, which is generally a four- or five-year vesting period. We estimate the fair value by using the Black-Scholes option pricing model with the same approach to inputs and assumptions as we use to estimate the fair value of options granted to employees, except we use the remaining term as the expected life of the option. As a result of our use of estimates, if factors change and we use different assumptions, the amount of our stock-based compensation expense could be materially different in the future. We expect to continue granting options at levels similar to that in 2013 and the first half of 2014. While we awarded restricted stock in 2012 and 2013, we have not awarded any in 2014 and do not plan to do so for the remainder of the year. Accordingly, we do not expect a significant change in the amount of our stock-based compensation.

Results of Operations

During 2013, our operating activities focused on testing, preparing, and enrolling patients with our ReZolve2 scaffold. During the first quarter of 2014, our activities primarily related to validation of the ReZolve2 scaffold and initial development of our Fantom scaffolds. During the second quarter of 2014, our activities primarily related to development and testing of Fantom and ReZolve2 clinical study patient follow-up. Additionally, in 2013 we developed our ReZolve2 commercialization plan and initiated production scale-up, including testing of advanced polymers, designs, and delivery systems. In late March 2014 we announced that our efforts for the remainder of 2014 would be focused on our Fantom program and, in connection with that announcement, we made an approximate 45 percent reduction in headcount on March 26, 2014.

Following are discussions of our 2014 operating results as compared to our 2013 operating results for our second quarter and six-month periods.

Comparison of the Three Months Ended June 30, 2013 and June 30, 2014

Our operating results for the three-month periods indicated are as follows (dollars in thousands):

	Three Months Ended
	June 30,		Change
	2013	2014	$	%

Research and development expense	$4,582	$2,973	$(1,609)	(35)%
General and administrative expense	$2,084	$1,859	$(225)	(11)%
Interest income	$7	$2	$(5)	(71)%
Other income (expense)	$12	$(3)	$(15)	>(100)%

Comparison of the Three Months Ended June 30, 2013 and June 30, 2014 (continued)

Research and development expense decreased $1,609,000, or 35 percent, for the three months ended June 30, 2014 compared to the three months ended June 30, 2013, primarily as a result of our change in product development from ReZolve2 to Fantom in late March 2014 and the completion of patient enrollment in the ReZolve2 clinical study in January 2014. Personnel costs decreased $547,000 in the second quarter of 2014 as compared to the second quarter of 2013 primarily as a result of the reduction in headcount on March 26, 2014. Direct materials, including purchased catheters and polymer lasing costs, decreased $425,000 and engineering consulting costs decreased $236,000 as a result of our change from ReZolve2 clinical and commercialization activities to Fantom development activities in late March 2014. Preclinical costs decreased $259,000 as we worked to complete ReZolve2 studies during the first quarter of 2014 and did not initiate a similar number of new studies during the second quarter of 2014. Clinical costs decreased $151,000 since there were no new enrollments of clinical patients in the second quarter of 2014. Depreciation expense increased $54,000 primarily due to the addition of lab space and production equipment in 2013. The remainder of the change in research and development expense between periods is due to other individually immaterial items.

General and administrative expense decreased $225,000, or 11 percent, for the three months ended June 30, 2014 compared to the three months ended June 30, 2013, primarily as a result of our reduction in headcount on March 26, 2014. Salary expenses decreased $146,000 in the second quarter of 2014 as compared to the second quarter of 2013. Travel and entertainment expenses decreased $120,000 from a combination of the headcount reduction and reduced clinical travel following completion of patient enrollments in the ReZolve2 study. Audit and tax fees decreased by $50,000 primarily due to non-recurring tax work performed in 2013 that was not repeated in 2014. Increases included $48,000 in trade show costs, $33,000 in legal fees, and $29,000 related to our International Managing Director who was hired May 1, 2013. The remainder of the change in general and administrative expenses between periods resulted from other individually immaterial items.

Interest income decreased $5,000 for the three months ended June 30, 2014 compared to the three months ended June 30, 2013 primarily as a result of lower cash and investable balances on which interest is earned.

Our other income and expense primarily arises from foreign currency exchange rate fluctuations following purchases of goods or services from foreign suppliers and is immaterial.

Comparison of the Six Months Ended June 30, 2013 and June 30, 2014

Our operating results for the six-month periods indicated are as follows (dollars in thousands):

	Six Months Ended
	June 30,		Change
	2013	2014	$	%

Research and development expense	$8,779	$7,852	$(927)	(11)%
General and administrative expense	$4,230	$4,252	$22	1%
Interest income	$19	$5	$(14)	(74)%
Other income (expense)	$12	$(10)	$(22)	>(100)%

Research and development expense decreased $927,000, or 11 percent, for the six months ended June 30, 2014 compared to the six months ended June 30, 2013, primarily as a result of our change in product development from ReZolve2 to Fantom in late March 2014, the related reduction in headcount on March 26, 2014, and the completion of patient enrollment in the ReZolve2 clinical study in January 2014. A majority of the six-month decrease occurred in the second quarter. We recorded $237,000 for severance benefits and related payroll taxes during the first quarter of 2014 as a result of the headcount reduction. Direct materials, including purchased catheters and polymer lasing costs, decreased $418,000 and engineering consulting costs decreased $319,000 in the first half of 2014 as compared to the first half of 2013 primarily as a result of our change in our scaffold programs. During 2013 and the first quarter of 2014 our costs arose from ReZolve2 clinical and commercialization preparation activities and in the second quarter they arose primarily from Fantom development activities, including polymer formulation, process development, and bench testing. Personnel costs decreased $466,000 due to the headcount reduction in March 2014, while stock compensation costs increased $108,000 primarily due to stock options granted to technical consultants in the first quarter of 2014. Clinical costs decreased $177,000; we enrolled patients in the ReZolve2 clinical study from March 2013 to January 2014 and have not initiated any new clinical studies since then. Preclinical costs decreased $70,000 between years as a result of the timing of preclinical studies; ReZolve2 costs decreased as we moved to the clinical stage and Fantom preclinical studies have been minimal to-date. Depreciation expense increased $121,000 primarily due to the addition of lab space, production equipment, and a back-up generator in 2013. The remainder of the change between periods is due to other individually immaterial items.

Comparison of the Six Months Ended June 30, 2013 and June 30, 2014 (continued)

General and administrative expense increased $22,000, or one percent, for the six months ended June 30, 2014 compared to the six months ended June 30, 2013. Increases included $178,000 for severance benefits and payroll taxes upon the headcount reduction in March 2014, $139,000 in costs related to our International Managing Director who was hired May 1, 2013, $90,000 as a result of stock-based compensation programs, and $53,000 in trade show costs. Decreases included $159,000 in travel and entertainment, $59,000 in non-recurring ASX fees and investor relations advice, and $52,000 in audit and tax fees. The remainder of the change in general and administrative expenses between periods resulted from other individually immaterial items.

Interest income decreased $14,000 for the six months ended June 30, 2014 compared to the six months ended June 30, 2013 primarily as a result of lower cash and investable balances on which interest is earned.

Our other income and expense primarily arises from foreign currency exchange rate fluctuations following purchases of goods or services from foreign suppliers and is immaterial.

Liquidity and Capital Resources

Sources of Liquidity

We are considered a “development stage” enterprise since we have not yet generated revenues from the sale of products. Our development efforts have been funded with a variety of capital received from angel investors, venture capitalists, strategic partners, hedge funds, and our IPO that was completed in December 2010. Since our inception, we have received approximately $154.0 million in equity proceeds and $28.5 million from issuance of notes payable (such notes payable were converted to common stock upon our IPO in December 2010). As of June 30, 2014, we had approximately $9.7 million in cash and investments, which we believe will be sufficient to fund our operating and capital needs into the first quarter of 2015 but not beyond. We have incurred substantial losses since our inception; as of June 30, 2014, we had accumulated a deficit of approximately $213.6 million.

The above circumstances raise substantial doubt about our ability to continue as a going concern. We are placing significant effort into completing a financing during 2014 that would provide adequate capital resources to allow us to obtain data from our clinical trials and apply for the CE Marking. Our objective is to raise up to $25 million, to be funded in one or more financing transactions. There can be no assurance that we will be successful in raising additional capital or that such capital, if available, will be on terms that are acceptable to us. If we are unable to raise sufficient additional capital, we may be compelled to further reduce the scope of our operations and planned capital expenditures or sell certain assets, including intellectual property assets.

We expect our losses to continue for the next several years as we continue our development work, clinical studies, and preparations for commercialization and, if these efforts are successful and we are able to obtain approval to sell our products, we expect to commence product sales thereafter. In order to successfully transition to profitable operations, we will need to achieve a level of revenues and product margins to support the Company’s cost structure. Until such time as we generate positive cash flow, we plan to continue to fund our losses from operations and capital needs by utilizing our current cash and investments and by raising additional capital through equity or debt financings.

Cash Flows

Our cash flows for the periods indicated are as follows (dollars in thousands):

	Six Months Ended
	June 30,
	2013	2014

Net cash used for operating activities	$(10,586)	$(10,829)
Net cash provided by investing activities	2,713	409
Net cash provided by financing activities	19	170

Net decrease in cash and cash equivalents	$(7,854)	$(10,250)

Net Cash Flow from Operating Activities

Net cash used for operating activities during the first six months of 2013 primarily comprises the net loss of $12,978,000. A total of $27,000 was due to the net changes in operating assets and liabilities. Non-cash expenses included $401,000 of depreciation and amortization and $2,008,000 of stock-based compensation.

Net cash used for operating activities during the first six months of 2014 primarily comprises the net loss of $12,109,000. A total of $1,439,000 was due to the net changes in operating assets and liabilities. Non-cash expenses included $525,000 of depreciation and amortization and $2,184,000 of stock-based compensation.

Net Cash Flow from Investing Activities

Net cash used in investing activities during the first six months of 2013 consisted of $3,235,000 in receipts upon the maturity of short-term investments, offset by $522,000 in purchases of lab and other equipment and leasehold improvements.

Net cash used in investing activities during the first six months of 2014 consisted of $747,000 in receipts upon the maturity of short-term investments, offset by $338,000 in purchases of lab and other equipment and leasehold improvements.

Net Cash Flow from Financing Activities

Cash provided by financing activities during the first six months of 2013 and 2014 resulted solely from issuances of common stock upon the exercise of employee stock options.

Operating Capital and Capital Expenditure Requirements

To date, we have not commercialized any products. We do not anticipate generating any revenue unless and until we successfully receive CE Marking or other regulatory approval for and begin selling, or licensing, one of our products. We anticipate that we will continue to incur substantial net losses until at least through 2015 as we continue our development work, conduct and complete preclinical and clinical trials, expand our corporate infrastructure, and prepare for the potential commercial launch of our products.

We believe our existing cash and investments at June 30, 2014 will be sufficient to meet our anticipated cash requirements into the first quarter of 2015, but not beyond.

As described above, we are placing significant effort into completing a financing during 2014 that would provide adequate capital to allow us to obtain data from our clinical trials and apply for a CE Mark on our Fantom scaffold. There can be no assurance we will be successful in raising additional capital or that such capital, if available, will be on terms that are acceptable to us. If we are unable to raise sufficient additional capital, we may be compelled to further reduce the scope of our operations and planned capital expenditures or sell certain assets, including intellectual property assets. The sale of additional equity and debt securities may result in additional dilution to our stockholders. If we raise additional funds through the issuance of debt securities, these securities could have rights senior to those of our common stock and could contain covenants that would restrict our operations. We may require additional capital beyond our currently forecasted amounts. For example, we will need to raise additional funds in order to build a sales force and commercialize our products. Any such additional capital, if and when needed, may not be available on reasonable terms, if at all. If we are unable to obtain additional financing, we may be required to reduce the scope of, delay, or eliminate some or all of our planned clinical trials, research, development, and commercialization activities, which could materially harm our business.

Our forecasts for the period of time through which our financial resources will be adequate to support our operations and the costs to complete development of products are forward-looking statements and involve risks and uncertainties, and actual results could vary materially and negatively as a result of a number of factors. We have based our estimates on assumptions that may prove to be wrong. Additionally, we could utilize our available capital resources sooner than we currently expect.

Operating Capital and Capital Expenditure Requirements (continued)

Because of the numerous risks and uncertainties associated with the development of medical devices, such as our Fantom scaffolds, we are unable to estimate the exact amounts of, or timing of, capital outlays and operating expenditures necessary to complete development, continue ongoing preclinical studies, conduct human clinical trials, and successfully deliver a commercial product to market. Our current financing efforts are based on current requirements; any future funding requirements will depend on many factors, including, but not limited to:

•            the time and effort it will take to successfully complete development and testing of our Fantom scaffold;

•            the scope, enrollment rate, and costs of the Fantom human clinical trials;

•            the time and effort it will take to identify, develop, and scale-up manufacturing processes;

•            the time and effort needed to develop and implement infrastructure to support commercial operations;

•            the cost to file and prosecute, as well as defend and enforce, our patents and intellectual property rights;

•            the scope of research and development for any of our other product opportunities;

•            the terms and timing of any collaborative, licensing, or other arrangements that we may establish;

•            the requirements, cost, and timing of regulatory approvals;

•            the cost and timing of establishing sales, marketing, and distribution capabilities;

•            the cost to establish clinical and commercial supplies of our products;

•            the availability of reimbursement or private pay (or other) options for commercial sales;

•            the amount of time needed to collect accounts receivables following sales; and,

•            the effect of competing technological and market developments.

Future capital requirements will also depend on the extent to which we acquire or invest in businesses, products, and technologies, although we currently have no plans or commitments relating to any of these types of transactions.

Contractual Obligations, Commitments, and Contingencies

The following table summarizes our outstanding contractual obligations as of June 30, 2014 (dollars in thousands):

	Payments Due by Period
	< 1 Year	1-3 Years	3-5 Years	Total

Operating lease obligations	$635	$1,355	$419	$2,409
Purchase obligations	143	23	—	166

Total contractual obligations	$778	$1,378	$419	$2,575

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

REVA

IMPORTANT SPECIAL MEETING INFORMATION

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Electronic Voting Instructions

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

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Special Meeting Proxy Card

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01WQMB 1 U PX + Special Meeting Proxy Card . + IMPORTANT SPECIAL MEETING INFORMATION A Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 3. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. For Against Abstain 1. For the purpose of ASX Listing Rule 7.1 and for all other purposes, to approve the issuance of 250 Convertible Notes with a face value of US$100,000 each to the Noteholders on the terms and conditions set forth in the Proxy Statement. 3. To approve an adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of Proposals 1 and 2. 2. For the purpose of ASX Listing Rule 7.1 and for all other purposes, to approve the issuance of 8,750,000 Options to purchase 8,750,000 shares of common stock to the Noteholders on the terms and conditions set forth in the Proxy Statement.  Admission Ticket qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on October 29, 2014. Vote by Internet • Go to www.envisionreports.com/RVA • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Notice of 2014 Special Meeting of Stockholders Proxy Solicited by Board of Directors for Special Meeting — 31 October 2014 Australian Eastern Daylight Time (which is October 30, 2014 U.S. Pacific Daylight Time) The 2014 Special Meeting (the “Special Meeting”) of Stockholders of REVA Medical, Inc. will be held on 31 October 2014, at 10:30 a.m., Australian Eastern Daylight Time (which is 4:30 p.m. on October 30, 2014 U.S. Pacific Daylight Time) at the AGL Theatre in the Museum of Sydney, located at the corner of Phillip and Bridge Streets, Sydney, NSW 2000, Australia for the items on the reverse side. Robert B. Stockman and Katrina L. Thompson, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of REVA Medical, Inc. to be held on 31 October 2014 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 1 – 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy — REVA Medical, Inc. 2014 Special Meeting Admission Ticket 2014 Special Meeting of REVA Medical, Inc. Stockholders 29 October 2014 at 10:30 am Australian Eastern Standard Time AGL Theatre in the Museum of Sydney Corner of Phillip and Bridge Streets Sydney, NSW 2000, Australia Upon arrival, please present this admission ticket and photo identification at the registration desk. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

SRN/HIN: I9999999999 Lodge your vote: By Mail: Computershare Investor Services Pty Limited GPO Box 242 Melbourne Victoria 3001 Australia Alternatively you can fax your form to (within Australia) 1800 783 447 (outside Australia) +61 3 9473 2555 For Intermediary Online subscribers only (custodians) www.intermediaryonline.com For all enquiries call: (within Australia) 1300 850 505 (outside Australia) +61 3 9415 4000 CDI Voting Instruction Form . PLEASE NOTE: For security reasons it is important that you keep your SRN/HIN confidential. . . For your vote to be effective it must be received by 10:30am (Australian Eastern Daylight Time) on Wednesday, 29 October 2014 How to Vote on Items of Business Ten (10) CHESS Depositary Interests (CDIs) are equivalent to one share of common stock in REVA Medical, Inc., so that every 10 (ten) CDIs you own as at 12:30pm on 28 September 2014 Australian Eastern Standard Time (7:30pm on September 27, 2014 U.S. Pacific Daylight Time) entitles you to one vote. You can vote by completing, signing and returning your CDI Voting Instruction Form. This form gives your voting instructions to CHESS Depositary Nominees Pty Ltd, which will vote the underlying shares on your behalf. You need to return the form no later than the time and date shown above to give CHESS Depositary Nominees Pty Ltd enough time to tabulate all CDI votes and to vote on the underlying shares. Signing Instructions Individual: Where the holding is in one name, the securityholder must sign. Joint Holding: Where the holding is in more than one name, all of the securityholders should sign. Power of Attorney: If you have not already lodged the Power of Attorney with the Australian registry, please attach a certified photocopy of the Power of Attorney to this form when you return it. Companies: Only duly authorised officer/s can sign on behalf of a company. Please sign in the boxes provided, which state the office held by the signatory (i.e. Sole Director, Sole Company Secretary or Director and Company Secretary). Delete titles as applicable. Comments & Questions: If you have any comments or questions for REVA Medical, Inc., please write them on a separate sheet of paper and return with this form. . GO ONLINE TO VOTE or turn over to complete the form www.investorvote.com.au Vote online or view the annual report, 24 hours a day, 7 days a week: Cast your vote Access the annual report Your secure access information is: . Control Number: 999999 PIN: 99999 Review and update your securityholding www.investorvote.com.au Online: . Samples/000001/000002/i *M000001Q02*

 I 9999999999 Change of address. If incorrect, mark this box and make the correction in the space to the left. Securityholders sponsored by a broker (reference number commences with ’X’) should advise your broker of any changes. CDI Voting Instruction Form Please mark to indicate your directions CHESS Depositary Nominees will vote as directed Voting Instructions to CHESS Depositary Nominees Pty Ltd STEP 1 I/We being a holder of CHESS Depositary Interests of REVA Medical, Inc. hereby direct CHESS Depositary Nominees Pty Ltd to vote the shares underlying my/our holding in accordance with the following directions at the 2014 Special Meeting of Sockholders to be held at the AGL Theatre, Museum of Sydney, located at the corner of Bridge and Phillip Streets, Sydney NSW 2000 on Friday, 31 October 2014 at 10:30am Australian Eastern Daylight Time (4:30pm on Thursday, October 30, 2014 U.S. Pacific Daylight Time) and at any adjournment or postponement of that meeting. By submitting this CDI Voting Instruction Form the undersigned hereby authorises CHESS Depositary Nominees Pty Ltd to appoint such proxies or their substitutes to vote in their discretion on such business as may properly come before the meeting. STEP 2 Items of Business PLEASE NOTE: If you mark the Abstain box for an item, you are directing CHESS Depositary Nominees Pty Ltd not to vote on your behalf on a show of hands or a poll and your votes will not be counted in computing the required majority. . SIGN Signature of Securityholder(s) This section must be completed. Individual or Securityholder 1 Securityholder 2 Securityholder 3 Sole Director and Sole Company Secretary Director Director/Company Secretary Contact Name Contact Daytime Telephone Date PROPOSALS I ND R V A 9 9 9 9 9 9 A / / XX 1. For the purpose of ASX Listing Rule 7.1 and for all other purposes, to approve the issuance of 250 Convertible Notes with a face value of US$100,000 each to the Noteholders on the terms and conditions set forth in the Proxy Statement. If you do not mark either the 'For', 'Against' or 'Abstain' box (as appropriate) your vote will not be counted. 2. For the purpose of ASX Listing Rule 7.1 and for all other purposes, to approve the issuance of 8,750,000 Options to purchase 8,750,000 shares of common stock to the Noteholders on the terms and conditions set forth in the Proxy Statement. 3. To approve an adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of Proposals 1 and 2.